UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
NCR CORPORATION
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Transform, connect and run your technology platform.

March 21, 2023

NCR Stockholders,

Over the last four years, NCR has transformed. We have become a software-led as-a-Service company that transforms, connects and runs stores, restaurants and digital-first retail banking. We have built strong relationships with our customers and posted steady growth.

Across all five of our business segments, our products are winning in the marketplace. In Commerce, we saw continued growth in NCR EmeraldTM among retailers and ongoing momentum in NCR Aloha across enterprise and SMB restaurant customers. Digital Banking continues winning in the market, demand for our ATM-as-a-Service solution is accelerating and we are gaining traction in merchant acquiring and our Allpoint network.

We had a very good year in 2022, with 10% total revenue growth (up 13% on a constant currency basis), recurring revenue growth of 16% (up 20% on a constant currency basis) and Adjusted EBITDA growth of 10% (up 16% on a constant currency basis). We also improved our Net Promoter Score to 52, showing we have created happy customers that view us as a valuable partner that transforms, connects and runs their technology platforms.

Our success has paved the way for our plan to separate into two independent, separately traded companies – one focused on digital commerce, the other on ATMs – by the end of 2023.

The separation will create two strong companies at scale, each with distinctive business goals and capital structures and allocation, as well as increased flexibility to innovate. Each company can simplify operations and focus on what it does best. Because they will have different growth profiles and economic models, separating will also provide investors with greater transparency and a better ability to value each of the businesses. Importantly, this approach will put us in the best position to drive the most competitive products and solutions for our customers.

As we prepare for a successful separation, our focus on our customers will not change. We will continue delivering high-quality products and the best customer experience.

Thank you for trusting NCR. The future is bright, and we are eager to share it with you.

Michael D. Hayford

Chief Executive Officer

NCR CORPORATION

March 21, 2023

NOTICE OF 2023 ANNUAL MEETING

AND PROXY STATEMENT

Dear Fellow NCR Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) for NCR Corporation, a Maryland corporation (“NCR” or the “Company”), that will be held on May 2, 2023 at 12:00 p.m. Eastern Time. This year’s Annual Meeting will again be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by visiting www.proxydocs.com/NCR to register prior to the deadline of 5:00 p.m. Eastern Time on April 21, 2023. As in the past, prior to the Annual Meeting you will be able to authorize a proxy to vote your shares on the matters submitted for stockholder approval at the Annual Meeting, and we encourage you to do so.

The accompanying notice of the Annual Meeting and proxy statement (“Notice”) tell you more about the agenda and procedures for the Annual Meeting. The proxy statement also describes how the Board of Directors of the Company operates and provides information about, among other matters, our director candidates, director and executive officer compensation and certain corporate governance matters. I look forward to sharing more information with you about NCR at the Annual Meeting.

As in prior years, we are offering our stockholders the option to receive NCR’s proxy materials via the Internet. We believe this option allows us to provide our stockholders with the information they need in an environmentally conscious form and at a reduced cost.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, I urge you to authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares on the Internet or by telephone, or, if you received the proxy materials by mail, you may also authorize a proxy to vote your shares by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on May 2, 2023.

Sincerely,

Frank R. Martire

Executive Chairman

NCR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NCR CORPORATION

Time:

12:00 p.m. Eastern Time

Date:

Tuesday, May 2, 2023

Place:

Virtual Meeting via webcast at www.proxydocs.com/NCR

The Annual Meeting will be held in a virtual format only on the Internet. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/NCR. You will also be able to vote your shares electronically at the Annual Meeting. For more information about our virtual meeting process, please see the Questions Relating to this Proxy Statement – Information about our Virtual Annual Meeting section of this proxy statement.

Purpose:

The holders of shares of common stock, par value $0.01 per share (the “common stock”), and shares of Series A Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), of NCR Corporation will, voting together as a single class, be asked to:

1.   Consider and vote upon the election of eleven individuals to the Board of Directors (the “Board of Directors”) as described in these proxy materials, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies;

2.   Consider and vote to approve, on a non-binding and advisory basis, the compensation of the named executive officers (Say on Pay), as described in these proxy materials;

3.   Consider and vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers (“Say on Frequency”), as described in these proxy materials;

4.   Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

5.   Consider and vote upon a proposal to amend the NCR Corporation 2017 Stock Incentive Plan; and

6.   Transact such other business as may properly come before the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and any postponement or adjournment of the Annual Meeting.

Other Important Information:

•   Record holders of NCR’s common stock and Series A Convertible Preferred Stock at the close of business on February 27, 2023 may vote at the meeting.

•   Your shares cannot be voted unless you virtually attend the Annual Meeting via webcast or they are represented by proxy. Whether or not you plan to virtually attend the Annual Meeting you are encouraged to read the proxy statement and authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented and voted at the Annual Meeting.

Copies of these proxy materials are available at SEC Filings | NCR Corporation and www.proxydocs.com/NCR. You may also obtain these materials on the SEC website at www.sec.gov or by contacting the Company’s Corporate Secretary at NCR Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007.

By order of the Board of Directors, James M. Bedore Executive Vice President, General Counsel and Secretary

March 21, 2023

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 2, 2023

This proxy statement and NCR’s 2022 Annual Report are available at www.proxydocs.com/NCR. Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of the proxy statement. The Company’s 2022 Annual Report is not proxy soliciting material.

NCR CORPORATION

NCR CORPORATION | 2023 Proxy Statement

NCR CORPORATION

864 Spring Street NW

Atlanta, GA 30308-1007

PROXY STATEMENT

2023 Annual Meeting of Stockholders

Time and Date	Location	Record Date

May 2, 2023 12:00 p.m. Eastern Time	www.proxydocs.com/NCR	Close of Business on February 27, 2023

How to Vote

Proxy Voting Methods
Internet www.proxypush.com/NCR	Telephone 1-866-250-6196	Mail Sign, date and mail your proxy card (record holders) or your voting instruction form (beneficial owners)

Proposals and Voting Recommendations

The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote upon the following five proposals:

Proposal No.	Description	Votes Required	Board Recommendation

1	Election of Each Director Nominee	Majority of the total votes cast for each nominee	✓ VOTE FOR EACH NOMINEE

2	Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers as described in these proxy materials	Majority of votes cast	✓ VOTE FOR

3	Say on Frequency: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers as described in these proxy materials	Majority of votes cast	✓ VOTE FOR 1 YEAR

4	Ratification of the Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2023	Majority of votes cast	✓ VOTE FOR

5	Second Amendment to the 2017 Stock Incentive Plan	Majority of votes cast	✓ VOTE FOR

NCR CORPORATION | 2023 Proxy Statement | 1

2022 Business Highlights

NCR is a software-led as-a-Service enterprise technology provider that runs stores, restaurants, and self-directed banking for our customers. 2022 was a challenging year as macro headwinds, which were almost all external uncontrollable impacts, had a significant effect on our business. The continued pandemic and the war in Ukraine had substantial impact on our transaction volumes and our ability to operate, including our exit from Russia. Supply chain disruptions and inflation negatively impacted our margins through higher component and transportation costs as well as escalating wages. Interest rates increased at an accelerated pace and led to higher operating expense for the vault cash we rent in our ATM fleet. Foreign exchange rates moved against American companies, including NCR, with the stronger dollar negatively impacting our revenue growth by 300 basis points and Adjusted EBITDA by 600 basis points.

Despite these challenges, we continued to make progress on our strategic initiatives while lowering our costs from operations. We reduced our staffing levels by approximately 7%, with roughly half of those reductions from attrition and the remainder from reductions in force. Our Net Promoter Score increased from 48 to 52, a major achievement from where we began in 2018 at 14. Happy customers make the rest of our strategy of transforming NCR into a software-led-as a-Service company possible.

We generated revenue of $7.8 billion, an increase of 10% compared to the prior year (up 13% on a constant currency basis). Recurring revenue grew by 16% compared to the prior year (up 20% on a constant currency basis) and now makes up 62% of our total revenue. Adjusted EBITDA increased 10% compared to the prior year (up 16% on a constant currency basis).

Overall, we made significant progress executing our strategic growth initiatives. Our key strategic metrics trended in the right direction and we made headway transforming NCR to a software-led as-a-Service company with higher recurring revenue streams.

NCR CORPORATION | 2023 Proxy Statement | 2

Board Composition Highlights

Our Board holds a diverse range of backgrounds, viewpoints and skills that enable its effectiveness and proactiveness and is committed to actively seeking underrepresented director candidates for consideration. Additionally, our Board continues to uphold and focus on the independence of Board members, exceeding the New York Stock Exchange (NYSE) listing standards. Even though our Chief Executive Officer, Michael D. Hayford, and Executive Chairman, Frank R. Martire, are both current members of the Board, neither of them serves as a member of any of the Board’s standing committees described in this proxy statement.

NCR’s Director Nominees:

91% are independent	18% self-identify as an ethnic minority	36% self-identify as women	3.05 years average tenure (as of the Record Date)	57.82 years average age (as of the Record Date)

NCR’s Board:

75% of Board Committee Chairs self-identify as women

Current NCR Directors	Independent	Audit Committee	Committee on Directors and Governance	Compensation and Human Resource Committee	Risk Committee

Mark W. Begor	✓		✓	✓

Gregory Blank	✓	✓	✓

Catherine L. Burke	✓		Chair		✓

Deborah A. Farrington	✓		✓	Chair

Georgette D. Kiser	✓		✓		Chair

Michael D. Hayford Chief Executive Officer

Kirk T. Larsen	✓	Chair		✓

Frank R. Martire Executive Chairman

Martin Mucci	✓	✓		✓

Joseph E. Reece Independent Lead Director	✓

Laura J. Sen	✓	✓			✓

Glenn W. Welling	✓	✓		✓

NCR CORPORATION | 2023 Proxy Statement | 3

Executive Compensation Highlights

Executive Compensation Philosophy and Design

Our executive compensation program is designed to align executive pay with company performance and stockholders’ interests. In 2022, we made significant changes in our executive pay programs to achieve better alignment. These changes included: (1) a redesign of our long-term incentive plan to be 100% performance-based, and incorporate a rigorous relative total shareholder return (rTSR) measure, weighted at 40%, into the plan; (2) a redesign of our Annual Incentive Plan (AIP) by adding a revenue measure as an important driver of stockholder value; (3) enhanced goal rigor; and (4) avoiding special awards outside of our plans.

Pay for Performance Results

The Compensation and Human Resource Committee made no changes to the salary, target bonus, or long-term incentive grant values of any of our named executive officers, except to increase the target long-term incentive grant value for Mr. Layden(1).

As reflected in our Business Highlights above, 2022 was a solid year in most respects, considering the impact of the continuing pandemic, the war in Ukraine, supply chain disruptions, inflation and rising interest rates. We achieved 10% total revenue growth against a goal of 12% and achieved a four-point improvement in our Net Promoter Score (NPS), signaling customer enthusiasm for our products, platforms, and services. However, our AIP requires that we meet threshold performance on EBITDA(2) in order to fund executive awards, and because we did not meet this funding gate, we did not pay annual bonuses for fiscal year 2022 performance.

For the three years ending on December 31, 2022, we generated above-target performance on recuring revenue growth and approximated target performance on EBITDA(2) growth. As a result, our 2020-2022 performance-based restricted stock unit (PBRSU) grant paid out 108.7% of target.

Our pay for performance, as reflected in the new disclosure shown in the Executive Compensation—Compensation Discussion & Analysis section of this proxy statement, shows strong alignment with realized/realizable CEO pay tracking total shareholder return (TSR) over the last three years.

“Say on Pay” Vote Result

At NCR’s 2022 Annual Meeting, stockholders approved the Company’s “Say on Pay” proposal with 94% of the votes cast in support of our executive compensation program. In 2022, we continued to conduct significant stockholder outreach. We met with several of our largest institutional stockholders, representing approximately 23%(3) of the shares outstanding. These outreach efforts reaffirmed the integrity of our 2022 executive pay programs.

Looking Forward to the 2023 AIP and 2023-2025 PBRSU Plans

For the year ahead, we are undertaking bold actions designed to benefit our stockholders. As a result, we have designed our 2023 AIP as well as our 2023-2025 PBRSU plan to further align with these efforts and reinforce the importance of delivering results to our stockholders. These changes include:

●	For 2023, the AIP will be entirely focused on meeting rigorous financial and customer performance requirements. ESG factors will be captured in the individual ratings of our executive team members

●

The 2023-2025 PBRSU plan will be focused on driving our strategic process and achieving superior TSR outcomes for our stockholders. To galvanize our team efforts and enhance retention during this process, we delivered our 2023-2025 PBRSU grant earlier to non-Section 16 participants in December 2022. This grant will increase our share usage for fiscal year 2022, but will be offset by no grant in fiscal year 2023 for these participants. Grants to Section 16 participants have been made in February 2023 on our normal grant time.

(1) Mr. Layden was a consultant prior to October 1, 2021 at which point he become a full-time employee of NCR. His LTI grant increased in February 2022 to compensate for that period when no awards were granted to Mr. Layden.

(2) “EBITDA” means earnings before interest, tax and depriciation and amoritization adjusted for our incentive plan purposes as set forth in the Executive Compensation—Compensation Discussion & Analysis section.

(3) The calculation of the percentage represents stockholder outreach throughout 2022 and is based on the number of outstanding Company shares as of December 31, 2022. This percentage may include stockholder outreach to persons who held stock at the time of the outreach but no longer held stock as of December 31, 2022.

NCR CORPORATION | 2023 Proxy Statement | 4

Environmental, Social and Governance Highlights

After establishing our environmental, social and governance (ESG) priorities in 2020, we have delivered on, are working towards, and are continuing to expand on our ESG efforts and commitments. Some notable highlights from 2022 include:

●	A commitment for NCR to be a net-zero emitter of greenhouse gas (GHG) emissions by 2050

●

First-ever public disclosure of GHG emissions baseline data (2019 – 2021) and implementation of an inventory management plan for Scope 1 and 2 emissions informed by the GHG Protocol Corporate Accounting and Reporting Standard

●	Aligning our ESG priorities with the Sustainability Accounting Standards Board (SASB) standards for the Software & IT Services industry and publishing our first company SASB-aligned ESG report

●

Publishing our first Inclusion, Diversity, Equity, Allyship & Storytelling (IDEAS) report including our commitment to promoting a diverse and equitable workforce and our baseline diversity data which includes global gender and US-based race/ethnicity reporting

●

An upgrade to ‘A’ rating in MSCI Inc.’s annual assessment of NCR’s overall ESG program, including an achievement of an 8.7 on a 10-point scale, relative to the Software and Services industry average of 6.7, in MSCI Inc.’s assessment of NCR’s privacy and data security programs

●	Achieving a top security rating of ‘Advanced’ on BitSight Technologies Inc.’s Company Overview Report of NCR

●	A two-step rating improvement from CDP (formerly Carbon Disclosure Project) regarding NCR’s score on our annual CDP climate questionnaire submission

●	Being recognized by The Human Rights Campaign Foundation as one of the best places to work for LGBTQ Equality in 2022, for which we scored 100 percent on the corporate equality index

●

Continuing our strong commitment to expand the work of the NCR Foundation and increase giving centered around three focus areas: STEM education; economic development; and disaster recovery. In 2022, The NCR Foundation approved 42 grants totaling approximately $4 million

Our Commitment to ESG

At NCR, we, our Board, our Executive Officers and our people, remain committed to creating positive change that supports an innovative and sustainable future in a responsible way. Our business strategy directly aligns with the ESG priorities that we established in 2020 and having a greater focus on software and services offers us a new and different environmental footprint profile. This business strategy concentrates on customer satisfaction and harnessing our culture of innovation. Our concentrated approach to customer satisfaction is two-fold: we intend to represent the ESG qualities our customers are expecting, and we intend and encourage for our employees to fulfill and answer these expectations.

To highlight the importance of the customer-first culture, each employee participating in our Annual Incentive Plan has a portion of his or her compensation linked to Net Promoter Score (NPS), a measure of customer experience. These efforts have shown results. We have increased our NPS scores by 271 percent since 2018.

While our Annual Incentive Plan historically included an NPS goal that accounted for 20 percent of the annual payout for our NEOs and other eligible executives, we modified that plan in 2021 to include a +/- 20 percent “Stakeholder Metrics” modifier to address both ESG goals (+/- 10%) and NPS goals (+/- 10%). This Stakeholder Metrics modifier could increase or decrease 2021 bonus payouts by 20 percent based on our ESG and NPS performance. In 2022, we have strengthened our commitment to meeting our ESG goals by shifting the annual incentive payout modifier to independent, stand-alone metrics for ESG and NPS

NCR CORPORATION | 2023 Proxy Statement | 5

performance (instead of a modifier) representing 10 percent of the final 2022 annual incentive payout for each category (combined ESG and NPS goals weighted 20% in the aggregate). ESG goals include measures related to employee satisfaction (eNPS), workforce diversity reporting, data privacy and security program performance and GHG emissions reporting and reduction commitments. The performance results for these updated Stakeholder Metrics under the 2022 Annual Incentive Plan can be found in the Executive Compensation – Compensation Discussion & Analysis section below.

To align our customers’ expectations and our ESG priorities with those of our key stakeholders, NCR conducted a comprehensive ESG materiality assessment and used the findings from our study to inform our ESG strategic priorities. In addition, we intend to publish our first-ever annual company ESG report in 2023.

ESG Oversight

NCR is committed to a strong oversight mechanism of ESG issues. We believe that ESG considerations should be fully integrated within an organization and start at the top with that philosophy. The Board has direct oversight of ESG activities through its Risk Committee. However, the oversight of ESG activities is not confined solely to the Risk Committee. For example, the Committee on Directors and Governance is responsible for the oversight of ethics and compliance programs. The Audit Committee may liaise with the Risk Committee on matters relating to compliance, risk management and information security, and also shares a number of additional oversight responsibilities with the Risk Committee with clearly delineated responsibilities. Finally, the Compensation and Human Resource Committee has included ESG metrics in its compensation decisions.

Our Chief Risk Officer has primary oversight for the Company’s Enterprise Risk Management (ERM) programs, including business continuity planning (BCP) and third-party risk management (TPRM), details of which are reported to the Risk Committee. NCR’s ERM programs support NCR’s strategic objectives and corporate governance responsibilities. The ERM programs include the following primary objectives:

●	Establish a standard risk framework and supporting policies and processes to identify, assess, respond to, and report on business risks and opportunities

●	Establish clear roles and responsibilities in support of the Company’s risk management activities

●	Ensure appropriate independent oversight of business risks and opportunities and the impacts of related business decisions on the Company’s risk profiles and tolerances

●	Ensure appropriate communication and reporting of business risks and opportunities including related response strategies and controls to NCR’s executive leadership and Board of Directors

●	Provide relevant training to executives, managers and employees.

Our Chief Risk Officer also supports the Executive Leadership Team’s ESG initiatives and reports on those activities to the Risk Committee. In addition to the Chief Risk Officer, our Chief Ethics & Compliance Officer has a direct channel to the Board. Further, our Chief Ethics & Compliance Officer oversees investigations pertaining to fraud, conflicts of interest, violations of laws, and other similar matters, and reports on those activities to one or more Committees of the Board. All of these channels to the Board are designed to: prevent ESG risks and initiatives from being siloed into one channel and provide a clear and accurate picture of ESG developments.

Business Ethics and Integrity

Our Code of Conduct sets forth standards designed to uphold our values and foster integrity in our relationships with one another and our valued stakeholders. Our Code of Conduct is available at https://www.ncr.com/company/corporate-governance/code-of-conduct.

Everyone at NCR is required to annually take our Code of Conduct training, available in 17 languages. Since 2008, NCR has achieved 100% timely completion of its Code of Conduct training. The Code of Conduct

NCR CORPORATION | 2023 Proxy Statement | 6

training is revised annually, taking into account the prior year’s compliance matters and the Company’s compliance risks.

Our Ethics and Compliance Program is responsible for managing the Company’s adherence to the Code of Conduct. Further, our Chief Ethics & Compliance Officer oversees investigations pertaining to fraud, conflicts of interest, violations of laws, and other similar matters, and reports on those activities to one or more Committees of the Board.

Data Protection, Privacy and Security

At NCR, we are proud of our data protection, cybersecurity, and privacy programs. These initiatives receive oversight from the Risk Committee, as well as several members of our Executive Leadership Team including the Chief Operating Officer, General Counsel, Chief Security Officer, and Chief Information Officer. NCR’s Chief Information Security Officer and Chief Privacy Officer are responsible for management of these programs. Additional support is provided by our Chief Ethics & Compliance Officer.

In December 2022, in connection with our broader ESG efforts, MSCI Inc., a leading provider of decision support tools for the global investment community, assessed NCR’s privacy and data security programs as an 8.7 on a 10-point scale, relative to the software and services industry average of 6.7.

NCR supports appropriate privacy protections for those with whom we interact. We foster a culture that values the privacy rights of individuals. Under the direction of NCR’s Chief Privacy Officer, the program offers thought leadership, advice and guidance on privacy practices such as: complying with privacy laws and regulations; designing solutions with privacy in mind; implementing contracts governing intracompany activities; minimizing the collection of data; providing meaningful notice and choice; and safeguarding information. The program is supported by privacy attorneys, privacy program managers within the business, and data protection officers in various locations internationally. Many of these privacy professionals have industry recognized privacy certifications from the International Association of Privacy Professionals.

Under the direction of NCR’s Chief Security Officer and Chief Information Security Officer, the Global Information Security organization is responsible for implementing and maintaining an information security program with the goal to protect information technology resources and protect the confidentiality and integrity of data gathered on our people, partners, customers, and business assets. Also, we employ various information technology and protection methods designed to promote data security including firewalls, intrusion prevention systems, denial of service detection, anomaly-based detection, anti-virus/anti-malware, endpoint encryption and detection and response software, Security Information and Event Management system, identity management technology, security analytics, multi-factor authentication and encryption.

To further our commitment to data privacy and cybersecurity:

●	NCR maintains the ISO 27001 certification for certain NCR locations throughout the United States, Europe, and India

●	Third-party audits for PCI-DSS, PA-DSS and SSAE-18 SOC2 are conducted for certain service offerings

●

NCR maintains a robust information security awareness and training program. Employees and contingent workers are required to complete training within 30 days of hire, as well as an annual refresher course. Additionally, NCR performs regular testing to help ensure employees can identify email “phishing” attacks

●	NCR’s corporate insurance policies include certain information security risk policies that cover network security, privacy and cyber events

●	Our NCR Privacy Policy can be found on the Company website for further viewing at https://www.ncr.com/privacy

NCR CORPORATION | 2023 Proxy Statement | 7

Diversity, Equity and Inclusion

At NCR, we believe diversity is a fact, and inclusion is an act. A diverse workforce not only promotes a culture of inclusiveness but ensures that various perspectives are expressed, leading to greater creativity and productivity. A diverse workforce will also improve our customer relationships, as the culture of inclusiveness we foster helps our employees understand the nuances of the markets in which we operate. We believe in the power and value of diversity and strive to build a globally inclusive workplace where all people are treated fairly. We seek to include everyone, lead with empathy, and make our communities better. We encourage IDEAS (Inclusion, Diversity, Equity, Allyship, and Storytelling) and inspire each other to be our authentic selves.

We are proud to have four female directors serving on our Board. Notably, 75% of the Board’s committees are chaired by women.

Diversity by the numbers

We continue to publish our global and U.S. diversity data*, which is reported in alignment with the SASB framework for the Software & IT services industry. Below are a few highlights:

63	24%	42%	28%
countries in which approximately 35,000 of our employees reside	of our global workforce self-identify as women	of our U.S. workforce self-identify as ethnically and/or racially diverse	of our U.S. management positions are held by people who self-identify as women

* Based on data as of November 30, 2022, for NCR Corporation and its subsidiaries.

Environmental Management

We have set the ambitious goal to achieve Net-Zero by 2050 by developing science-based plans and targets to help us meet that goal. To help us achieve this goal, we have started working on transitioning our fleet of vehicles to Electric Vehicles (EV).

We are committed to managing our environmental footprint and protecting the global communities in which we operate. We strive to minimize the environmental impact of our products and operations while also delivering innovative technologies and solutions designed to support businesses and consumers in their efforts to operate responsibly. For example, NCR uses remote sensing technology to solve customer equipment issues, which reduces the number of maintenance visits and reduces our carbon footprint. In the past two years, our remote monitoring and diagnostics capabilities and other dispatch avoidance programs resulted in over 1.1 million eliminated service dispatch trips.

We recognize the importance of minimizing our environmental footprint through energy and greenhouse gas (GHG) management. That is why we continue to report our Scope 1 and Scope 2 emissions from our global facilities and service operations through CDP (formerly Carbon Disclosure Project). We complete the annual CDP climate change questionnaire and evaluate our environmental management progress annually to better understand our areas of opportunity to make a true impact. In 2022, we achieved a two-step rating improvement from CDP on our annual submission.

We are proud to continue public disclosure of our Scope 1 and Scope 2 greenhouse gas (GHG) emissions data, which has been measured and calculated in alignment with the GHG Protocol Standard. Our emissions data for the past three years is as follows:

	Metric tons CO2e
	2020	2021	2022
Scope 1	119,989	128,016	158,365
Scope 2	10,172	10,717	12,558

We are committed to continued accuracy and transparency and regularly refine our data collection and calculation methodology. In 2022, our scope 1 and 2 emissions increased with the inclusion of emissions related to our recent acquisition of Cardtronics plc (Cardtronics), improvements in data collection systems and enhancements of our calculation and reporting methodologies.

To learn more about our ESG strategy and key initiatives, including updates on our latest progress, we encourage you to visit our ESG Hub (www.ncr.com/about/ESG).

NCR CORPORATION | 2023 Proxy Statement | 8

Proposal 1 – Election of Directors

The Board of Directors recommends that you vote FOR each of Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Michael D. Hayford, Georgette D. Kiser, Kirk T. Larsen, Martin Mucci, Joseph E. Reece, Laura J. Sen and Glenn W. Welling, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies.

The holders of shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote on each of the eleven director nominees up for election, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies. Proxies solicited by the Board and properly authorized will be exercised for the election of each of the eleven nominees: Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Michael D. Hayford, Georgette D. Kiser, Kirk T. Larsen, Martin Mucci, Joseph E. Reece, Laura J. Sen and Glenn W. Welling, unless you elect to vote against or abstain from voting with regard to any nominee. The Board has no reason to believe that any of these nominees will be unable to serve. However, if one of them should become unable to serve prior to the Annual Meeting, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by properly authorized proxies that were voted in favor of the nominee that became unable to serve will be voted FOR the substitute nominee.

Mr. Frank Martire, Jr., a member of NCR Corporation’s Board of Directors since 2018, will not be standing for re-election and his term as director will cease effective as of the date of the Company’s 2023 Annual Meeting, which is scheduled to be held on May 2, 2023. Mr. Martire is leaving to pursue other opportunities. NCR thanks Mr. Martire for his many contributions to NCR during his service as Executive Chairman and as a member of the NCR Board of Directors.

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors recommends that you vote FOR the election of each of Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Michael D. Hayford, Georgette D. Kiser, Kirk T. Larsen, Martin Mucci, Joseph E. Reece, Laura J. Sen and Glenn W. Welling as directors, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies. Properly authorized proxies received by the Board will be voted FOR all nominees for which the stockholder may vote unless they specify otherwise.

Vote Required for Approval

The affirmative vote of a majority of the total votes cast for and against each nominee by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy), with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, is required to elect each nominee. Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the vote required to elect each of these director nominees.

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Nominees for Election

The name, age, principal occupation, other business affiliations and certain other information regarding each nominee for election as a director are set forth below, along with a description of the qualifications that led the Committee on Directors and Governance to conclude that he or she meets the needs of the Board and supports the advancement of the Company’s long-term strategy. The age reported for each director is as of the filing date of this proxy statement.

Mark W. Begor Age: 64 DIRECTOR SINCE: 2020 NCR COMMITTEES: Compensation and Human Resource, Directors and Governance

Mark W. Begor is Chief Executive Officer and a member of the Board of Directors of Equifax, Inc. (“Equifax”), a consumer credit reporting agency, a position he has held since April 2018. Prior to that he served as a Managing Director in the Industrial and Business services group at Warburg Pincus LLC (“Warburg Pincus”), a private equity firm, from 2016 to 2018. Prior to joining Warburg Pincus, Mr. Begor spent 35 years at General Electric Company (“GE”), most recently as President and Chief Executive Officer of GE’s energy management business from 2014 to 2016. Mr. Begor also served as Senior Vice President and a member of GE’s 30-person Corporate Executive Council and the GE Capital Board, and as a GE Officer for 19 years. He also served as a member of the Board of Directors of Fair Isaac Corporation from 2016 to 2018. Mr. Begor became a director of NCR on February 26, 2020 and has served as independent Lead Director of NCR from April 20, 2021 to November 4, 2022.

Qualifications: Mr. Begor’s qualifications include extensive leadership roles; his industry expertise; his current and prior experience as a director and committee member of other public companies; and his independence.

Other Current Public Directorships: Equifax, Inc.

Gregory Blank Age: 42 DIRECTOR SINCE: 2015 NCR COMMITTEES: Audit, Directors and Governance

Gregory Blank is a Senior Managing Director of The Blackstone Group, Inc. (“Blackstone”), an American multi-national private equity, alternative asset management and financial services firm based in New York where he focuses on investments in the digital infrastructure sector. Since joining Blackstone in 2009, Mr. Blank has been involved in the execution of many of Blackstone’s investments, including most recently in Kronos, Blue Yonder, Paysafe, Ipreo, Optiv, Signature Aviation, QTS Realty Trust, and Hotwire Communications. He previously served as a director of Kronos, Travelport Worldwide Limited (“Travelport”), Ipreo, Optiv and The Weather Company. Mr. Blank is a member of the Board of Directors of Signature Aviation, Hotwire Communications and QTS Realty Trust. Mr. Blank became a director of NCR on December 4, 2015.

Qualifications: Mr. Blank’s qualifications include his significant private equity and mergers and acquisitions experience with Blackstone; his experience evaluating and managing acquisitions and investments in the technology and telecommunications industries; his experience as a director of other public and private companies; his financial expertise and literacy; his prior service on Travelport’s Audit Committee; and his independence.

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Catherine L. Burke Age: 47 DIRECTOR SINCE: 2019 NCR COMMITTEES: Directors and Governance (Chair), Risk

Catherine L. Burke is Vice Chairman at Daniel J. Edelman Holdings, Inc. (“Edelman”), a portfolio of companies and divisions that provide businesses with a full suite of communications and public affairs solutions. From 2008 to 2015, Mrs. Burke served in a variety of executive roles at Edelman including Chief Corporate Strategy Officer, Global Chairman of Public Affairs and Global President of Practices and Sectors. Mrs. Burke previously served as Executive Vice President of Marketing and Communications at Nielsen where she was a member of the Executive Committee and founded and managed a communications firm, Katie Burke Communications, until she returned to Edelman in 2018. She currently serves as a director of Black Knight, Inc. Mrs. Burke became a director of NCR on September 23, 2019.

Qualifications: Mrs. Burke’s qualifications include her extensive experience and senior leadership roles in marketing, communications strategy and execution, and operations; her domestic and international experience in those areas; her financial literacy; her current public company board experience; and her independence.

Other Current Public Directorships: Black Knight, Inc.

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Deborah A. Farrington Age: 72 DIRECTOR SINCE: 2017 NCR COMMITTEES: Compensation and Human Resource (Chair), Directors and Governance

Deborah A. Farrington is a founder and President of StarVest Management, Inc., the management company for StarVest Partners, L.P., and since 1999 has been a general partner of StarVest Partners, L.P. (“StarVest Partners”), a venture capital fund that invests primarily in technology enabled business services and emerging software companies. From 1993 to 1997, Ms. Farrington was President and Chief Executive Officer of Victory Ventures, LLC, a New York-based private equity investment firm (“Victory Ventures”). Also, during that period, she was a founding investor and Chairman of the Board of Staffing Resources, Inc., a diversified staffing company. Prior to 1993, Ms. Farrington held management positions with Asian Oceanic Group in Hong Kong and New York, Merrill Lynch & Co. Inc. in Hong Kong and New York, and the Chase Manhattan Bank. Ms. Farrington was Lead Director and Chairman of the Compensation Committee of NetSuite, Inc. (“NetSuite”), a NYSE-listed company, until its sale to Oracle Corporation in November 2016 for $9.4 billion. She previously served as a member of the Board of Directors of Collectors Universe, Inc. from 2003 to 2020; and RedBall Acquisition Corp from 2020 to 2022. Ms. Farrington is a member of the Board of Directors of Ceridian HCM Holding Inc., where she is Chairman of the Nominating and Governance Committee and a member of the Audit Committee; and Cumulus Media, Inc., where she a member of the Audit Committee. Ms. Farrington became a director of NCR on November 27, 2017.

Qualifications: Ms. Farrington’s qualifications include her significant software industry and entrepreneurial experience as a long-time investor in emerging software and business services companies as a founder and general partner of StarVest Partners; her management experience as President of StarVest Partners management, as President and Chief Executive Officer of Victory Ventures, and her prior management roles; her leadership experience, including as Lead Director of NetSuite; her current and prior public company board and board committee experience; her financial literacy and expertise; and her independence.

Other Current Public Directorships: Ceridian HCM Holding Inc., Cumulus Media, Inc.

Former Public Company Directorships Held in the Past Five Years: Collectors Universe, Inc., RedBall Acquisition Corp.

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Michael D. Hayford Chief Executive Officer Age: 63 DIRECTOR SINCE: 2018

Michael D. Hayford is Chief Executive Officer of NCR, a position he has held since April 2018. Mr. Hayford was most recently Founding Partner of Motive Partners, an investment firm focused on technology-enabled companies that power the financial services industry. From 2009 until his retirement in 2013, Mr. Hayford served as the Executive Vice President and Chief Financial Officer at Fidelity National Information Services, Inc. (“FIS”), a financial services technology company. Prior to joining FIS, Mr. Hayford was with Metavante Technologies, Inc. (“Metavante”), a bank technology processing company, from 1992 to 2009. He served as the Chief Operating Officer at Metavante from 2006 to 2009 and as the President from 2008 to 2009. From 2007 to 2009, Mr. Hayford also served on the Board of Directors of Metavante. Mr. Hayford was a member of the Board of Directors and the Audit Committee of Endurance International Group Holdings, Inc. from 2013 to 2019, and was a member of the Board of Directors and Chairman of the Audit Committee of West Bend Mutual Insurance Company from 2007 to 2018. Mr. Hayford became a director of NCR on April 30, 2018.

Qualifications: Mr. Hayford’s qualifications include his significant leadership and management experience in his previous roles at FIS and Metavante, as well as his current role at NCR; his industry expertise including in the financial services industry and bank technology processing; and his current and prior experience as a director and committee member of other public companies.

Former Public Company Directorships Held in the Past Five Years: Endurance International Group Holdings, Inc., West Bend Mutual Insurance Company

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Georgette D. Kiser Age: 55 DIRECTOR SINCE: 2020 NCR COMMITTEES: Risk (Chair), Directors and Governance

Georgette D. Kiser is an independent advisor who helps lead due diligence and technical strategies across various private equity and venture capital firms. Since May 2019, she has served as an Operating Executive at The Carlyle Group (“Carlyle”), an American multinational private equity, alternative asset management and financial services corporation. From January 2015 to May 2019, Ms. Kiser served as a Managing Director and the Chief Information Officer for Carlyle. From 1996 to 2015, Ms. Kiser served as Vice President of T. Rowe Price Associates, Inc. (“T. Rowe Price”), an American publicly owned global asset management firm that offers funds, advisory services, account management, and retirement plans and serves for individuals, institutions, and financial intermediaries. Prior to T. Rowe Price, Ms. Kiser worked for General Electric Company (“GE”) within their Aerospace Unit. Ms. Kiser is a member of the Board of Directors of Aflac Incorporated, Adtalem Global Education Inc., and Jacobs Engineering Group Inc. Ms. Kiser became a director of NCR on February 7, 2020.

Qualifications: Ms. Kiser’s qualifications include her extensive senior leadership and management experience in her position at Carlyle and her former positions with T. Rowe Price and GE; her current and prior public company board and committee experience; her technology, data security and digital platform expertise; her risk management expertise; her financial literacy and expertise; and her independence.

Other Current Public Directorships: Aflac Inc., Adtalmen Global Education Inc., Jacobs Engineering Group, Inc.

Kirk T. Larsen Age: 51 DIRECTOR SINCE: 2019 NCR COMMITTEES: Audit (Chair), Compensation and Human Resource

Kirk T. Larsen is the President and Chief Financial Officer of Black Knight, Inc. (“Black Knight”), a provider of software, data and analytics to the mortgage and consumer loan, real estate and capital markets verticals, a position he has held since May 2022. From January 2014 to May 2022, Mr. Larsen was Executive Vice President and Chief Financial Officer of Black Knight, Inc. From January 2014 to April 2015 also served as the Executive Vice President and Chief Financial Officer of ServiceLink, a national provider of loan transaction services to the mortgage industry. From July 2013 to December 2013, Mr. Larsen served as Corporate Executive Vice President, Finance and Treasurer, and from October 2009 to July 2013, served as Senior Vice President and Treasurer of Fidelity National Information Services, Inc. (“FIS”), a financial services technology company. He has also held senior leadership positions in finance, investor relations and financial planning and analysis in the fintech, payments and information technology industries at FIS, as well as with companies like Rockwell Automation, Inc., and Ernst & Young LLP. Mr. Larsen became a director of NCR on September 23, 2019.

Qualifications: Mr. Larsen’s qualifications include his significant experience in leadership roles in publicly held technology companies including Black Knight and FIS; his expertise in mergers and acquisitions, technology and software; his financial literacy and expertise; and his independence.

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Martin Mucci Age: 63 DIRECTOR SINCE: 2021 NCR COMMITTEES: Audit, Compensation and Human Resource

Martin Mucci is Chairman of Paychex, Inc. (“Paychex”), a provider of integrated human capital management solutions for human resources, payroll, benefits, and insurance services for small-to medium-sized businesses. He was appointed Chairman of Paychex on December 1, 2021 and served as Chief Executive Officer from September 2010 to October 14, 2022. He served as President of Paychex from September 2010 to December 2021. Mr. Mucci joined Paychex in 2002 as Senior Vice President, Operations. Prior to joining Paychex, he held senior level positions with Frontier Communications, a telecommunications company, including President of Telephone Operations and Chief Executive Officer of Frontier Telephone of Rochester. Mr. Mucci was a member of the Board of Directors of Cbeyond, Inc. until it was purchased by Birch Communications, Inc. in July 2014. He is a member of an advisory team for Madison Dearborn Partners, LLC, a leading private equity investment firm based in Chicago. Mr. Mucci became a director of NCR on April 20, 2021.

Qualifications: Mr. Mucci’s qualifications include his significant experience in leadership roles in technology and telecommunications companies; his current role as Chairman of Paychex; his financial literacy and expertise; and his independence.

Other Current Public Directorships: Paychex, Inc.

Joseph E. Reece Independent Lead Director Age: 61 DIRECTOR SINCE: 2022

Joseph E. Reece has been a Managing Partner of SilverBox Capital LLC, and its predecessors, (“SilverBox”), since 2015. SilverBox is an alternative investment manager operating across multiple platforms. Mr. Reece also served as a consultant to BDT & Company form October 2019 to November 2021 He previously served as Executive Vice Chairman and Head of UBS Securities, LLC’s (“UBS”) Investment Bank for the Americas from 2017 to 2018 and was also Co-Head of Risk. Prior to working at UBS, Mr. Reece worked at Credit Suisse from 1997 to 2015, in roles of increasing responsibility, including serving as Global Head of Equity Capital Markets and Co-Head of Credit Risk. Joe’s prior experience includes practicing as an attorney for ten years, including at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP and at the United States Securities Exchange Commission, where he ultimately served as Special Counsel to the Division of Corporation Finance. Mr. Reece currently serves as a member of the Board of Directors of Compass Minerals Inc., where he serves as its Chairman, and on the Board of Directors of Quotient Technology Inc. He previously served as a member of the Board of Directors of SilverBox Engaged Merger Corp I., UBS Securities, LLC, Atlas Technical Consultants, Inc. and its predecessor company, Boxwood Merger Corp., Del Frisco’s Restaurant Group, Inc., RumbleOn, Inc, CST Brands, Inc., and LSB Industries, Inc. Mr. Reece became a director of NCR and was appointed as independent Lead Director on November 4, 2022.

Qualifications: Mr. Reece’s qualifications include his current and prior experience as a director of other public companies; his significant finance and investment experience; his broad industry experience; his experience leading companies in operational, financial and strategic matters; and his independence.

Other Current Public Directorships: Compass Minerals, Inc., Quotient Technology, Inc.

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Laura J. Sen Age: 66 DIRECTOR SINCE: 2022 NCR COMMITTEES: Audit, Risk

Laura J. Sen most recently served as the Non-Executive Chairman of the Board of Directors of BJ’s Wholesale Club, Inc. (“BJ’s”), a membership-only warehouse chain, from January 2016 to April 2018 and was Chief Executive Officer of BJ’s from 2009 to 2016. Ms. Sen served as BJ’s Chief Operating Officer from 2008 to 2009 and served as BJ’s Executive Vice President of Merchandising and Logistics from 2007 to 2008. From 2003 to 2006, Ms. Sen was the Principal of Sen Retail Consulting, advising companies in the retail sector in the areas of merchandising and logistics. Ms. Sen is a member of the Board of Directors of Burlington Stores, Inc., where she serves on the Audit Committee. Ms. Sen is also a member of the Board of Directors of Massachusetts Mutual Life Insurance Company, a privately held company. Ms. Sen previously served as a director of EMC Corporation, rue21, inc., Abington Savings Bank and the Federal Reserve Bank of Boston. Ms. Sen became a director of NCR on May 2, 2022.

Qualifications: Ms. Sen’s qualifications include her current and prior experience as a director of other public companies; her significant leadership and management experience in leading a growth company and serving on boards of significant companies in the retail industry; her financial expertise; and her independence.

Other Current Public Directorships: Burlington Stores, Inc.

Former Public Company Directorships Held in the Past Five Years: EMC Corporation, rue21, Inc., Abington Savings Bank, the Federal Reserve Bank of Boston

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Glenn W. Welling Age: 52 DIRECTOR SINCE: 2022 NCR COMMITTEES: Audit, Compensation and Human Resource

Glenn W. Welling is the Founder and Chief Investment Officer of Engaged Capital, LLC (“Engaged Capital”), an investment company he founded in 2012. From 2008 to 2012, Mr. Welling was a Principal and Managing Director at Relational Investors (“Relational”), an investment fund, where he was responsible for managing the fund’s consumer, healthcare and utility investments. From 2002 to 2008, Mr. Welling was a Managing Director at Credit Suisse Group, AG, a leading global financial services company, where he was the Global Head of the Investment Banking Department’s Advisory Businesses, which included the Buy-Side Insights (“HOLT”) Group, Financial Strategy Group and Ratings Advisory Group. From 1999 to 2002, Mr. Welling served as Partner and Managing Director of HOLT Value Associates, L.P., a then-leading provider of independent research and valuation services to asset managers. Prior to that, he was the Managing Director of Valuad U.S., a financial software and advisory company, and senior manager at A.T. Kearney, one of the world’s largest global consulting firms. Mr. Welling currently serves as a director of BRC, Inc. He previously served as director of The Hain Celestial Group, Inc., Medifast, Inc., Jamba, Inc., TiVo Corporation and has chaired or served on a variety of public company committees, including Audit, Compensation, Nominating & Governance and Strategy. Mr. Welling was recognized by The National Association of Corporate Directors (NACD) as one of the 100 most influential directors in corporate boardrooms in 2018. From 2017 to 2019 he also served on the Corporate Governance Advisory Council of the Council of Institutional Investors. Mr. Welling became a director of NCR on May 2, 2022.

Qualifications: Mr. Welling’s qualifications include his current and prior experience as a director of other public companies; his significant finance and investment experience; his broad industry experience; his experience leading companies in operational, financial and strategic matters; and his independence.

Other Current Public Directorships: BRC, Inc.

Former Public Company Directorships Held in the Past Five Years: The Hain Celestial Group, Inc., Medifast, Inc., Jamba, Inc., TiVo Corporation

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Qualifications, Attributes, Skills and Experiences Represented by the Director Nominees

More Information About Our Board of Directors

The Board oversees management in directing the overall performance of the Company on behalf of the stockholders of the Company. Members of the Board stay informed of the Company’s business by participating in Board and committee meetings (including regular executive sessions of the Board), by reviewing materials provided to them prior to the meetings and otherwise, and through discussions with the Chief Executive Officer and other members of management and staff.

Corporate Governance

General

The Board is elected by the stockholders of the Company to oversee and direct the management of the Company. The Board acts as an advisor to senior management and monitors its performance. The Board reviews the Company’s strategies, financial objectives, and operating plans. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees the Company’s compliance efforts.

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To help discharge its duties and responsibilities, the Board has adopted the Corporate Governance Guidelines that address significant corporate governance issues, including, among other things: the size and composition of the Board; director independence; Board leadership; roles and responsibilities of the Board; risk oversight; director compensation and stock ownership; committee membership and structure, meetings and executive sessions; and director selection, training and retirement. The Corporate Governance Guidelines, as well as the Board’s committee charters, are found under “Corporate Governance” on the “Company” page of NCR’s website at https://www.ncr.com/about/corporate-governance. You also may obtain a written copy of the Corporate Governance Guidelines, or any of the Board’s committee charters, by writing to NCR’s Corporate Secretary at the address listed in the Communications with Directors section of this proxy statement.

Independence

In keeping with our Corporate Governance Guidelines policy, a substantial majority of our Board is independent, which exceeds the NYSE listing standards. Under the standards of independence set forth in Exhibit B to the Corporate Governance Guidelines, which reflect the independence standards provided in the NYSE listing standards, a Board member may not be independent unless the Board affirmatively determines that the Board member has no material relationship with the Company (whether directly or indirectly), taking into account, in addition to those other factors it may deem relevant, whether the director:

●	has not been an employee of the Company or any of its affiliates, or otherwise affiliated with the Company or any of its affiliates, within the past five years;

●

has not been affiliated with or an employee of the Company’s present or former independent auditors or its affiliates for at least five years after the end of such affiliation or auditing relationship;

●

has not for the past five years been a paid advisor, service provider or consultant to the Company or any of its affiliates or to an executive officer of the Company, or an employee or owner of a firm that is such a paid advisor, service provider or consultant;

●

does not directly or indirectly, have a material relationship (such as being an executive officer, director, partner, employee or significant stockholder) with a company that has made payments to or received payments from the Company that exceed, in any of the previous three fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues;

●

is not an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from the Company, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

●	has not been employed by another corporation that has (or had) an executive officer of the Company on its board of directors during the past five years;

●

has not received compensation, consulting, advisory or other fees from the Company, other than director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service for the past five years; and

●

is not and has not been for the past five years a member of the immediate family of: (i) an officer of the Company; (ii) an individual who receives or has received during any twelve-month period more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service; (iii) an individual who, with respect to the Company’s independent auditors or their affiliates, is a current partner or a current employee personally working on the Company’s audit or was a partner or employee and personally worked on the Company’s audit; (iv) an individual who is an executive officer of another corporation that has (or had) an executive officer of the Company on its board of directors; (v) an executive officer of a company that has made payments to, or received payments from, the Company in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or (vi) any director who is not considered an independent director.

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Consistent with our Corporate Governance Guidelines and the NYSE listing standards, on an annual basis the Board, with input from the Committee on Directors and Governance, determines whether each non-employee Board member is considered independent. In doing so, the Board takes into account the factors listed above and such other factors as it may deem relevant.

The Board has determined that all of the Company’s non-employee directors and nominees, namely Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Georgette D. Kiser, Kirk T. Larsen, Martin Mucci, Joseph E. Reece, Laura J. Sen and Glenn W. Welling, are independent in accordance with the NYSE listing standards and the Corporate Governance Guidelines.

Corporate Governance Practices and Developments

NCR continues to demonstrate a strong commitment to corporate governance practices and policies that reinforce the Board’s alignment with, and accountability to, our stockholders. This commitment includes its continued focus on expanding and improving the Company’s practices relating to enterprise risk management (ERM), environmental, social, and governance (ESG) strategy, sustainability, and diversity, equity and inclusion.

These efforts complement our historical approach to corporate governance to align with and be accountable to our stockholders, some of which are outlined below.

Annual election of all directors	In 2016, we eliminated the classification of the Board, twice adjourning our annual meeting of stockholders to solicit votes to obtain the requisite stockholder approval.

Majority voting in director elections	Since IPO and enhanced in 2021 to provide for a plurality voting standard in director elections where there are more nominees than directorships, consistent with market practice.

Board efforts to remove super majority voting provisions

In 2020, the Board recommended the approval of a proposal in its proxy statement to amend and restate the Company charter to eliminate the supermajority voting provisions contemplated thereby and only require the affirmative vote of a majority of all votes entitled to be cast to approve each such matter. The Board noted in the proposal that it had adopted corresponding amendments to the Company’s bylaws eliminating all of the supermajority vote provisions therein, contingent on stockholder approval of the proposed Company charter amendments eliminating the supermajority provisions. Unfortunately, our stockholders did not approve the proposal by the vote required under the Company’s charter and Maryland law.

In 2019, the Board included a proposal in the Company’s proxy statement that was substantially similar to the 2020 proposal described above and a proposed amendment to Section 6.2 of the Company charter to provide that, notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, and except as may otherwise be specifically provided, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. The amendment to Section 6.2 was approved and therefore, charter amendments (except as expressly required by the charter), mergers, share exchanges, and dissolutions require a majority vote. However, despite twice adjourning our 2019 annual meeting of stockholders to solicit votes, our stockholders did not approve the balance of the proposal by the vote required under the Company’s charter and Maryland law.

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Stockholder right to amend the Bylaws

For decades our stockholders have had the concurrent power to amend our bylaws, provided that amendments to certain provisions require the affirmative vote of stockholders entitled to cast 80% of the votes entitled to be cast on the matter. As noted above, we have repeatedly attempted to solicit the required stockholder approval to remove the supermajority vote requirements but have been unsuccessful.

Proxy Access Bylaw	Since 2016.

Stockholder right to call special meetings upon request of the holders of 25% of the votes entitled to be cast

For decades our stockholders have had the right to call special meetings and, in 2018, the Board authorized and approved amendments to the Company’s bylaws to reduce the percentage ownership requirement necessary to allow stockholders to call a special meeting of stockholders from a majority of the votes entitled to be cast at the meeting to 25% of the votes entitled to be cast at the meeting, with limited exception.

Annual Say on Pay vote	Since inception of Say on Pay.

New Director Orientation

As provided in the Corporate Governance Guidelines, the Company has an orientation process for new directors that includes background material, visits to Company facilities, and meetings with senior management to familiarize the directors with the Company’s strategic and operating plans, key issues, corporate governance, Code of Conduct, and the senior management team. NCR manages an extensive director orientation program designed to meet the objectives above and comprehensively brief new board members. We expect any new director who joins the Board to complete a similar program. The program includes the provision of written materials to the new directors and onsite or virtual meetings and training with members of the Company’s Executive Leadership Team, including, among others, the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, General Counsel and Secretary, Chief Information Officer, Chief Audit Executive and various business leaders, as well as other key senior management employees. The program enables the new directors to thoroughly understand the Company’s business and strategic initiatives, as well as overall governance and processes, including, among other things, the Company’s organization, the Company charter, bylaws, Board committee charters, the Company Code of Conduct, and Corporate Governance Guidelines.

Board Leadership Structure, Board Committees and Risk Oversight

Leadership Structure

Our Board is committed to independent leadership and acknowledges there are different structures available to achieve that objective. Our Board has the flexibility to determine a leadership structure as it deems best for the Company from time to time. Under our Corporate Governance Guidelines, the Board shall appoint a Chair of the Board and the Board does not have a guideline on whether the role of Chair should be held by a non-employee or independent director. Also under our Corporate Governance Guidelines, the independent directors of the Board will select a Lead Director from the independent directors. Additionally, if the positions of Chair of the Board and Chief Executive Officer are held by the same person or if the Chair is a management employee or a non-independent director, the roles of the Chair and the independent Lead Director will be as set forth in Exhibit C to the Corporate Governance Guidelines.

Currently the roles of Chair and Chief Executive Officer are separated, with Frank R. Martire serving as Executive Chairman and Michael D. Hayford serving as Chief Executive Officer. To provide further

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independent oversight, Joseph E. Reece serves as the Board’s independent Lead Director. The independent Lead Director has a prominent role in the Company’s oversight, with broad purview and responsibilities to counterbalance and complement the roles of Chairman and Chief Executive Officer.

The Board believes that the determination of whether to have an executive or non-executive Chair and whether to combine or split the roles of Chair and Chief Executive Officer, should be made based on the best interests of the Company in light of the circumstances of the time. Accordingly, the Board will periodically evaluate its leadership structure.

Duties and Responsibilities of the Independent Lead Director

As described above, the independent directors of the Board have appointed current director, Joseph E. Reece, to serve as the independent Lead Director. Mr. Reece has extensive knowledge of NCR’s industry and is an experienced board member. The Board believes the independent Lead Director should have a prominent role in the Company’s oversight, with broad purview and responsibilities to counterbalance and complement the roles of Chair and Chief Executive Officer. Mr. Reece’s experience and knowledge will ensure an appropriate distribution of power and responsibilities among directors. Pursuant to the Corporate Governance Guidelines, our independent Lead Director has broad authority and clearly defined responsibilities, as follows:

●	Presides at all Board meetings at which the Chair is not present;
●	Leads executive sessions of the independent directors, normally at every meeting. He or she may ask the Chair and Chief Executive Officer to join portions of the executive sessions;
●	Serves as liaison between the Chair and the independent directors;
●	Frequently communicates with the Chair and Chief Executive Officer;
●	Is authorized to call meetings of the independent directors;
●	Obtains Board member and management input and, with the Chief Executive Officer, sets the agenda for the Board meetings;
●	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
●	Works with the Chief Executive Officer to ensure that Board members receive the right information on a timely basis;
●	Stays current on major risks and focuses the Board members on such risks;
●	Molds a cohesive Board to support the success of the Chief Executive Officer;
●	Works closely with the Committee on Directors and Governance to evaluate Board and committee performance;
●	Facilitates communications among directors;
●	Assists in the recruiting and retention of new Board members (with the Committee on Directors and Governance, the Chair and the Chief Executive Officer);
●	In conjunction with the Chair, the Chief Executive Officer and the Committee on Directors and Governance, ensures that committee structure and committee assignments are appropriate and effective;
●	Works with the Committee on Directors and Governance to ensure outstanding governance processes;
●	Leads discussions, along with the chair of the Compensation and Human Resource Committee, regarding Chief Executive Officer performance, personal development and compensation; and
●	Is the primary point of contact between the Board and stockholders of the Company and is available for consultation and direct communication with such stockholders.

Additionally, further structural balance is provided by the Company’s well-established corporate governance policies and practices, including its Corporate Governance Guidelines:

●

Board Independence: Independent directors account for ten out of twelve current Board members and make up all of the members of the Board’s Compensation and Human Resource Committee (the “CHRC”), Audit Committee, Committee on Directors and Governance (“CODG”) and Risk Committee.

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●

Board Diversity: We believe our eleven director nominees, with four women including two ethnically diverse directors, represent a well-rounded and diverse range of backgrounds, skills and experience. We will continue to incorporate and prioritize diversity on our Board across a range of factors including age, race, gender, ethnicity, geographic knowledge, industry experience, tenure, and culture.

●

Board Responsiveness: In 2022, the Board or members of management on behalf of the Board reached out to investors owning a majority of NCR’s outstanding shares of common stock, and certain members of the Board, along with management, met telephonically with interested investors. Engagement topics included executive compensation, sustainability and social strategy, and Board composition.

●

Board Refreshment: In 2022, three new independent directors were elected to NCR’s Board. These changes added highly competent members with expertise in strategic areas of focus for the Company, including Laura Sen, Joseph E. Reece and Glenn Welling.

Committees of the Board

The Board has four standing committees: the Audit Committee, the CHRC, the CODG, and the Risk Committee. All members of each of these committees are independent Board members.

The Board has adopted a written charter for each standing committee that sets forth the committee’s mission, composition and responsibilities. Each charter can be found under “Committee Memberships and Charters” on the “Corporate Governance” page of NCR’s website at https://www.ncr.com/company/corporate-governance/board-of-directors-committee-membership-and-charters.

The Board met twenty-three times in 2022 and each incumbent member of the Board attended 75% or more of the aggregate of: (i) the total number of meetings of the Board (held during the period for which such person was a director); and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). The Company has no formal policy regarding director attendance at its annual meeting of stockholders. All of the Company’s directors then in office were in attendance at the Company’s 2022 Annual Meeting of Stockholders, which was a virtual, and not an in-person, meeting.

The Audit Committee, CHRC, CODG, and Risk Committee met 11, 9, 4, and 4 times, respectively, during fiscal year 2022.

Audit Committee

The Audit Committee is the principal agent of the Board in overseeing: (i) the quality and integrity of the Company’s financial statements; (ii) the independence, qualifications, engagement and performance of the Company’s independent registered public accounting firm; (iii) the performance of the Company’s Internal Audit Department; (iv) the integrity and adequacy of internal controls; and (v) the quality and adequacy of disclosures to stockholders. Among other things, the Audit Committee also:

●	selects, evaluates, sets compensation for and, where appropriate, replaces the Company’s independent registered public accounting firm;

●	pre-approves all audit and non-audit services provided to the Company by its independent registered public accounting firm;

●	reviews and discusses with the Company’s independent registered public accounting firm its services and quality control procedures and the Company’s critical accounting policies and practices;

●	regularly reviews the scope and results of audits performed by the Company’s independent registered public accounting firm and internal auditors;

NCR CORPORATION | 2023 Proxy Statement | 23

●	prepares the report required by the SEC to be included in the Company’s annual proxy statement;

●	meets with management to review the adequacy of the Company’s internal control framework and its financial, accounting, reporting and disclosure control processes;

●	reviews the Company’s periodic SEC filings and quarterly earnings releases;

●	discusses with the Company’s Chief Executive Officer and Chief Financial Officer the procedures they follow to complete their certifications in connection with NCR’s periodic filings with the SEC;

●	reviews the Company’s compliance with legal and regulatory requirements; and

●

reviews the effectiveness of the Internal Audit function, including compliance with the Institute of Internal Auditors’ International Professional Practices Framework for Internal Auditing consisting of the Definition of Internal Auditing, Code of Ethics and the Standards.

All members of the Audit Committee during 2022 were, and the current members are, independent and financially literate as determined by the Board under applicable SEC rules and NYSE listing standards. In addition, the Board has determined that the current members of the Audit Committee, Mr. Blank, Mr. Larsen, Mr. Mucci, Ms. Sen and Mr. Welling, are each an “audit committee financial expert,” as defined under SEC regulations. The Board has also determined that each member of the Audit Committee is independent based on independence standards set forth in the Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules of the SEC. No member of the Audit Committee may receive any compensation, consulting, advisory or other fees from the Company, other than the Board compensation described below under the Director Compensation section in this proxy statement, as determined in accordance with applicable SEC rules and NYSE listing standards. Members serving on the Audit Committee are limited to serving on no more than two other audit committees of public company boards of directors, unless the Board evaluates and determines that these other commitments would not impair the member’s effective service to the Company.

Compensation and Human Resource Committee

The Compensation and Human Resource Committee (“CHRC”) provides general oversight of the Company’s management compensation philosophy and practices, benefit programs and strategic workforce initiatives, and leadership development plans. In doing so, the CHRC reviews and approves executive officer total compensation goals, objectives and programs, and the competitiveness of total compensation practices. Among other things, the CHRC also:

●	evaluates executive officer performance levels and determines their base salaries, incentive awards and other compensation;

●	discusses its evaluation and compensation determinations for the Chief Executive Officer at Board executive sessions;

●	reviews executive compensation plans and recommends them for Board approval;

●	oversees our compliance with SEC and NYSE compensation-related rules;

●	reviews and approves executive officer employment, severance, change in control and similar agreements and plans;

●	reviews management proposals for significant organizational changes;

●	annually assesses compensation program risks; and

●	oversees management succession and development.

The CHRC may delegate its authority to the Company’s Chief Executive Officer and/or other appropriate delegates to make equity awards to individuals (other than executive officers) in limited instances.

To assist in review and oversight of our executive compensation programs, the Committee currently retains and is advised by Farient Advisors LLC (“Farient”). Farient is an independent national executive

NCR CORPORATION | 2023 Proxy Statement | 24

compensation consulting firm. The CHRC directly engaged Farient to review the Company’s long-term incentive program, the NCR Corporation 2017 Stock Incentive Plan, as amended (the “Stock Plan”), the Annual Incentive Plan pursuant to the Second Amended and Restated NCR Management Incentive Plan, and other key programs related to the compensation of executive officers. As directed by the CHRC, Farient provides a competitive assessment of our executive compensation programs relative to our compensation philosophy; reviews our compensation peer group companies; provides expert advice and competitive market rate information relating to executive officer compensation; assists in designing variable incentive, perquisite and other compensation programs, including advice regarding performance goals; assists with compliance with applicable tax laws, disclosure matters and other technical matters; conducts an annual risk assessment of our compensation programs; and regularly consults with the CHRC regarding such matters. Farient did not perform any additional work for the Company or its management in 2022. The CHRC retained Farient in 2021 after reviewing all factors relevant to its independence from management under applicable SEC rules and NYSE listing standards, and concluding that Farient was independent and its work for the CHRC did not raise any conflict of interest.

The Board has determined that each member of the CHRC is independent based on independence standards set forth in the Corporate Governance Guidelines which reflect NYSE listing standards and satisfies the additional provisions specific to compensation committee membership set forth in the NYSE listing standards.

Committee on Directors and Governance

The Committee on Directors and Governance (the “CODG”) is responsible for reviewing the Board’s corporate governance practices and procedures, including the review and approval of each related party transaction under the Company’s Related Person Transaction Policy (unless the CODG determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board), and the Company’s ethics and compliance program. Among other things, the CODG also:

●	recommends to the Board the principles of director compensation and compensation to be paid to directors, and reviews and makes recommendations to the Board concerning director compensation;

●

reviews the composition of the Board and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the Board, recommends any successors;

●	recommends to the Board the assignment of directors to various committees of the Board;

●	recommends criteria and process to assess the Board’s performance, and conducts an evaluation of the Board based on such criteria;

●

reviews the Company’s charter, bylaws and Corporate Governance Guidelines, including the Director Qualification Guidelines and independence standards, and makes any recommendations for changes, as appropriate; and

●	monitors compliance with independence standards established by the Board.

The CODG is authorized to engage consultants to review the Company’s director compensation program.

The Board has determined that each member of the CODG is independent based on independence standards set forth in the Corporate Governance Guidelines, which reflect the listing standards of the NYSE.

Risk Committee

The Risk Committee assists the Board with its oversight of executive management’s responsibilities to design, implement and maintain an effective ERM framework for the Company’s overall operational,

NCR CORPORATION | 2023 Proxy Statement | 25

information security, strategic, reputational, technology, ESG, and other risks. In addition, the Risk Committee assists the Board in fulfilling its oversight responsibilities for matters relating to diversity, equity and inclusion, as well as matters relating to the health, environment, safety, sustainability, and the security of personnel and physical assets. Among other things, the Risk Committee also:

●

monitors all enterprise risks and reviews and discusses with management the Company’s policies, procedures, and standards for identifying and managing enterprise risk, and the Company’s compliance with and performance against those policies, procedures and standards;

●	reviews and discusses with executive management the Company’s ERM strategy and ERM controls, including the Company’s business continuity plans;

●

oversees the Company’s technology planning and strategy, including integration, investments, expenditures, innovation, modernization and response to client, competitor, market and industry trends and disruptions;

●	reviews and discusses with executive management and oversees the Company’s data security risk strategy and data security risk policies and controls;

●	conducts periodic assessments of the state of the Company’s management culture;

●	reviews and discusses with executive management the Company’s major risk exposures and the steps taken to monitor and control such exposures;

●	considers the Company’s risk capacity and strategic risks; and

●

oversees emerging risks presented by economic, societal, environmental, regulatory, geo-political, competitive landscape or other conditions, and the business opportunities arising from such emerging risks.

Risk Oversight

As a part of its oversight responsibilities, the Board regularly monitors management’s processes for identifying and addressing areas of material risk to the Company, including operational, financial, cybersecurity, legal, regulatory, strategic, ESG and reputational risks. In doing so, the Board receives regular assistance and input from its committees, as well as regular reports from members of the Executive Leadership Team and other members of senior management. While the Board and its committees provide oversight, management is responsible for implementing risk management programs, supervising day-to-day risk management and reporting to the Board and its committees on these matters.

Audit Committee: The Audit Committee, with the assistance of the Risk Committee, reviews in a general manner the guidelines and policies governing the process by which the Company conducts risk assessment and risk management. In addition, the Audit Committee reviews and reassesses the adequacy of the Risk Committee charter on an annual basis. The Audit Committee Chair may liaise with the Risk Committee Chair in his or her discretion for matters where the Risk Committee can assist the Audit Committee in its decision-making process for matters for which the Audit Committee is responsible. The Audit Committee also receives periodic updates on compliance and regulatory risk items from the Company’s Chief Ethics & Compliance Officer.

CHRC and CODG: The CHRC regularly considers potential risks related to the Company’s compensation programs, as discussed below, and the CODG considers risks within the context of its responsibilities (as such responsibilities are defined in the committee charter), including legal and regulatory compliance risks. The CODG also receives periodic updates on compliance and regulatory risk items from the Company’s Chief Ethics & Compliance Officer.

Risk Committee: The Risk Committee assists the Board with its oversight of executive management’s responsibilities to design, implement and maintain an effective enterprise risk management (ERM) framework for the Company’s overall operational, information security, strategic, reputational, technology, ESG, and other risks. In addition, the Risk Committee reviews and reassesses the adequacy of the Risk Committee charter on

NCR CORPORATION | 2023 Proxy Statement | 26

an annual basis. The Risk Committee also assists the Board with its oversight responsibilities for matters relating to diversity, equity and inclusion (DE&I), environment, health and safety (EHS), sustainability, and the security of our personnel and physical assets. See additional details regarding ESG in the Our Commitment to ESG section above. The Risk Committee Chair may liaise with the Chair of any other Board committee in his or her discretion for matters where such committee can assist the Risk Committee in its decision-making process for matters for which the Risk Committee is responsible, and vice versa.

At the management level, NCR also established the Office of Risk Management and appointed a Chief Risk Officer to assist NCR and the Risk Committee in fulfilling its objectives relating to ERM, ESG, third-party risk management (TPRM) and business continuity planning (BCP). The Company’s Chief Risk Officer is responsible for developing and managing formal ERM, ESG, TPRM and BCP programs designed to identify, assess and respond to material and emerging risks and opportunities that may impact the achievement of the Company’s strategic objectives. NCR has also established an Executive Risk Committee that meets routinely to monitor material risks, opportunities and NCR’s response plans thereto. The Risk Committee also regularly receives management reports on information security and enhancements to cybersecurity protections, including benchmarking assessments, which it then shares with the Board. The Risk Committee also approves on an annual basis certain Company information security policies and methodology, scope, metrics and measures to be used in connection with information security reporting relating to the Company’s business lines that service regulated entities. Included among the members of both the Board and the Risk Committee are directors with substantial expertise in cybersecurity matters, and Board members actively engage in dialogue on the Company’s information security plans, and in discussions of improvements to the Company’s cybersecurity defenses. When, in management’s or the Board’s judgment, a threatened cybersecurity incident has the potential for material impacts, management, the Board and applicable committees of the Board will engage to assess and manage the incident.

After each committee meeting, the Audit Committee, CHRC, CODG, and Risk Committee each report at the next meeting of the Board all significant items discussed at each committee meeting, which includes a discussion of items relating to risk oversight where applicable.

We believe the leadership structure of the Board also contributes to the effective facilitation of risk oversight as a result of: (i) the role of the Board committees in risk identification and mitigation; (ii) the direct link between management and the Board achieved by having one or more management directors serve as Executive Chair and Chief Executive Officer; and (iii) the role of our active independent Lead Director whose duties include ensuring the Board reviews and evaluates major risks to the Company, as well as measures proposed by management to mitigate such risks.

All of the above elements work together to ensure an appropriate focus on risk oversight.

Compensation Risk Assessment

The Company takes a prudent and risk-balanced approach to its incentive compensation programs to ensure that these programs promote the long-term interests of our stockholders and do not contribute to unnecessary risk-taking. The CHRC evaluates the Company’s executive and broad-based compensation programs, including the mix of cash and equity, balance of short-term and longer-term performance focus, balance of revenue and profit-based measures, stock ownership guidelines, clawback policies and other risk mitigators. The CHRC directly engages its independent compensation consultant to assist with this evaluation process. Based on this evaluation, the CHRC concluded that none of the Company’s compensation policies and plans are reasonably likely to have a material adverse effect on the Company.

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Director Selection, Communications, Code of Conduct and Compensation

Selection of Nominees for Directors

The CODG and our other directors are responsible for recommending nominees for membership to the Board. The director selection process is described in detail in the Corporate Governance Guidelines. In determining candidates for nomination, the CODG will seek the input of the Chair of the Board and the Chief Executive Officer, and, in the event the positions of Chair of the Board and Chief Executive Officer are held by the same person, the independent Lead Director, and will consider individuals recommended for Board membership by the Company’s stockholders. In addition, periodically the Board engages a third-party search firm, including most recently Ridgeway Partners, to assist to identify candidates who have desired experience and expertise, and meet the qualification guidelines described below.

Exhibit A to the Corporate Governance Guidelines includes qualification guidelines for directors standing for re-election and new candidates for membership on the Board. All candidates are evaluated by the CODG using these qualification guidelines. In accordance with the guidelines, as part of the selection process, in addition to such other factors as it may deem relevant, the CODG will consider, among other things, a candidate’s:

●	management experience (including with major public companies with multinational operations);

●

other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board (such as expertise or experience in information technology businesses, manufacturing, international, financial or investment banking or scientific research and development, senior level government experience, and academic administration or teaching);

●	desirability of range in age so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members;

●

independence, as defined by the Board (and under the standards of independence set forth in the Corporate Governance Guidelines, which reflect the independence standards provided in the NYSE listing standards);

●	diversity of thought and perspectives, such as on the basis of age, race, gender, and ethnicity, or on the basis of geographic knowledge, industry experience, board tenure, or culture;

●

knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge, international markets, leadership, and strategic planning;

●	personal characteristics matching the Company’s values such as integrity, accountability, financial literacy and high performance standards;

●	willingness to commit the time required to fully discharge responsibilities to the Board; and

●	the number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

The Board and the CODG are committed to finding proven leaders who are qualified to serve as NCR directors and may from time to time engage outside search firms to assist in identifying and contacting qualified candidates.

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All of the nominees for election are currently serving as directors of the Company. Joseph E. Reece was recommended for appointment to the Board by a non-employee director. After review and consideration by the CODG, the CODG recommended to the Board that Mr. Reece be appointed, and he was appointed to the Board effective November 4, 2022.

Other than Michael D. Hayford, NCR’s Chief Executive Officer, all of the candidates for election have been determined by the Board to be independent under the standards of independence set forth in the Corporate Governance Guidelines, which reflect the independence standards provided in the NYSE listing standards.

Stockholders wishing to recommend individuals for consideration as directors should contact the CODG by writing to the Company’s Corporate Secretary at NCR Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates.

Stockholders who wish to nominate directors for inclusion in NCR’s proxy statement pursuant to the proxy access provisions in the Company’s bylaws, or to otherwise nominate directors for election at NCR’s next annual meeting of stockholders, must follow the procedures described in the Company’s bylaws, the current form of which is available under “Corporate Governance” on the “Company” page of NCR’s website at https://www.ncr.com/about/corporate-governance. See Procedures for Nominations Using Proxy Access, Procedures for Stockholder Proposals and Nominations for 2024 Annual Meeting Outside of SEC Rule 14a-8 and Procedures for Stockholder Proposals and Nominations for 2024 Annual Meeting Pursuant to SEC Rule 14a-8 in this proxy statement for further details regarding how to nominate directors.

Communications with Directors

Stockholders or interested parties wishing to communicate directly with the Board, the independent Lead Director or any other individual director, the Chair of the Board, or NCR’s independent directors as a group are welcome to do so by writing to the Company’s Corporate Secretary at NCR Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007. The Corporate Secretary will forward appropriate communications. Any matters reported by stockholders relating to NCR’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board may also be made by writing to this address. For more information on how to contact the Board, please see the Company’s Corporate Governance website at https://www.ncr.com/about/corporate-governance.

Code of Conduct

The Company has a Code of Conduct that sets forth the standard for ethics and compliance for all of its directors and employees. The Code of Conduct is available on the Company’s Corporate Governance website at https://www.ncr.com/company/corporate-governance/code-of-conduct. To receive a copy of the Code of Conduct, please send a written request to the Corporate Secretary at the address provided above.

Director Compensation

Director Compensation Program

The Committee on Directors and Governance (CODG) oversees our NCR Director Compensation Program (the “Program”). In recommending compensation under the Program, the CODG considered peer group director pay practices and other relevant data and considerations, including material provided by Farient, the independent compensation consultant at that time for the Compensation and Human Resource Committee. The Program provides for the payment of annual retainers and annual equity grants to non-employee Board members in accordance with our Stock Plan. Our Stock Plan generally caps non-employee director pay at $1 million per calendar year (including cash and grant date fair value of equity).

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Mr. Martire and Mr. Hayford, our current employee directors, do not receive compensation under the Program for their service on the Board. Mr. Hayford’s 2022 compensation is disclosed in the Summary Compensation Table in the Executive Compensation Tables section below. Even though Mr. Martire is not a NEO for 2022, the director compensation tables below include Mr. Martire’s 2022 compensation under our executive compensation program, which was paid to him for his services as our Executive Chairman of the Board.

Annual Retainer

In 2022, the CODG recommended, and the Board approved, that the annual retainer for each non-employee director under the Program for the period between the 2022 Annual Meeting to the 2023 Annual Meeting (the “Board Year”) would remain unchanged at $80,000, and that the additional annual retainer for independent Lead Director service would be remain unchanged at $75,000. Also remaining unchanged for such Board Year were all additional annual retainers for committee Chair and committee member services. The CODG and the Board determined that the foregoing amounts were and continued to be appropriate based on, among other things, materials relating to competitive pay practices and related matters provided by Farient, and the desire to ensure that NCR non-employee director compensation remains competitive and generally aligned at approximately the median of its peer group.

Additional Annual Retainers for Board Committee Service ($)

Committee	Committee Chair	Committee Members

Audit Committee	34,000	15,000

Compensation and Human Resource Committee	27,000	12,500

Committee on Directors and Governance	20,000	10,000

Risk Committee	20,000	10,000

The Program provides for grants of prorated annual cash retainers for Board service to directors who join the Board mid-year. Cash retainers for Committee service are prorated in the event a director commences or ceases service on a particular Committee of the Board mid-year. In each case, proration is based on the number of days served on the Board or the applicable Committee during the applicable payment period.

The annual retainers for Board and committee service are generally paid in four equal installments on approximately June 30, September 30, December 31 and March 31. They may be received at the director’s election in: (i) cash; (ii) shares of NCR common stock; (iii) one-half cash and one-half shares of NCR common stock; or (iv) deferred NCR restricted stock units (RSUs) distributable in shares of NCR common stock after director service ends. For annual retainers earned in 2022: Mr. Blank, Mrs. Burke, Ms. Farrington, Ms. Kiser, Mr. Larsen, Mr. Mucci and Ms. Sen elected to receive cash retainers; Mr. Welling elected to receive his retainer in shares of NCR common stock; and Mr. Begor and Mr. Reece elected to receive their retainers in deferred shares of NCR common stock.

Annual Equity Grant

Under the Program, the CODG and the Board determine the value of the annual equity grant made to non-employee directors elected at the annual meeting of NCR stockholders. For the 2022-2023 Board Year, based on an evaluation of peer group pay data and other material provided by Farient, the CODG recommended, and the Board agreed, that the annual equity grant value under the Program should remain

NCR CORPORATION | 2023 Proxy Statement | 30

unchanged at $225,000 for the same reasons noted above for continuing the annual retainer unchanged. Accordingly, on the 2022 Annual Meeting date, each then serving non-employee director received an annual equity grant of RSUs valued at $225,000. The Program also permits prorated mid-year equity grants for non-employee directors who join our Board mid-year and in other appropriate circumstances.

Annual equity grants made to directors on our 2022 Annual Meeting date generally vest in four equal quarterly installments beginning three months after the grant date. Annual equity grants may be deferred at the director’s election. Mr. Begor, Ms. Kiser and Mr. Larsen elected to defer receipt of their 2022 annual equity grant shares until director service ends. Mid-year equity grants generally vest on the same quarterly vesting dates that apply to full year directors.

Director Stock Ownership Guidelines

Our Corporate Governance Guidelines (Guidelines) include stock ownership guidelines promoting commonality of interest with our stockholders by encouraging non-employee directors to accumulate a substantial stake in NCR common stock. Under the Guidelines, non-employee directors are encouraged to accumulate NCR stock ownership equal to five times the annual retainer amount. Newly elected directors have five years to attain this ownership level. Ownership includes shares owned outright, restricted stock, and interests in RSUs or deferred shares, and excludes stock options. As of December 31, 2022, all of our non-employee directors exceeded the Guidelines or were within the five-year compliance period.

Director Compensation Tables

Compensation for 2022 ($)

Director Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)		All Other Compensation(3)	Total

Mark W. Begor	-	390,982		-	390,982

Gregory Blank	105,000	225,016		-	330,016

Catherine L. Burke	110,000	225,016		-	335,016

Deborah A. Farrington	120,750	225,016		-	345,766

Georgette D. Kiser	110,000	225,016		-	335,016

Kirk T. Larsen	126,500	225,016		-	351,516

Martin Mucci	106,250	225,016		-	331,266

Joseph E. Reece	-	401,289	(4)	-	401,289

Laura J. Sen	78,750	225,016		-	303,766

Glenn W. Welling	-	305,673		-	305,673

Frank R. Martire	-	-		1,980,558	1,980,558

(1) For non-employee directors, this column shows annual retainers earned in cash in 2022.

(2) For non-employee directors, this column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants (including deferred grants), and annual cash retainers received as current or deferred shares (also

NCR CORPORATION | 2023 Proxy Statement | 31

referred to as “phantom stock units”). See Note 8 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, where we explain assumptions made in valuing equity awards.

(3) For Mr. Martire, the amount shown in this column consists of amounts provided under our executive compensation program. The total amount includes salary paid in 2022 ($750,000), the value of Company-paid premiums for life insurance ($52), Company matching contributions to our broad-based qualified 401(k) plan ($10,250), Company-paid amounts for medical diagnostic services under our Executive Medical Exam Program and for financial planning assistance under our Executive Financial Planning Program ($10,000 and $12,000 respectively), the Company’s incremental cost for personal use of the corporate aircraft for the reasons set forth in footnote (1) to our Perquisites – 2022 Table below ($792,345), a 2022 rTSR RSU award ($195,905; aggregate grant date fair value determined as noted in the preceding footnote (2)), and a 2022 PBRSU award ($210,006; aggregate grant date fair value determined as noted in the preceding footnote (2)). For general details, see the disclosures with respect to our Executive Compensation – Compensation Discussion & Analysis section and our Perquisites – 2022 Table.

(4) Upon appointment, Mr. Reece was awarded RSUs, comprising of prorated annual equity grants under the Program and a special appointment equity grant under the NCR Special Appointment Equity Grant; vesting in two (2) and four (4), respectively, equal quarterly installments beginning on February 4, 2023; and subject to Mr. Reece’s continued service as a director on each vesting date.

This Table shows the grant date fair value of non-employee director annual equity grants and other equity granted in 2022 under the Program.

Grant Date Fair Value(1) of Director(2) 2022 Retainers and Equity Grant Shares ($)

Director Name	Annual Equity RSU Grant	Current Stock in lieu of cash	Deferred Stock in lieu of cash

Mark W. Begor	225,016	-	165,966

Gregory Blank	225,016	-	-

Catherine L. Burke	225,016	-	-

Deborah A. Farrington	225,016	-	-

Georgette D. Kiser	225,016	-	-

Kirk T. Larsen	225,016	-	-

Martin Mucci	225,016	-	-

Joseph E. Reece	362,522	-	38,767

Laura J. Sen	225,016	-	-

Glenn W. Welling	225,016	80,657	-

(1) Grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants (including deferred grants), and annual cash retainers received in the form of current shares or deferred shares (also referred to as “phantom stock units”). See Note 8 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for an explanation of the assumptions we make in the valuation of our equity awards.

(2) For Mr. Martire, 2022 equity grants under our executive compensation program included these awards with associated grant date fair values determined as provided in the preceding footnote (1): (i) relative Total Shareholder Return RSUs – $195,905; and (ii) performance-based RSUs – $210,006.

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This Table shows the shares of NCR common stock underlying director equity awards as of December 31, 2022.

Shares of NCR Common Stock

Underlying Director(1) Equity Awards as of December 31, 2022 (#)

Director Name	Outstanding Options	RSUs Outstanding	Deferred Shares Outstanding

Mark W. Begor	-	-	37,935

Gregory Blank	-	3,240	-

Catherine L. Burke	-	3,240	-

Deborah A. Farrington	-	3,240	-

Georgette D. Kiser	-	-	12,078

Kirk T. Larsen	-	-	24,936

Martin Mucci	-	3,240	-

Joseph E. Reece	-	-	18,018

Laura J. Sen	-	3,240	-

Glenn W. Welling	-	3,240	-

(1) For Mr. Martire, equity awards under our executive compensation program outstanding as of December 31, 2022 included 774,504 nonqualified stock options and 36,753 RSUs.

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Proposal 2 – Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers

The Board of Directors recommends that you vote FOR the proposal to approve, on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials.

●	At our 2022 Annual Meeting, 94% of our stockholders voted in support of our 2021 executive compensation program.

●

The 2022 incentive plans adopted by the Committee directly respond to previous stockholder feedback, as described in our 2022 Proxy Statement, and tighten the link between executive pay and Company performance with:

●	Short-term Annual Incentive Plan (AIP):

o	For 2022 – Added new AIP Revenue metric (25% weight), independent stand-alone ESG and NPS metrics (20% weight), together with AIP EBITDA (55% weight)

●	Long-term Incentive Plan:

o	For 2022 – performance-based restricted stock units subject to 3-year performance periods and 3-year cliff-vesting

o

For 2022 – 100% performance-based restricted stock unit awards, new relative total shareholder return (rTSR) metric for 40% of award value, with aggressive rTSR goals, absolute rTSR governor, and remaining 60% of award value subject to LTI Recurring Revenue and LTI EBITDA goals

●	No special one-time incentive plans were adopted for our named executive officers in 2022.

●

No 2022 increases in salary, bonus target or long-term incentive grant values – Total Direct Executive Compensation for all named executive officers generally held flat in total and by component for 2022.

Proposal Details

We conduct a Say on Pay vote at our annual meeting of stockholders as required by Section 14A of the Securities Exchange Act of 1934, as amended. We currently conduct the Say on Pay vote every year. Unless our Board changes its policy, our next Say on Pay vote following the 2023 Annual Meeting of Stockholders will be held at our 2024 Annual Meeting of Stockholders. While this vote is non-binding, the Board and the Compensation and Human Resource Committee (the “Committee” as referenced throughout the various sections of this Proposal 2, including the Executive Compensation – Compensation Discussion & Analysis section) highly value the opinions of our stockholders. The Committee will consider the outcome of the Say on Pay vote as part of its annual evaluation of our executive compensation program.

Please read the following Executive Compensation – Compensation Discussion & Analysis section and our Executive Compensation Tables for information necessary to inform your vote on this proposal.

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors recommends that you vote to approve, on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials. Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise.

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Vote Required for Approval

Under applicable Maryland law and the Company’s Charter and Bylaws, a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy), with the Series A Convertible Preferred Stock voting on an as-converted basis, is required to approve, on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials. Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the approval of this proposal.

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Letter from the Chair of Our Compensation and Human Resource Committee

March 21, 2023

NCR Stockholders,

As Chair of the Compensation and Human Resource Committee (“CHRC” or “Committee”), I am pleased to present our 2023 Report on Executive Compensation, covering our 2022 fiscal year. In 2022, we followed through on our commitment to better align our executives’ pay with our company’s performance.

Our Say on Pay vote at last year’s Annual Meeting of Stockholders at 94% in favor represented a strong show of support for the changes we were making to our executive pay program, including those planned. These planned changes were fully implemented in 2022. Specifically, we:

●   Redesigned our Long-term Incentive Plan (LTIP)

O  Changed our LTIP to be entirely performance-based (i.e., weighted 100% on performance-based RSUs (PBRSUs))

O  Incorporated relative total shareholder return (rTSR) metric in our PBRSU plan as a weighted measure (weighted 40%) to supplement our EBITDA(1) growth and recurring revenue growth measures (each weighted 30%)

O  Required above median rTSR performance (55th percentile) to earn a target award and 80th percentile to earn a maximum award on this component of the PBRSU

●   For our Annual Incentive Plan (AIP), we:

O  Added a new financial metric, AIP Revenue (weighted 25%) as it is a key driver of stockholder value, and reduced the weighting on EBITDA(1) (from 80% to 55%) accordingly

O  Changed our Stakeholder Metric from a scorecard modifier to independent, standalone Stakeholder metrics (collectively weighted 20%)

●   Enhanced our goal rigor, requiring NCR to meet aggressive performance conditions to earn awards and retaining the provision in the AIP that threshold EBITDA(1) funding gate needed to be met for AIP funding

●   Extended the performance and vesting periods to the end of 2022 on our RSUs to our named executive officers granted in 2020, which exposed those awards to downside risk and resulted in lower funding

●   Did not make any special awards

Although we performed well against our EBITDA(1) and revenue goals on a constant currency basis as well as our NPS and ESG goals, we fell just short of our EBITDA(1) funding gate due to several factors, including the effects of the pandemic, the war in Eastern Europe, rising interest rates and inflationary pressures. Therefore, the AIP payout factor for 2022 was 0%. In our long-term incentive plan from 2020 – 2022, we performed above target on our recurring revenue and close to target on our EBITDA(1) earning a 108.7% of target payout.

Despite the continuing challenges ahead, including escalating labor costs, continued supply chain disruptions, and softening global economic conditions, our 2023 AIP and PBRSU plans will reinforce the importance of delivering results to our stockholders. Specifically, the 2023 AIP will be entirely focused on meeting rigorous financial and customer performance requirements. Environmental, social, and governance factors will be captured in the individual ratings of our team members. Our 2023-2025 PBRSU Plan will be focused on driving our strategic process and achieving rTSR performance.

The feedback provided by our stockholders in the past has proven to be invaluable in helping us shape and strengthen today’s executive pay program. We look forward to continued discussions with our stockholders to ensure sustained alignment between our executives’ and stockholders’ interests.

Sincerely,

Deborah A. Farrington

Chair, Compensation and Human Resource Committee

(1) “EBITDA” means earnings before interest, tax, depreciation and amoritization adjusted for our incentive plan purposes as set forth in this Executive Compensation—Compensation Discussion & Analysis section.

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Executive Compensation

Board and Compensation and Human Resource Committee Report on Executive Compensation

The Compensation and Human Resource Committee of our Board of Directors, comprised of all independent directors, reviewed and discussed the below Executive Compensation – Compensation Discussion & Analysis (“CD&A”) with management. Based on that review and those discussions, the Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.

The Compensation and Human Resource Committee

Deborah A. Farrington (Chair)
Mark W. Begor
Kirk T. Larsen
Martin Mucci
Glenn W. Welling

Executive Compensation – Compensation Discussion & Analysis

Introduction

This CD&A provides an overview of the Company’s strategy and performance, stockholder engagement process, and our 2022 executive compensation programs and decisions. This CD&A focuses on the compensation of our named executive officers (NEOs) shown below for the fiscal year 2022. The Committee has the authority to establish the Company’s executive compensation programs and make compensation decisions for our NEOs.

Our Named Executive Officers

Michael Hayford – Chief Executive Officer (CEO)

Owen Sullivan – President and Chief Operating Officer (COO)

Timothy Oliver – Senior Executive Vice President and Chief Financial Officer (CFO)

Adrian Button – Executive Vice President, Product and Service Operations Don Layden – Executive Vice President, President, Payments & Network, Head of Strategy and M&A

Additional Information and Definitions

This CD&A uses capitalized terms, certain of which are defined in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables section below, including certain terms used with respect to the metrics established by our Committee for the Company’s executive incentive plans.

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CD&A Quick Reference Guide

Key Topics	Core Sections	Page

Stockholder Engagement, Our Responses to Stockholder Feedback, and Business Overview	Stockholder Engagement and 2022 Say on Pay Vote Our Responses to Stockholder Feedback – 2022 Highlights Business Overview	39 39 41

Governance of Our Compensation Programs

Compensation Philosophy and Committee Role

Best Practices in Executive Compensation – What We Do and Don’t Do

Role of Our Independent Compensation Consultant

Our Process for Establishing 2022 Compensation

41 43 44 44

Our Executive Compensation Program Elements, Pay Mix and Payouts	Compensation Mix for 2022 2022 Compensation Program Elements and Payouts 2022 Salaries 2022 Annual Incentive Plan Long-Term Incentive Program	46 46 47 47 50

Our Other Compensation Policies and Practices

Other Benefits and Perquisites

Severance Benefits – Standard Severance and Change in Control (CIC) Severance

Stock Ownership Requirements

Compensation Clawback Policy

Hedging and Pledging Policy

Tax Considerations in Setting Executive Compensation

53 54 54 55 55 55

Glossary of Key Terms	Glossary of Key Terms Used In Our CD&A, Executive Compensation Tables and Pay versus Performance	55

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Stockholder Engagement and 2022 Say on Pay Vote

We regularly engage with our stockholders to understand their perspectives and views on our Company, including our executive compensation program, corporate governance and other strategic initiatives. Our annual Say on Pay vote is one avenue for the Board to receive feedback from stockholders regarding our executive compensation program.

In 2022, over 94% of the shares voted were in support of the annual advisory vote on the Say on Pay proposal. While support for our 2022 Say on Pay proposal was clear, we continued to proactively engage with our stockholders to understand their perspectives and views on our Company, including our executive compensation program, corporate governance, ESG and other strategic initiatives.

Stockholder engagement during 2022 was conducted to determine specific investor concerns and ensure the incorporation of valuable inputs in executive compensation structure and oversight. All such meetings were attended by one or more of the following independent directors: Chair of the Committee Deborah Farrington, Committee member Kirk Larsen and the then Lead Independent Director Mark Begor. All feedback from this engagement initiative was shared with the full Board and helped to evaluate and review our executive compensation programs.

Our Responses to Stockholder Feedback – 2022 Highlights

Following our extensive Board-led investor outreach in 2021 and early 2022, to address stockholder concerns and further improve our executive compensation program, the Committee adopted revised executive compensation program designs for both 2021 and 2022, including multiple changes that were directly responsive to stockholder feedback and aligned with our strategic priorities. This stockholder feedback and these changes were communicated in the 2022 Proxy Statement and are summarized below. A new round of investor outreach to inform our executive compensation programs will begin in early 2023.

In 2022, we took the following actions that significantly improved our pay and performance alignment:

●

Maintained our 2021 decision to extend the vesting and performance period from 18 to 30 months for previous 2020 performance share RSU grants for our CEO, COO, and other named executives, subjecting these RSUs to greater downside risk and resulting in a lower payout for these awards

●	Ongoing Total Direct Executive Compensation for all named executives generally held flat in total and by component (i.e., salary, bonus target, and long-term incentive grant values)

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●	Diversified the Annual Incentive Plan (AIP) metrics to include top and bottom-line growth and ESG & NPS

●	Added an AIP Revenue metric, weighted 25%, to further drive the Company’s growth strategy

●	Reduced the weighting of AIP EBITDA from 80% to 55%, with target set at 10% over 2021 results

●	Changed Stakeholder Metrics (ESG & NPS) from a modifier to 20% independently weighted measures, in aggregate

●	Re-designed the Long-Term Incentive Plan

●	Increased the weighting of performance-based RSUs for named executives from 60% to 100% of total 2022 LTI awards

●	Discontinued the use of one-time and off-cycle incentive plans and awards absent extraordinary circumstances

●

Added an rTSR metric, weighted 40% (replacing performance share RSUs), with rigorous performance conditions where above market performance is needed for target and maximum awards, and capped awards at target unless absolute TSR ≥ 0%. See the table below:

	rTSR Percentile Achieved Relative to S&P MidCap 400 Value Index	RSUs Earned as % of Target(1)
Maximum	≥ 80th	200%

Target	55th	100%

Threshold	25th	50%

< Threshold	< 25th	0%

(1) Interpolate for performance between discrete points

●	Maintained the LTI EBITDA growth and LTI Recurring Revenue growth measures, each weighted 30%

●	Required competitive performance and growth over 2021 performance

●	LTI EBITDA target for 2022 set at 10% over 2021 results

●	LTI Recurring Revenue target for 2022 set at 8% over 2021 results

We incorporated ESG and NPS Stakeholder Metrics into our 2022 Annual Incentive Plan Designs:

●	Elevated Stakeholder Metrics to independent, stand-alone metrics with an aggregate 20% weighting

●	Used improvement in NPS with a 10% weighting

●	Used ESG measures with a 10% weighting, consisting of four qualitative and specific objective ESG goals covering DEI, Workforce & Talent, Information Security, and Environmental Sustainability:

¡	Social – Sustainability Accounting Standards Board (SASB) disclosure

¡	Social Workforce: eNPS

¡	Data Privacy / Security – BitSight Score

¡	Environmental – Disclosure and targeted reduction of our Greenhouse Gas Emissions

The Committee affirmed its expectation that severance under our Executive Severance Plan will not be paid to named executives who voluntarily resign from Company service and no additional amounts will be paid under this Plan unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders.

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We maintained our 2021 independent consultant for continued work in 2022.

The Board and our Compensation and Human Resource Committee highly value investor engagement and consider the feedback received from our stockholders during outreach meetings as essential to developing and improving our executive compensation programs. Further, we are committed to continuing our stockholder outreach at least annually in order to elicit critical investor feedback to guide the evolving parameters of these programs.

Business Overview

NCR is a software- and services-led enterprise technology provider that runs stores, restaurants and self-directed banking for our customers, which includes businesses of all sizes. Our software platform, which runs in the cloud and includes microservices and APIs that integrate with our customers’ systems, and our NCR-as-a-Service solutions bring together all of the capabilities and competencies of NCR to power the technology to run our customers’ operations. Our portfolio includes digital first software and services offerings for banking, retailers and restaurants, as well as payments processing and networks, multi-vendor connected device services, automated teller machines, self-checkout kiosks and related technologies, point of sale terminals, and other self-service technologies. We also resell third-party networking products and provide related service offerings in the telecommunications and technology sector. Our solutions are designed to support our transition to becoming a software platform and payments company. NCR is a global company that is headquartered in Atlanta, Georgia.

Company 2022 Financial Performance

2022 Financial Highlights

Our recurring revenue increased 16% from the prior year (up 20% on a constant currency basis) and comprised 62% of total consolidated revenue

Our revenue increased 10% from the prior year (up 13% on a constant currency basis)

Our full year GAAP diluted EPS from continuing operations attributable to NCR was $0.34 and our full year non-GAAP diluted EPS(1) from continuing operations attributable to NCR was $2.62

Our full year cash flow from operations was $447 million and full year free cash flow(2) was $164 million

(1) Non-GAAP diluted EPS is a non-GAAP measure. Diluted EPS is the most directly comparable GAAP measure. Refer to the Supplementary Non-GAAP Information section of this proxy statement for the reconciliation of Non-GAAP diluted EPS.

(2) Free cash flow is a non-GAAP measure. Net cash provided by operating activities is the most directly comparable GAAP measure. Refer to the Supplementary Non-GAAP Information section of this proxy statement for the reconciliation of free cash flow.

As demonstrated by the financial highlights above, even in a challenging economic environment where interest rates rose and the U.S. dollar was strong, and where material, labor and freight costs escalated due to supply chain challenges brought on by a global pandemic and the war in Ukraine, NCR continued to successfully implement its strategic business transformation strategy. NCR’s executive leadership team adapted to drive strong growth and higher profitability, while also improving customer satisfaction.

Compensation Philosophy and Committee Role

Our executive compensation program rewards executives for achieving and exceeding the Company’s strategic business and financial goals in furtherance of stockholder interests. The Committee accomplishes this by generally linking executive compensation to Company-wide metrics and operational results for areas that each member of our executive team directly controls. The Committee regularly evaluates the elements

NCR CORPORATION | 2023 Proxy Statement | 41

of our program to ensure that they appropriately align executive pay with Company performance, reflect the feedback shared by our stockholders, and are consistent with both Company and stockholder short-term and long-term goals given the dynamic nature of our business and the markets where we compete for talent. The Committee annually approves the design of our executive compensation program, performance objectives, specific goals, results, compensation levels and final compensation for our named executives. For more details on the materials and data considered by the Committee in establishing our 2022 executive compensation program, including a description of our peer group for compensation purposes, see the Our Process for Establishing 2022 Compensation section below.

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Best Practices in Executive Compensation – What We Do and Don’t Do

Our executive compensation program features many best practices:

WHAT WE DO	WHAT WE DON’T DO

✓  Clarified Severance Policy. Severance will not be paid under the NCR Executive Severance Plan to named executives who voluntarily resign from Company service and no additional amounts will be paid unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders.

✓  Independent Compensation Consultant. The Committee retains an independent compensation consultant to evaluate and advise on our executive compensation programs and practices, as well as pay mix and levels for our named executives.

✓  Double Trigger Benefits in the Event of a Change in Control. Assumed equity awards do not vest in a change in control of NCR unless employment also ends in a qualifying termination.

✓  Reasonable Change in Control Severance. Change in control cash severance benefits range from one to three times target cash pay depending upon the executive’s position.

✓  Compliant Procedures for Trading of NCR Stock. We only permit executive officers to trade in NCR common stock with appropriately protective pre-clearance procedures, including pursuant to a Rule 10b5-1 trading plan.

✓  Strong Compensation Clawback Policy. Executive awards are subject to clawback in specified circumstances as described herein.

✓  Robust Stock Ownership Guidelines. We require our executive officers to meet our guidelines, which range from two to six times salary, and to maintain the guideline ownership level after any transaction.

X   No Guaranteed Annual Salary Increases or Guaranteed Bonuses. Salary increases and bonuses are not guaranteed for our named executives. Salaries are instead based on individual performance evaluations and competitive considerations as determined appropriate by the Committee, with bonuses generally tied to performance on corporate financial and non-financial metrics that link executive and stockholder interests and drive our business priorities.

X   No Compensation Plans that Encourage Excessive Risk Taking. Based on the Committee’s annual review, none of our pay practices incentivize executives or employees to engage in unnecessary or excessive risk-taking.

X   No Hedging or Pledging of NCR Securities. Our policies prohibit hedging and pledging of the Company’s equity securities as described in the Hedging and Pledging Policy section below.

X   Perquisites. We offer only perks we believe important to be competitive, to attract and retain highly talented executives, enhance productivity and ensure focus on critical business activities, and protect the health, safety and security of our executives. In 2022, the Committee determined that no new executives would receive the medical and financial planning perquisites in the future.

X   No Dividends or Dividend Equivalents Paid on Unvested Equity Awards. Equity awards must vest before dividends are payable.

X   No Special Executive Pension Benefits. There are no special executive or broad-based pension benefits for any named executives.

X   No Excise Tax Gross-ups. Our named executives are not eligible for excise tax gross-ups or tax gross-ups on any perquisites other than standard relocation benefits.

X   No Repricing Stock Options or SARs. Our Stock Plan prohibits repricing of stock options and stock appreciation rights without prior stockholder approval.

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Role of Our Independent Compensation Consultant

To assist in review and oversight of our executive compensation programs, the Committee retains and is advised by Farient Advisors LLC (“Farient”). Farient is a nationally recognized executive compensation consulting firm that is independent of the Company’s management and reports directly to the Committee. When making executive compensation decisions, the Committee considered the advice and recommendations of Farient. Farient attended all meetings of the Committee during 2022. Our CEO and our Executive Chair were not present during Committee and Farient discussions about their own compensation. For more information about the role of the independent compensation consultant as an advisor to the Committee in 2022, see the Compensation and Human Resource Committee section above.

Our Process for Establishing 2022 Compensation

Our Committee has the sole authority to establish compensation levels for our named executives. When making compensation decisions, the Committee carefully examines:

●	External Market Analysis – Peer Group and Survey Data – including reports by the Committee’s independent compensation consultant on peer group member pay data and external market surveys;

●	Internal Compensation Analysis – Tally Sheets and Internal Equity – including management reports on comparable internal compensation levels and compensation history; and

●	Recommendations – from certain members of management concerning compensation for named executives in the limited circumstances noted below.

External Market Analysis

When determining salary and target annual incentive and long-term incentive opportunities, the Committee evaluates broad-based survey and proxy data and reviews a competitive pay range prepared by its independent compensation consultant. The Committee retains the flexibility to make adjustments to compensation opportunities that respond to market conditions, promotions or expansion of scope of responsibilities, individual performance and internal equity.

Compensation Peer Group. The Committee reviews the Company’s compensation peer group annually with its independent compensation consultant and makes changes to the group, as needed. This review includes ensuring the suitability of the peer group for gauging the competitiveness of our pay levels and practices and reviewing our relative dilution when developing the aggregate annual budget for equity compensation awards.

The unique combination of industries represented by our core business creates challenges in identifying comparable companies for executive compensation analysis. We select our peer group by examining other companies in terms of industry, size and recruiting in our GICS (Global Industry Classification Standard) industry group that are in the software and services or technology hardware industries, and are of reasonably similar size based primarily on annual revenues. We also consider other companies outside our GICS industry group where we compete for talent.

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Final 2022 Peer Group. The Committee carefully reviewed our 2021 peer group, and with the advice of its independent compensation consultant, continued in 2022 to use the same peer group for purposes of benchmarking our executive compensation program:

ACI Worldwide (ACIW) Black Knight (BKI) Citrix Systems (CTXS) Diebold Nixdorf (DBD) Fidelity National Information Services (FIS) Fiserv (FISV)	Global Payments (GPN) Intuit (INTU) Juniper Networks (JNPR) Keysight Technologies (KEYS) NetApp (NTAP) Gen Digital, Inc. (GEN)	Paychex (PAYX) Sabre (SABR) Seagate Technology (STX) ServiceNow (NOW) Western Digital (WDC) Xerox Holdings (XRX)

External Market Surveys. The Committee reviewed a comprehensive analysis and assessment prepared by its independent compensation consultant, which showed the competitive position of our named executives’ pay mix and levels compared to the marketplace using a combination of survey data provided by the Company as well as proxy data from our peer group for the CEO and CFO positions. Market survey data includes surveys concentrated on companies in both general and high-tech industries, which encompasses the Company’s competitors for talent. The broad-based surveys give the Committee access to market data for numerous companies under a consistent methodology to assist our understanding of market trends and practices. For 2022, the Willis Towers Watson Executive Compensation Survey was used, which included data on corporate-wide roles for general industry and high-tech companies.

The Committee considers a market competitive range when setting compensation and retains flexibility to set compensation above or below the range based on individual considerations. When setting 2022 compensation levels for Mr. Hayford and Mr. Oliver, the Committee considered our peer group’s executive compensation data and general market survey data, weighted at 50% and 50% respectively. For Mr. Sullivan, Mr. Layden, and Mr. Button, the Committee considered general market survey data for similar positions.

Internal Compensation Analysis – Tally Sheets and Internal Equity

Tally Sheets. The Committee reviews comprehensive internal tally sheets showing the total compensation opportunity provided to each of our named executives over a three-year period. The tally sheets allow the Committee to review the degree to which historic, current and projected compensation, including unvested equity awards, support the Company’s pay for performance philosophy and retention objectives. The Committee uses the data in the tally sheets to assess actual and projected compensation levels. In addition, the tally sheets are used to compare year-over-year compensation as part of the process of establishing competitive compensation levels for the following year.

Internal Equity. The Committee also reviews internal reports on named executive salaries and incentive plan targets compared to internal peers. To maintain a fair balance throughout the executive level at the Company, we strive for a level of consistency in compensation. Differences in compensation are based on degree of judgment associated with and the strategic nature of particular executive roles, as well as individual performance measured both quantitatively and qualitatively.

Recommendations

In 2022, the Committee also considered recommendations from our CEO, Executive Chair, COO, and Chief Human Resources Officer when establishing compensation levels for named executives other than the CEO and the Executive Chair. No member of management other than the Executive Chair participates in Committee discussions about CEO compensation. No member of management provides recommendations or participates in discussions regarding his or her own compensation.

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Compensation Mix for 2022

Compensation Mix for CEO

The portion of performance-based “at risk” compensation increases directly with an executive’s role and responsibility within the Company, ensuring that more senior executives have greater accountability for performance. Consistent with our pay for performance philosophy, the Committee directly linked a very significant percentage of our CEO’s 2022 target total pay, 92%, to Company performance through quantitative financial metrics, together with non-financial Stakeholder Metrics including NPS and ESG goals that support the strategy of the organization. For our CEO, this percentage of 2022 target total pay includes salary of $1 million, a target 2022 Annual Incentive Plan award of $1.5 million, and a target value for 2022 LTI Plan equity awards of $10 million, consisting of PBRSUs and rTSR RSUs.

Compensation Mix for Other Named Executive Officers

The percentage of target total pay directly linked by the Committee to Company performance for our other named executives averaged 88% for 2022.

2022 Target Total Direct Compensation Mix

2022 Compensation Program Elements and Payouts

The following describes the elements of our 2022 executive compensation program established by the Committee for our named executives, as well as the payouts earned and funded under the program for our named executives.

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2022 Salaries

The Committee endeavors to set salaries at a level competitive with our peer group. This helps us attract and retain top quality executive talent, while keeping our overall fixed costs at a reasonable level.

For 2022, the Committee approved the following salaries for our NEOs which remained unchanged from 2021:

2022 Salary ($)

Named Executive Officer	2022 Salary
Michael Hayford	$1,000,000

Owen Sullivan	$825,000

Timothy Oliver	$625,000

Don Layden	$600,000

Adrian Button	$600,000

2022 Annual Incentive Plan

Our 2022 Annual Incentive Plan (AIP) established pursuant to the Second Amended and Restated NCR Management Incentive Plan is an annual short-term cash incentive plan designed to promote the attainment of our 2022 NCR Financial Plan, and reward achievement of organizational objectives and effective collaboration across teams.

The Committee established annual target bonuses for our named executives based on market pay ranges and positioning within the senior leadership team. The 2022 target AIP opportunities for our NEOs remained the same as in 2021.

2022 Annual Incentive Plan Target Opportunity

(% of Salary)

Named Executives	Target Bonus

Michael Hayford	150%

Owen Sullivan	150%

Timothy Oliver	150%

Don Layden	150%

Adrian Button	125%

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2022 Annual Incentive Plan Metrics

Our AIP metrics and goals strongly link stockholder and executive interests, support NCR’s strategic business objectives, including non-financial environmental, social and governance goals (ESG) and customer satisfaction (NPS) goals.

No bonuses are paid unless threshold EBITDA performance is met.

AIP EBITDA continues to be our primary financial performance objective and key corporate compensation metric, but the weighting was reduced from 100% in 2021 to 55% in 2022 in order to provide for other measures that the Committee considered important to our strategy.

New for 2022, the Committee adopted an “Annual Incentive Plan Revenue” metric as an additional corporate financial goal weighted 25%. The addition of this metric directly addresses stockholder input and further differentiates the goals we use for our annual and long-term incentives.

In addition, for 2022 our Committee incorporated Stakeholder Metrics comprised of Environmental, Social and Governance Goals and Net Promoter Score as independent, stand-alone metrics, each weighted 10%, as opposed to a modifier as in 2021. These metrics were designed to measure the ability of our executives to address ESG concerns raised by our main stakeholders, as well as NPS which is a critical measure of success for our business. ESG objectives for 2022 included four categories, each weighted 2.5% out of the total 10% weighting for ESG:

●	Social Workforce – eNPS score

●	Social – Sustainability Accounting Standards Board Disclosure

●	Data Privacy / Security – BitSight Score

●	Environmental – Disclosure and targeted reduction of our Greenhouse Gas (GHG) Emissions

Each of these metrics is defined in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section.

2022 Annual Incentive Plan Goals

Each year the Committee sets rigorous performance targets for our AIP based on an evaluation of various factors such as corporate strategy, alignment with stockholder interests, corporate responsibility, our annual financial plan, our performance history, and industry outlook. The Committee established Stakeholder Metrics, including ESG and NPS goals, as qualitative and quantitative measures designed to drive progress toward environmental sustainability, diversity, equity and inclusion, workforce and talent enhancement, information security and customer satisfaction goals.

For 2022, the Committee adopted threshold, target, and maximum funding levels for the AIP objectives which, if achieved, would result in funding at 50%, 100%, and 200%, respectively, funding interpolated between levels. Individual payout for each achieved AIP objective is capped at 200% of target.

Annual Incentive Plan Payout for 2022

The AIP EBITDA achieved by the Company for 2022 was $1.367 billion, which was below the threshold AIP Objective of $1.412 billion as shown in the table below (with each amount shown after constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section). This resulted in 0% funding for the AIP EBITDA objective under the 2022 Annual Incentive Plan.

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The AIP Revenue achieved by the Company for 2022 was $7.821 billion, which was above the threshold AIP objective of $7.469 billion (with each amount shown after constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section). However, the AIP Revenue objective did not apply since the AIP EBITDA funding gate was not met.

Three of the four Stakeholder Metrics were achieved at either target or above target performance. However, the Stakeholder Metric results did not apply since the AIP EBITDA funding gate was not met.

While the other AIP objectives were met or exceeded in 2022, since the AIP EBITDA funding gate did not exceed threshold performance, the AIP objectives resulted in an earned payout of 0% of target as shown in the chart below.

2022 AIP Objectives(1) and Performance Results

	Weight	Modifier Range			Performance Result	Potential Funding Based on Performance Results	Net Funding Amount
		Threshold (50% Earned)	Target (100% Earned)	Maximum (200% Earned)

AIP EBITDA	55%	$1,412M	$1,485M	$1,622M	$1,367M	0%	0%

AIP Revenue	25%	$7,469M	$7,916M	$8,364M	$7,821M	89%	0%

ESG	10%	Below Expectations	Achieve Expectations	Exceed Expectations	Achieved Expectations(2)	0%(3)	0%

NPS	10%	0% Increase from 2021	8.3% Increase from 2021	16.7% Increase from 2021	8.3% Increase from 2021	100%	0%

(1) The AIP EBITDA and AIP Revenue objectives are shown after constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section.

(2) Three (3) of four (4) ESG AIP objectives achieved or exceeded expectations in 2022.

(3) Threshold results must be met on all four (4) ESG AIP objectives for funding to occur.

Consequently, the total 2022 Annual Incentive Plan funded payouts for our named executives are shown in the chart below.

Named Executive	Target Bonus(1)	Earned and Funded Payout (% of Target)	Total Funded Bonus Payout
Michael Hayford	$1,500,000	0% of Target	$—
Owen Sullivan	$1,237,500		$—
Timothy Oliver	$937,500		$—
Don Layden	$900,000		$—
Adrian Button	$750,000		$—

(1) Based on salary for Mr. Hayford, Mr. Sullivan, Mr. Oliver, Mr. Layden and Mr. Button.

NCR CORPORATION | 2023 Proxy Statement | 49

Long-Term Incentive Program

Our Long-Term Incentive Program (LTIP) directly aligns a large portion of the total compensation of our named executives with Company performance and changes in stockholder value. In direct response to stockholder feedback, our Committee granted 100% of our 2022 LTI award value for named executives in the form of performance-based RSUs (PBRSUs). New for 2022, the Committee adopted a rTSR metric for PBRSU (40% weighting). These rTSR RSUs can only be earned if rigorous rTSR performance conditions are met by achieving above market goals for target and maximum awards. For the remaining 60% of our 2022 PBRSU award value, we continued to use the LTI Recurring Revenue and LTI EBITDA metrics, which continue to be key indicators of our strategic execution, foundational to our long-term success, and supported by our stockholders. See definitions of these metrics in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section.

2022 – 2024 PBRSUs

As in prior years, PBRSUs based on LTI EBITDA and LTI Recurring Revenue with a three-year performance period from January 1, 2022 through December 31, 2024 were awarded to all named executives in February 2022. The final earned award can range from 0% to 200% of the target RSUs, based on the Company’s achievement of the performance metrics. RSUs earned from achieving performance goals will cliff-vest on the three-year anniversary of the grant date, generally subject to continued Company service through that date.

The Committee set rigorous performance targets for our PBRSUs based on an evaluation of various factors such as corporate strategy, alignment with stockholder interests, corporate responsibility, our annual financial plan, our performance history, and industry outlook. For the 2022 – 2024 performance cycle, the Committee adopted threshold, target, and maximum funding levels for the PBRSU objectives which, if achieved, would result in funding at 50%, 100%, and 200%.

LTI Recurring Revenue- and LTI EBITDA-based RSUs may be earned based on the following terms:

●	Progress against LTI Recurring Revenue and LTI EBITDA metrics will be measured annually and interpolated between discrete points

●	In each successive year, the baseline is reset with prior year’s actual results and increased using specified levels of growth

●	Each individual year’s payout calculation would range from 0%-200% of target payout based on performance

●	Final payout will be calculated as the average of the three (3) individual year’s performance payout measurements, ranging from 0%-200% of target payout

NCR CORPORATION | 2023 Proxy Statement | 50

Also in February of 2022, the Committee awarded rTSR RSUs to all named executives. These rTSR RSUs may be earned based on the performance of the TSR of our common stock relative to the S&P MidCap 400 Value Index, over the performance period between February 25, 2022 and December 31, 2024. This index tracks the investment results of similarly sized U.S public companies and of which we are a constituent.

FY22-24	rTSR Percentile Achieved Relative to S&P MidCap 400 Value Index		Payout (% of Target)(1)
Maximum	≥ 80	th%ile	200%

Target	55	th%ile	100%

Threshold	25	th%ile	50%

< Threshold	< 25	th%ile	0%

(1) Interpolate for performance between discrete points.

The rTSR-based RSUs may be earned based on the following terms:

●	Shares are earned if the Company achieves >25th percentile rTSR with the percent of target payout based on an interpolation between discrete points up to 200%

●	An absolute rTSR governor caps awards at Target unless absolute TSR is greater than or equal to 0%.

Performance Goals for Performance Period Ending in 2022

The Committee established the goals for the first year in the performance period of the January 1, 2022 – December 31, 2024 PBRSUs as follows:

2022 PBRSUs-Goals for 2022

(in millions)

LTI Recurring Revenue(1) (50% Weighting)	LTI EBITDA(1) (50% Weighting)	Percent of Target
$5,192 M	$1,564 M	200% of target
$4,910 M	$1,472 M	100% of target
$4,645 M	$1,377 M	50% of target

(1) Performance between goal levels shown in the Chart above will be interpolated on a linear basis, with payout capped at 200% of target.

●

Prior to Committee approved adjustments, the 2022 LTI Recurring Revenue and 2022 LTI EBITDA targets represent an increase of 8% and 10%, respectively, over the applicable 2021 LTI Recurring Revenue and 2021 LTI EBITDA results.

●

The LTI Recurring Revenue and LTI EBITDA goals noted above are each shown after constant currency and other Committee approved adjustments noted with respect to the definitions of these metrics in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section.

Because subsequent years will require specified levels of growth, upon completion of the three-year performance period the final payout will be calculated as the average of the three annual payout results, subject to the Committee’s evaluation of cumulative growth, and may be adjusted downward by the Committee as determined necessary or appropriate in its discretion.

NCR CORPORATION | 2023 Proxy Statement | 51

2022 LTI Program – Equity Award Values

This chart shows the target value and the accounting grant date fair values of the 2022 LTI equity awards approved by the Committee for all named executives. The target values approved by the Committee as shown in the first column of the chart differ from the total values shown in the last column because the target values were converted to a number of RSUs based on the closing price of NCR common stock on the date of grant.

Named Executive	Target Value Approved by the Committee	Performance- Based RSUs(1)	rTSR RSUs(1)	Total 2022 Annual LTI Award Value(2)
Michael Hayford	$10,000,000	$6,000,011	$5,597,681	$11,597,692
Owen Sullivan	$6,000,000	$3,600,023	$3,358,585	$6,958,608
Timothy Oliver	$4,000,000	$2,399,988	$2,239,095	$4,639,083
Don Layden	$4,000,000	$2,399,988	$2,239,095	$4,639,083
Adrian Button	$2,500,000	$1,500,003	$1,399,420	$2,899,423

(1) These columns show the valuation of performance-based RSUs and rTSR RSUs for all named executives made in early 2022, as determined in accordance with FASB ASC Topic 718. rTSR RSUs are valued using a Monte Carlo valuation, which simulates a distribution of stock prices for equity awards throughout the remaining performance period for the awards, based on certain assumptions of NCR common stock price behavior. PBRSUs are valued by applying the applicable NCR common stock price on the grant date. The grant date fair value for the rTSR RSU awards is $57.67.

(2) Represents the grant date fair value of the RSUs, as shown in the Grants of Plan-Based Awards Table section of this proxy statement.

2020 – 2022 PBRSU Goals and Results

In February 2020, the Committee granted PBRSUs based on LTI Recurring Revenue and LTI EBITDA.

In February 2023, the Committee approved the performance results for the 2020 PBRSUs, for the performance period of January 1, 2020 through December 31, 2022 at 108.7% of their target award based on achieving the following results:

Performance Period	1st Year (1/1/2020 – 12/31/2020)		2nd Year (1/1/2021 – 12/31/2021)		3rd Year (1/1/2022 – 12/31/2022)
Metric(1)	LTI Recurring Revenue	LTI EBITDA	LTI Recurring Revenue	LTI EBITDA	LTI Recurring Revenue	LTI EBITDA
Maximum (200% of target payout)	$3,571M	$1,199M	$3,845M	$1,135M	$5,193M	$1,685M
Target (100% of target payout)	$3,246M	$1,090M	$3,495M	$1,032M	$4,721M	$1,532M
Threshold (50% of target payout)	$2,921M	$981M	$3,146M	$929M	$4,249M	$1,379M
Actual	$3,340M	$973M	$3,572M	$1,220M	$4,741M	$1,525M
Annual Result (% of Target Payout)	64.2%		161.0%		101.1%
Avg. of Annual Results	108.7%

(1) The LTI Recurring Revenue and LTI EBITDA results are shown after constant currency and other Committee approved adjustments noted with respect to the applicable definition of these metrics in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables sections.

NCR CORPORATION | 2023 Proxy Statement | 52

2020 and 2021 Performance Share RSUs Results

2021 Performance Share RSU Results

On February 23, 2021, performance share RSUs (replaced in 2022 with the rTSR-based PBRSUs) with an NCR stock price appreciation goal were awarded to all named executives.

The final earned payout for these 2021 performance share RSUs could have ranged from 0% to 200% of the target RSUs, determined by multiplying the target RSUs by the “stock price multiplier,” which was defined as the average closing market price of NCR common stock for the ten trading days ending on December 30, 2022, divided by the closing market price of such stock on the date of grant (stock price on February 23, 2021 was $35.41), up to 200% of target.

The Committee approved the final earned payout of the 2021 performance share RSUs at 65.26% of target, as the average stock price for the ten trading days ending on December 30, 2022 was $23.11, resulting in a stock price multiplier of 65.26% ($23.11/$35.41). 50% of the 2021 performance shares RSUs vested on December 31, 2022, with the remaining 50% vesting on December 31, 2023.

2020 Performance Share RSU Results

In August 2021, the Committee took the unusual step of retroactively amending the outstanding 2020 performance share RSU grants for our named executives who received such awards by subjecting the RSUs to greater downside risk and extending the vesting date to December 15, 2022. These 2020 performance share RSUs originally vested 50% on December 31, 2021 and 50% on December 31, 2022.

The performance period was also extended from 18 to 30 months. Performance had been achieved at maximum at the time of the amendment and at the original performance measurement date, so the amendment added downside risk with no additional upside opportunity.

The final earned payout could have ranged from 0% to 200% of the target RSUs, determined by multiplying the target RSUs by the “stock price multiplier,” which was defined as NCR’s stock price on December 15, 2022, divided by the closing market price the date of grant (stock price on July 1, 2020 was $16.97), up to 200% of target.

The Committee approved the final earned payout of the 2020 performance share RSUs for the named executives at 136.36% of target, as the stock price on December 15, 2022 was $23.14, resulting in a stock price multiplier of 136.36% ($23.14/$16.97). All of the 2020 performance shares for the named executives vested on December 15, 2022.

If these performance share RSUs had not been retroactively amended, they would have paid out at 200% rather than the final payout of 136.36%.

Other Benefits and Perquisites

Like our other full-time salaried U.S. employees, the named executives participate in a variety of 401(k) and health and welfare benefit programs designed to attract, retain and motivate our workforce and keep us competitive with other employers. Our 401(k) plan encourages employees to save and prepare financially for retirement. Health and welfare and paid time-off benefits help our workforce stay healthy, focused and productive.

The named executives are eligible for other limited benefits that the Committee considers reasonable and appropriate under our executive compensation philosophy. These benefits, which do not represent a significant portion of our named executives’ total compensation, are intended to attract and retain highly qualified talent, minimize distractions from critical Company business and protect the health, safety and security of our key executives. These benefits are shown in our Perquisites – 2022 Table and reported as “All Other Compensation” in our Summary Compensation Table. They include financial counseling, executive medical exams, relocation benefits, and with respect to Mr. Hayford, Mr. Sullivan, Mr. Oliver, and Mr. Layden, certain personal use of corporate aircraft. The Committee prohibits all tax reimbursements (or

NCR CORPORATION | 2023 Proxy Statement | 53

tax gross-ups) with the exception of those provided in connection with relocations required by the Company, which are generally also provided to non-executive employees. In respect to financial counseling and executive medical exams, the Committee discontinued these perquisites for all new executives.

Severance Benefits – Standard Severance and Change in Control (CIC) Severance

Change in Control (CIC) Severance Benefits

If the Company considers potential change in control transactions, we want to ensure that key executives are incentivized to remain with us during this process and evaluate the transactions in an objective and undistracted way in order to support stockholder value. For these reasons, we maintain the Change in Control Severance Plan for our senior executive team. Under this plan, we pay only “double-trigger” separation benefits, that is, benefits pay out only if both a change in control occurs and employment ends in a qualifying termination. There are no tax gross-ups under the plan for any named executives.

Our Change in Control Severance Plan has two benefit levels that apply to our named executives. For more about plan benefit levels for the named executives and double-trigger benefits, see the Potential Payments Upon Termination or Change in Control section below.

Standard Severance Benefits (Non-CIC)

We provide our key executives reasonable severance benefits to ensure that we remain competitive with other employers, and to help us attract and retain top talent. Our Executive Severance Plan provides certain severance benefits in the event employment ends in a qualifying termination not connected to a change in control. For more about these severance benefits and the multipliers used to determine the executives’ benefits, see the Potential Payments Upon Termination or Change in Control section below.

The Committee has affirmed its expectation that severance will not be paid under the Executive Severance Plan to named executives who voluntarily resign from Company service and no additional amounts will be paid under this Plan unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders.

Stock Ownership Requirements

The Committee recognizes that executive stock ownership plays a critical role in aligning the interests of management with those of stockholders. We also believe that our most senior executives should maintain a significant personal financial stake in NCR to promote a long-term perspective in managing our business. For these reasons, we require that our named executives own NCR common stock worth a guideline multiple of salary. Shares that count toward the guideline include shares owned personally, time-based RSUs, PBRSUs, performance share RSUs, and stock acquired through our Employee Stock Purchase Plan. Stock options do not count toward the guideline. Newly hired or promoted executives have five years to reach their guideline. The Table below shows our current guidelines.

As of February 28, 2023, Mr. Hayford, Mr. Sullivan, Mr. Oliver, and Mr. Layden met our stock ownership guidelines based on 2022 salary levels.

Stock Ownership Guideline as a Multiple of Salary

Named Executive	Guideline
Michael Hayford	6
Owen Sullivan	5
Timothy Oliver	4
Don Layden	3

NCR CORPORATION | 2023 Proxy Statement | 54

Compensation Clawback Policy

We have a policy generally providing that short-term and long-term incentive awards provided to our executive officers, including our named executives, are subject to clawback (forfeiture or repayment), as directed by the Committee, if:

●	The payment, grant or vesting of the award was based on achieving financial results that were the subject of a restatement of the Company’s financials within three years; and

●

The Committee determines in its sole discretion that the executive officer’s negligence, fraud or misconduct caused or contributed to the need for the restatement, and that forfeiture or repayment is in the best interests of the Company and our stockholders.

If it is determined that the above conditions are met, then to the full extent permitted by law and as directed by the Committee, the executive officer must also forfeit any outstanding equity awards and repay amounts received from time-based equity award vesting and gains from stock option exercises.

Hedging and Pledging Policy

Our Insider Trading Policy incorporates the Company’s prohibitions against hedging, pledging and related transactions. The Policy applies to all officers, directors, employees (including temporary employees) and contractors of the Company and its subsidiaries who have access, including temporary access, to material nonpublic information, as well as certain family members of, and individuals who live in the same household as, are financially dependent on, or whose transactions (including transactions by an entity) in NCR’s securities are directed by or subject to the influence or control of, any such person.

In order to restrict covered persons from engaging in transactions that hedge or offset, or are designed to hedge or offset, fluctuation in the market value of NCR equity securities, our Insider Trading Policy prohibits covered persons from directly or indirectly engaging in hedging activities or transactions of derivative securities of the Company at any time. In addition, because a margin or foreclosure sale may occur at a time when individuals are in possession of material nonpublic information or otherwise are not permitted to trade in NCR securities, our directors, executive officers and designated key employees are prohibited from taking margin loans where NCR securities are used, directly or indirectly, as collateral for the loan. Such individuals are also prohibited from pledging NCR securities as collateral for a loan.

Tax Considerations in Setting Executive Compensation

Under Federal tax rules in effect for tax years beginning on and after January 1, 2018 (which tax rules eliminated a performance-based compensation exception that was previously available), compensation over $1 million paid annually for certain covered employees, including the named executives, generally is not deductible for federal tax purposes. As has been the case historically, the Committee continues to have the ability to pay compensation to our named executives in appropriate circumstances, even if such compensation is not fully deductible.

Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables

●

“Adjusted EBITDA” is defined as the Company’s GAAP net income (loss) from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition-related intangibles and transformation and restructuring charges (which includes integration, severance and other exit and

NCR CORPORATION | 2023 Proxy Statement | 55

disposal costs), among others. The special items are considered non-operational so are excluded from the Adjusted EBITDA metric utilized by our management in evaluating segment performance and are separately delineated to reconcile back to total reported income (loss) from continuing operations attributable to NCR. This format is useful to investors because it allows analysis and comparability of operating trends. It also includes the same information that is used by NCR management to make decisions regarding the segments and to assess our financial performance. Refer to the table below in the Supplementary Non-GAAP Information section of this proxy statement for the reconciliations of net income (loss) from continuing operations attributable to NCR (GAAP) to Adjusted EBITDA (non-GAAP).

●	“AIP” means the NCR Annual Incentive Plan established pursuant to the Second Amended and Restated NCR Management Incentive Plan.

●

“AIP EBITDA” for purposes of our 2022 Annual Incentive Plans equals Adjusted EBITDA for the Company, adjusted to eliminate the impact of foreign currency fluctuations during the performance period, based on the same foreign exchange rates used to establish the Company’s applicable financial plan, and excludes the impact of mergers and acquisitions completed during the performance period. Further adjusted as determined in the sole discretion of the Committee.

●

“AIP Revenue” for purposes of our 2022 Annual Incentive Plan equals NCR’s GAAP revenue, adjusted to exclude any material unplanned mergers and acquisitions activity during 2022 and the revenue impact of the shift to recurring versus the 2022 budgeted value of $207M. Shift to recurring is defined as eliminating the net impact of the shift to recurring revenue by treating all new contracts as if they would have been accounted for as revenue upfront during the year of signing in accordance with prior practice versus the amount to be recognized during the year of signing on a recurring revenue basis. Further adjusted as determined in the sole discretion of the Committee.

●	“CD&A” means the Executive Compensation – Compensation Discussion and Analysis section included herein.

●	“Change in Control Severance Plan” means the Amended and Restated NCR Change in Control Severance Plan.

●	“Committee” means the Compensation and Human Resource Committee of the NCR Board of Directors.

●

“constant currency” means certain financial measures, excluding the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, NCR’s management uses constant currency measures to evaluate period-over-period operating performance on a more consistent and comparable basis. NCR’s management believes that presentation of financial measures without this result may contribute to an understanding of the Company’s period-over-period operating performance and provides additional insight into historical and/or future performance, which may be helpful to investors. Refer to the table below in the Supplementary Non-GAAP Information section of this proxy statement for the reconciliations of total revenue growth, recurring revenue growth and Adjusted EBITDA growth on a constant currency basis (non-GAAP).

●	“ESG” means environmental, social and governance.

●	“Executive Severance Plan” means the NCR Executive Severance Plan.

●	“LTI” means long-term incentive.

●

“LTI EBITDA” for purposes of our Long-Term Incentive Plans equals Adjusted EBITDA for the Company (as defined herein), further adjusted to eliminate the impact of foreign currency fluctuations during the performance period, incorporate (for 2020, eliminate) the impact of mergers and acquisitions and eliminate the net impact of the shift to recurring revenue by treating all new contracts as if they would have been accounted for as revenue upfront during the year of signing in accordance with prior practice versus the amount to be recognized during the year of signing on a recurring revenue basis. Further adjusted as determined in the sole discretion of the Committee.

●	“LTI Plan” means the NCR Long-Term Incentive Plan.

●

“LTI Recurring Revenue” for purposes of our Long-Term Incentive Plans equals recurring revenue for the Company (as defined herein), adjusted to eliminate the impact of foreign currency fluctuations during

NCR CORPORATION | 2023 Proxy Statement | 56

the performance period, and incorporate (for 2020, eliminate) the impact of mergers and acquisitions completed during such period. Further adjusted as determined in the sole discretion of the Committee.

●	“Named executives” or “NEOs” means our Named Executive Officers.

●	“NPS” means our Net Promoter Score.

●	“PEO” means principal executive officer, who is Michael Hayford, our CEO.

●

“recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, interchange and network revenue, cryptocurrency-related revenue and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

●	“rTSR” means relative total shareholder return.

●	“Stock Plan” or “2017 Stock Incentive Plan” means the NCR Corporation 2017 Stock Incentive Plan, as amended.

●	“TSR” means total shareholder return.

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Executive Compensation Tables

These Executive Compensation Tables use capitalized terms, certain of which are defined in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section, including certain terms used with respect to the metrics established for the Company’s incentive plans.

Summary Compensation Table

Our Summary Compensation Table below shows the total compensation paid to or earned by each of our named executives with respect to the fiscal year ending December 31, 2022, and for those individuals who were then named executives, with respect to the fiscal years ending December 31, 2021 and December 31, 2020.

Summary Compensation Table ($)

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
(a)	(b)	(c)(1)	(d)(2)	(e)(3)	(f)(4)	(g)(5)		(h)
Michael Hayford	2022	1,000,000	11,597,692	—	—	145,903		12,743,595
Chief Executive Officer	2021	984,813	11,331,818	—	2,325,000	198,870		14,840,501
	2020	317,102	10,895,960	7,150,000	9,843,750	118,454		28,325,266
Owen Sullivan	2022	825,000	6,958,608	—	—	204,547		7,988,155
President & Chief Operating Officer	2021	755,962	7,032,801	—	1,773,529	79,953		9,642,245
	2020	474,039	6,537,585	4,290,001	5,700,000	66,892		17,068,517
Timothy Oliver	2022	625,000	4,639,083	—	—	124,384		5,388,467
Senior Executive Vice President & Chief Financial Officer	2021	625,000	4,532,716	—	1,453,125	212,534		6,823,375
	2020	288,462	2,000,005	1,999,999	2,812,500	105,462		7,206,428
Adrian Button	2022	600,000	2,899,423	—	—	27,869		3,527,292
Executive Vice President, Product and Service Operations	2021	578,193	2,832,978	—	1,162,500	27,369		4,601,040
	2020	468,462	2,476,348	1,624,997	2,250,000	27,292		6,847,099
Don Layden	2022	600,000	4,639,083	—	—	39,559		5,278,642
Executive Vice President, President, Payments & Network, Head of Strategy and M&A	2021	140,769	2,832,978	—	351,616	1,320,490	(6)	4,645,853

(1) Cash compensation for Mr. Hayford in 2020 was $317,102 due to the voluntary temporary reduction in his salary as approved by the Committee starting April 4, 2020 and the Company’s failure to achieve the 2020 Annual Incentive Plan AIP EBITDA threshold, which was not changed due to the COVID-19 global pandemic. The 2020 cash compensation of each of Mr. Sullivan and Mr. Button was also reduced for the same reasons to $474,039 and $468,462, respectively. For Mr. Oliver, who joined the Company in July 2020 without a salary reduction, his 2020 cash compensation of $288,462 also reflects the Company’s underperformance under our 2020 Annual Incentive Plan noted above. Impacted base salaries were restored to pre-reduction levels effective January 1, 2021. For Mr. Layden, this column represents salary from October 1, 2021 (when he commenced employment) through December 31, 2021. For further details, see the Agreements with Our Named Executives section below.

(2) This column shows the aggregate accounting grant date fair value, as determined in accordance with FASB ASC Topic 718, of stock awards granted to each named executive in the applicable year. See Note 8 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for an explanation of the assumptions we make in the valuation of our equity awards. For 2022, PBRSUs are valued by applying the applicable NCR common stock price on the date of grant. rTSR RSUs are valued using a Monte Carlo valuation, which simulates a distribution of stock prices for equity awards throughout the remaining performance period of the awards, based on certain assumptions of NCR common stock price behavior. The Monte Carlo value for rTSR RSUs differ from target value approved by the Committee, as the latter were converted to a number of RSUs based on the closing price of NCR common stock on the date of grant. Assuming achievement of the highest level of performance, the aggregate grant date fair values of the PBRSUs and the rTSR RSUs granted in 2022 are: Mr. Hayford: $23,195,384; Mr. Sullivan: $13,917,217; Mr. Oliver: $9,278,167; Mr. Button: $5,798,846; Mr. Layden: $9,278,167.

(3) Represents the grant date fair value of the option awards granted in the applicable year. See Note 8 of the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for an explanation of the assumptions we make in valuing our option awards.

(4) For 2022, although several metrics were achieved and exceeded under the 2022 Annual Incentive Plan, there is no earned payout since the 2022 Annual Incentive Plan EBITDA threshold was not met. For 2021, this column represents amounts earned under our

NCR CORPORATION | 2023 Proxy Statement | 58

2021 Annual Incentive Plan. For 2020, this column does not include any cash payments and consists entirely of RSUs awarded in February 2021 to eligible named executives in full settlement of earned awards under the NCR Strategic Transformation Fitness Plan adopted by the Committee in 2019, a long-term strategic transformation compensation plan that targeted and achieved in excess of $150 million in recurring annual EBITDA improvements and in excess of $250 million in cash savings, which RSUs remained subject to a one-year restriction period following vesting, during which period the underlying shares may not be sold or otherwise alienated. For more details on this plan, see the NCR Strategic Transformation Fitness Plan section in the Executive Compensation – Compensation Discussion & Analysis section of the Proxy Statement for our 2021 Annual Meeting.

(5) The amounts in this column consist of the aggregate incremental cost to the Company of the perquisites provided to our named executives, any insurance premiums paid by the Company with respect to life insurance for the benefit of our named executives, contributions made by the Company to the NCR Savings Plan (our 401(k) plan) on behalf of our named executives and certain other payments. Additional details regarding these amounts are included in the All Other Compensation – 2022 Table, the Perquisites – 2022 Table and the Agreements with Our Named Executives section below.

(6) For 2021, this amount for Mr. Layden includes (i) perquisites provided to him after his commencement of employment on October 1, 2021, and (ii) amounts earned in 2021 before commencing employment consisting of consulting fees together with a transaction incentive fee for his leadership with respect to the Cardtronics Acquisition and certain other 2021 merger and acquisition activity, in the aggregate of $1,235,000. For further details, see the Agreements with Our Named Executives section below.

All Other Compensation Table

This Table shows the value of Company-paid perquisites and other personal benefits, insurance premiums and Company matching contributions to the NCR Savings Plan, our broad-based 401(k) plan, on behalf of our named executives in 2022:

All Other Compensation – 2022 ($)
Named Executive	Perquisites and Other Personal Benefits(1)	Insurance Premiums(2)	Company Contributions to Retirement / 401(k) Plans(3)	Total
Michael Hayford	135,601	52	10,250	145,903
Owen Sullivan	193,446	851	10,250	204,547
Timothy Oliver	113,489	645	10,250	124,384
Adrian Button	17,000	619	10,250	27,869
Don Layden	28,690	619	10,250	39,559

(1) This column shows the Company’s aggregate incremental cost for the perquisites and other personal benefits described in the Perquisites - 2022 Table.

(2) This column shows the value of Company-paid premiums for life insurance for the benefit of our named executives.

(3) This column shows Company matching contributions to our broad-based 401(k) plan, which the Company also makes for our non-executive participants in that plan.

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Perquisites Table

This Table shows the aggregate incremental cost to the Company for perquisites for our named executives in 2022.

Perquisites – 2022 ($)

Named Executive	Corporate Aircraft Usage(1)	Executive Medical Program(2)	Financial Planning Allowance(3)	Relocation(4)	Total

Michael Hayford	118,601	5,000	12,000	—	135,601
Owen Sullivan	176,446	5,000	12,000	—	193,446
Timothy Oliver	56,168	5,000	12,000	40,321	113,489
Adrian Button	—	5,000	12,000	—	17,000
Don Layden	11,690	5,000	12,000	—	28,690

(1) This column shows the Company’s incremental cost for personal usage of the corporate aircraft. Personal use of aircraft includes travel between an executive’s principal place of residence and the Company’s headquarters in Atlanta and other locations. The Company believes this is an important incentive to attract top-tier talent in the highly competitive technology industry. The Company provides the use of corporate aircraft in order to support the efficiency and productivity of our executives, protect their personal safety and security, and to ensure the confidentiality of our business. Protecting the health and safety of our executives during the COVID-19 pandemic resulted in additional usage. We will continue to monitor this as the pandemic evolves. We calculated this incremental cost by determining the variable operating cost to the Company, including items such as fuel, landing and terminal fees, crew travel expenses and operational maintenance. Expenses determined to be less variable in nature, such as general administration, depreciation and pilot compensation, were not included in this incremental cost. On occasion, family members and close associates traveled with or at the authorization of our CEO on corporate aircraft; the Company incurred de minimis incremental costs as a result of such travel, which costs are included in the Table.

(2) This column shows the Company-paid maximum amount available to named executives for medical diagnostic services under our Executive Medical Exam Program. Though some executives may not use the maximum, for privacy reasons we choose to disclose the maximum benefit available under the Program ($5,000 for those under age 65 and $10,000 for those age 65 or older), rather than the amount actually used.

(3) This column shows the Company-paid amounts for financial planning assistance under our Executive Financial Planning Program.

(4) This column shows relocation expenses related to our named executives. For Mr. Oliver, the amount shown includes a tax gross-up of $20,321.

Agreements with Our Named Executives

Our named executives have agreements with the Company that generally describe, among other things, their initial base salaries, bonus opportunities and equity awards, as well as benefit plan participation and applicable restrictive covenants. These agreements generally are not updated to reflect ordinary-course compensation changes.

Employment Agreements with Our Chief Executive Officer

Mr. Hayford: Mr. Hayford’s April 27, 2018 employment agreement describes his initial salary, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. The agreement also provides for Mr. Hayford’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. If his employment is terminated other than for cause or if he resigns for good reason, under the agreement Mr. Hayford’s unvested 2018 option award vests immediately and remains exercisable for 1 year (or until earlier expiration). “Cause” generally means grounds for cause under our Change in Control Severance Plan, felony conviction or material Code of Conduct violation. “Good reason” generally means assignment of duties inconsistent with position, authority, duties or responsibilities or diminution in such items, relocation over 40 miles or material breach of employment agreement or 2018 option award agreements.

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On February 16, 2023, the Company entered into an employment agreement amendment with Mr. Hayford (the “Hayford Amendment”), which provides that: (i) for purposes of the Change in Control Severance Plan, if his employment is terminated without cause or he resigns for good reason (as defined in the Change in Control Severance Plan) within the two-year period following, or the ninety-day period preceding, a “qualified transaction” (as defined in the Hayford Amendment, which includes, among other things, a spin-off, split-off or sale of the Commerce or Banking segment or a sale of more than 50% of the Company’s assets), he will receive the separation benefits that he is currently eligible to receive under the Change in Control Severance Plan upon a termination without cause or resignation for good reason following a change in control; (ii) for purposes of any then-outstanding equity awards, if his employment is terminated without cause or he resigns for good reason within the two-year period following, or the ninety-day period preceding, a qualified transaction, he will receive the accelerated vesting treatment (and for any stock options, the post-termination exercise period) as set forth in the applicable award agreements upon a “Change in Control Termination” or “Good Reason Termination,” as the case may be, that occurs in connection with a change in control in which the equity awards are assumed, converted or replaced; (iii) for purposes of any pre-2023 equity awards, if his employment is terminated for any reason other than for cause on or after August 13, 2024, he will receive the vesting treatment that he would have received upon a “mutually agreed retirement” approved by the CHRC, and any vested options will remain outstanding and exercisable through their original expiration dates; and (iv) the completion of a qualified transaction will constitute good reason for purposes of the Change in Control Severance Plan and any equity awards.

Employment Agreements with Other Named Executives

Mr. Sullivan: Mr. Sullivan’s July 18, 2018 employment agreement describes his initial salary as Chief Operating Officer, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. The agreement also provides for Mr. Sullivan’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. If his employment is terminated (other than for cause) or if he resigns for good reason, under the agreement Mr. Sullivan’s unvested 2018 equity awards vest immediately, and his 2018 option awards remain exercisable for 1 year (or until earlier expiration). “Cause” and “good reason” generally have the same meanings noted for Mr. Hayford above.

On February 13, 2023, the Company entered into an employment agreement amendment with Mr. Sullivan (the “Sullivan Amendment”), which provides that: (i) for purposes of the Executive Severance Plan, if Mr. Sullivan resigns for good reason, he will receive the separation benefits that he is currently eligible to receive under the Executive Severance Plan upon a termination without cause; (ii) for purposes of the Change in Control Severance Plan, if his employment is terminated without cause or he resigns for good reason within the two-year period following a qualified transaction, he will receive the separation benefits that he is currently eligible to receive under the Change in Control Severance Plan upon a termination without cause or resignation for good reason following a change in control; (iii) the completion of a qualified transaction will constitute good reason for purposes of the Change in Control Severance Plan and any 2023 equity awards;(iv) for purposes of any pre-2023 equity awards, if Mr. Sullivan’s employment is terminated for any reason other than for cause, he will receive the vesting treatment that he would have received upon a “mutually agreed retirement” approved by either the Chief Executive Officer or the CHRC, and any vested options will remain outstanding and exercisable through their original expiration dates, provided that if his employment is terminated for cause or he resigns without good reason prior to the earlier to occur of either December 1, 2023, or the occurrence of a qualified transaction, he will not be entitled to receive such vesting and post-termination exercisability treatment; and (v) for purposes of any 2023 equity awards, if his employment is terminated for any reason other than for cause, he will receive the vesting treatment that he would have received upon a qualified retirement occurring on or after the first anniversary of the grant date, provided that if his employment is terminated for cause or he resigns without good reason prior to the earlier to occur of either the first anniversary of the grant date or the occurrence of a qualified transaction, he will not be entitled to receive such vesting treatment.

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Mr. Oliver: Mr. Oliver’s June 17, 2020 employment agreement describes his initial salary as Chief Financial Officer, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. The agreement also provides for Mr. Oliver’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. If his employment is terminated other than for cause or if he resigns for good reason, under the agreement Mr. Oliver’s unvested 2020 sign-on equity awards vest immediately, and his 2020 sign-on options remain exercisable for one year (or until earlier expiration). “Cause” and “good reason” generally have the same meanings noted for Mr. Hayford above.

On February 13, 2023, the Company entered into an employment agreement amendment with Mr. Oliver (the “Oliver Amendment”), which provides that: (i) for purposes of the Executive Severance Plan, if he resigns for good reason, he will receive the separation benefits that he is currently eligible to receive under the Executive Severance Plan upon a termination without cause; (ii) for purposes of the Change in Control Severance Plan, if his employment is terminated without cause or he resigns for good reason within the two-year period following a qualified transaction, he will receive the separation benefits that he is currently eligible to receive under the Change in Control Severance Plan upon a termination without cause or resignation for good reason following a change in control; (iii) unless he is offered and accepts a chief executive officer role at the Company or a successor entity resulting from a qualified transaction (e.g., the Company’s planned spin-off), the completion of a qualified transaction will constitute good reason for purposes of the Change in Control Severance Plan and any 2023 equity awards, provided that if he is offered, but does not accept, such chief executive officer role, such resignation shall be treated only as a termination for good reason for purposes of the Executive Severance Plan, and not the Change in Control Severance Plan; (iv) for purposes of any pre-2023 equity awards, if Mr. Oliver’s employment is terminated without cause in the ninety-day period preceding a qualified transaction, then, subject to his continued compliance with the applicable restrictive covenants, such awards will continue to vest as if he had remained actively employed, and any vested options will remain outstanding and exercisable through their original expiration dates, provided that, from and after the date of a qualified transaction, upon a termination of his employment for any reason other than for cause, then, subject to his continued compliance with the applicable restrictive covenants, such awards will continue to vest as if he had remained actively employed, and any vested options will remain outstanding and exercisable through their original expiration dates;(v) for purposes of any 2023 equity awards, if his employment is terminated without cause in the ninety-day period preceding a qualified transaction, then, subject to his continued compliance with the applicable restrictive covenants, such awards will continue to vest as if he had remained actively employed; and (vi) for purposes of his 2023 bonus, if Mr. Oliver’s employment is terminated without cause in the ninety-day period preceding a qualified transaction, he will receive a pro-rated bonus for 2023 based on actual performance, provided that, from and after the date of a qualified transaction, upon a termination of his employment for any reason other than for cause, he will receive a full bonus (without pro-ration) for 2023 based on actual performance.

Mr. Button: We entered into an agreement with Mr. Button on January 8, 2018 when he was promoted to his prior position of Senior Vice President, NCR Global Hardware Product Operations. The agreement describes (among other things) his promotional salary, incentive opportunities, benefit plan participation and related items. The agreement also provides for Mr. Button’s Change in Control Severance Plan participation with a Tier 2 separation benefit of two times (2x) salary plus target bonus, as well as benefit plan participation. Mr Button’s last day of employment with the Company was December 31, 2022.

Mr. Layden: Mr. Layden’s employment agreement dated October 1, 2021 describes his initial salary as Executive Vice President, President, Payments & Network, Head of Strategy and M&A, as well as his incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants, following transition from a consulting role he held with the Company before accepting his current position. The agreement provides for Mr. Layden’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. The agreement also provides for $60,000 in relocation expenses subject to repayment if Mr. Layden resigns without good reason or is terminated by the Company for Cause during his first year of employment.

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If Mr. Layden’s employment is terminated other than for cause, his agreements for equity awards made during his pre-employment consulting period provide that (i) his unvested 2021 restricted stock unit awards vest immediately, and (ii) his unvested 2020 options continue to vest for a period of one year following termination, and any remaining unvested options are forfeited and cancelled (with vested options exercisable until the 2-year anniversary of his termination date, or until earlier expiration). “Cause” and “good reason” generally have meanings similar to those noted for Mr. Hayford above.

On February 13, 2023, the Company entered into an employment agreement amendment with Mr. Layden (the “Layden Amendment”), which provides that: (i) for purposes of the Executive Severance Plan, if Mr. Layden resigns for good reason, he will receive the separation benefits that he is currently eligible to receive under the Executive Severance Plan upon a termination without cause; (ii) for purposes of the Change in Control Severance Plan, if his employment is terminated without cause or he resigns for good reason within the two-year period following a qualified transaction, he will receive the separation benefits that he is currently eligible to receive under the Change in Control Severance Plan upon a termination without cause or resignation for good reason following a change in control; (iii) the completion of a qualified transaction will constitute good reason for purposes of the Change in Control Severance Plan and any 2023 equity awards;(iv) for purposes of any pre-2023 equity awards, if Mr. Layden’s employment is terminated for any reason other than for cause, he will receive the vesting treatment that he would have received upon a “mutually agreed retirement” approved by either the Chief Executive Officer or the CHRC, and any vested options will remain outstanding and exercisable through their original expiration dates, provided that if his employment is terminated for cause or he resigns without good reason prior to the earlier to occur of either December 1, 2023, or the occurrence of a qualified transaction, he will not be entitled to receive such vesting and post-termination exercisability treatment; and (v) for purposes of any 2023 equity awards, if his employment is terminated for any reason other than for cause, he will receive the vesting treatment that he would have received upon a qualified retirement occurring on or after the first anniversary of the grant date, provided that if his employment is terminated for cause or he resigns without good reason prior to the earlier to occur of either the first anniversary of the grant date or the occurrence of a qualified transaction, he will not be entitled to receive such vesting treatment.

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Grants of Plan-Based Awards Table

This Table shows the equity and non-equity incentive plan awards approved by the Committee for our named executives during 2022. Equity awards were made under our Stock Plan. Non-equity incentive plan awards were made under our 2022 Annual Incentive Plan. These plans and related awards are described in the Executive Compensation – Compensation Discussion & Analysis section.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Equity Incentive Plan Awards:
Named Executive	Award Type	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Grant Date Fair Value of Stock Awards(3) ($)

Michael Hayford	Annual Incentive Plan		750,000	1,500,000	3,000,000	—	—	—	—
	Performance-Based RSU	02/25/2022	—	—	—	72,798	145,596	291,192	6,000,011
	rTSR RSU	02/25/2022	—	—	—	48,532	97,064	194,128	5,597,681

Owen Sullivan	Annual Incentive Plan		618,750	1,237,500	2,475,000	—	—	—	—
	Performance-Based RSU	02/25/2022	—	—	—	43,679	87,358	174,716	3,600,023
	rTSR RSU	02/25/2022	—	—	—	29,119	58,238	116,476	3,358,585

Timothy Oliver	Annual Incentive Plan		468,750	937,500	1,875,000	—	—	—	—
	Performance-Based RSU	02/25/2022	—	—	—	29,119	58,238	116,476	2,399,988
	rTSR RSU	02/25/2022	—	—	—	19,413	38,826	77,652	2,239,095

Adrian Button	Annual Incentive Plan		375,000	750,000	1,500,000	—	—	—	—
	Performance-Based RSU	02/25/2022	—	—	—	18,200	36,399	72,798	1,500,003
	rTSR RSU	02/25/2022	—	—	—	12,133	24,266	48,532	1,399,420

Don Layden	Annual Incentive Plan		450,000	900,000	1,800,000	—	—	—	—
	Performance-Based RSU	02/25/2022	—	—	—	29,119	58,238	116,476	2,399,988
	rTSR RSU	02/25/2022	—	—	—	19,413	38,826	77,652	2,239,095

(1) These columns show potential award levels based on performance under our 2022 Annual Incentive Plan. Actual payouts earned under this plan are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2) This column shows the threshold, target and maximum shares that could be received under PBRSUs and rTSR RSUs awarded in 2022.

(3) This column shows the accounting grant date fair value of equity awards, as determined in accordance with FASB ASC Topic 718. For 2022, rTSR RSUs values, which are based on a Monte Carlo valuation for accounting purposes, differ from the target values approved by the Committee, which were converted to a number of RSUs based on the closing price of NCR common stock on the date of grant. A Monte Carlo valuation simulates a distribution of stock prices for equity awards throughout the remaining performance period of the awards, based on certain assumptions of NCR common stock price behavior. The accounting grant date fair values of PBRSU awards are based on the closing price of NCR common stock on the date of grant. The PBRSUs for all named executives have a 3-year performance period and, to the extent earned, will cliff-vest on the 3-year anniversary of the grant date. The rTSR RSUs awarded to all named executives in 2022 are subject to our TSR performance after a performance period from February 25, 2022 through December 31, 2024 relative to the TSR after the same period for the companies in the S&P MidCap 400 Value Index, and to the extent earned, will cliff-vest on the 3-year anniversary of the grant date. Vesting of both types of RSUs is generally subject to continued Company service through the applicable vesting dates.

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Outstanding Equity Awards at Fiscal Year-End 2022 Table

This Table provides details about the outstanding LTI awards held by our named executives as of December 31, 2022.

		Option Awards
Named Executive	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)(2)

Michael Hayford	02/25/2022(3)							145,596	3,408,402

	02/25/2022(4)							97,064	2,272,268

	02/23/2021(5)					36,859	862,869

	02/23/2021(6)							338,888	7,933,368

	02/12/2020(7)	607,218	303,610	38.26	02/11/2027

	02/12/2020(8)					125,788	2,944,697

	2/8/2019	325,682	108,561	26.42	02/07/2026

	5/1/2018	266,634		31.15	04/30/2025

	5/1/2018	533,268		31.15	04/30/2025

Owen Sullivan	02/25/2022(3)							87,358	2,045,051

	02/25/2022(4)							58,238	1,363,352

	02/23/2021(5)					22,876	535,527

	02/23/2021(6)							210,322	4,923,638

	02/12/2020(7)	364,331	182,166	38.26	02/11/2027

	02/12/2020(8)					75,473	1,766,823

	2/8/2019	195,409	65,137	26.42	02/07/2026

	8/1/2018	178,784		27.19	07/31/2025

	8/1/2018	268,176		27.19	07/31/2025

Timothy Oliver	02/25/2022(3)							58,238	1,363,352

	02/25/2022(4)							38,826	908,917

	02/23/2021(5)					14,744	345,157

	02/23/2021(6)							135,554	3,173,319

	08/01/2020(7)	230,282	115,141	20.27	07/31/2027

	08/01/2020(9)					36,173	846,810

Adrian Button	02/25/2022(3)							36,399	852,101

	02/25/2022(4)							24,266	568,067

	02/23/2021(5)					9,215	215,723

	02/23/2021(6)							84,722	1,983,342

	02/12/2020(7)	138,004	69,002	38.26	02/11/2027

	02/12/2020(8)					28,588	669,245

	2/8/2019	—	21,713	26.42	02/07/2026

	2/23/2018	68,027	—	32.57	02/22/2025

Don Layden	02/25/2022(3)							58,238	1,363,352

	02/25/2022(4)							38,826	908,917

	02/23/2021(5)					9,215	215,723

	02/23/2021(6)					28,240	661,098

	07/01/2020(10)	123,647	61,824	16.97	06/30/2027

(1) The 2020 unvested options and the 2019 unvested options fully vest on the remaining one-year anniversary of the grant date, with vesting for each of the foregoing awards generally subject to continued Company service through the vesting dates. The 2018 options are fully vested.

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(2) The market value of outstanding RSU awards was calculated by multiplying the number of shares shown in the Table by $23.41, which was the closing market price of NCR common stock on December 31, 2022, the last day of our fiscal year.

(3) For all named executives, PBRSU award where performance achieved will be determined at the end of the 3-year performance period, and will cliff-vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. These PBRSUs were trending below target as of December 31, 2022, and in accordance with SEC rules are reflected herein at the target level of achievement.

(4) For all named executives, rTSR RSU award where performance achieved will be determined based on the performance of the TSR of our common stock relative to the S&P MidCap 400 Value Index over the performance period between February 25, 2022 and December 31, 2024, and will cliff vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. These rTSR RSUs were trending below target as of December 31, 2022, and in accordance with SEC rules are reflected herein at the target level of achievement.

(5) For all named executives, PBRSU award where performance achieved was determined at 65.26% of target based on the Company’s stock price appreciation through December 30, 2022. The PBRSU award vested at 50% on December 31, 2022 and the remainder will vest on December 31, 2023, generally subject to continued Company service through the vesting date.

(6) For all named executives other than Mr. Layden, performance-based RSU award where performance achieved will be determined at the end of the 3-year performance period, and will cliff-vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. These PBRSUs were trending above target as of December 31, 2022, and in accordance with SEC rules are reflected herein at the maximum level of achievement. For Mr. Layden, PBRSU award subject to the performance goal of successfully closing the Cardtronics Acquisition (which goal has been certified as achieved by the Committee), which award will vest 1/3 on each anniversary of the grant date, generally subject to his continued Company service through the vesting dates.

(7) Premium-priced options granted on February 12, 2020 with an exercise price that includes a 15% premium over the grant date closing NCR stock price. Sign-on premium-priced options granted on August 1, 2020 have an exercise price that includes a 10% premium over the grant date closing NCR stock price.

(8) PBRSU award where the performance conditions have been satisfied at 108.7% of target and will vest on the grant date anniversary in 2023 generally subject to continued Company service through such date.

(9) Sign-on time-based RSU award that will fully vest on the grant date anniversary in 2023, generally subject to continued Company service through the vesting dates.

(10) Option award granted in connection with Mr. Layden’s execution of his negotiated consulting services agreement with the Company, that will fully vest on the grant date anniversary in 2023 generally subject to continued Company service through the vesting dates.

2022 Option Exercises and Stock Vested Table

This Table shows the exercise of stock options and the vesting of RSUs held by our named executives during 2022.

Option Exercises and Stock Vested – 2022
	Options		RSUs
Named Executive	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Michael Hayford	—	—	631,504	$16,937,887
Owen Sullivan	—	—	379,662	$10,180,499
Timothy Oliver	—	—	50,917	$ 1,541,760
Adrian Button	21,712	$351,517	140,196	$ 3,709,610
Don Layden	—	—	23,336	$ 781,693

(1) The value realized is the fair market value on the exercise date, net of the exercise price.

(2) The value realized is the fair market value on the vesting date.

Potential Payments Upon Termination or Change in Control

The compensation and benefits that would have been provided to our named executives in the event of various types of employment terminations on December 31, 2022 are described below and shown in the Tables below. For more on these items, see the Severance Benefits – Standard Severance and Change in Control (CIC) Severance section in our Executive Compensation – Compensation Discussion & Analysis section and the Agreements with Our Named Executives section.

The information provided below reflects the payments that would have been required in the event of various types of employment terminations on December 31, 2022 and do not reflect the employment agreement

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amendments entered into with each of Messrs. Hayford, Sullivan, Oliver and Layden in February 2023. Such amendments are described in the Agreements with Our Named Executives section of this proxy statement and on the current report on Form 8-K filed on February 17, 2023 (see https://www.sec.gov/ix?doc=/Archives/edgar/data/70866/000119312523042007/d455681d8k.htm).

Termination Connected with Change in Control

Change in Control Severance Plan

Our Change in Control Severance Plan provides separation benefits to our named executives only if both a Change in Control occurs, and employment ends in a qualifying termination. Amounts payable are based on executive “Tier” level, and payment is conditioned on the executive signing a restrictive covenant and release agreement with confidentiality and eighteen-month non-competition and non-solicitation provisions. Under this plan, if the Company terminates the employment of an eligible named executive for reasons other than “cause,” death or disability, or if the executive resigns for “good reason” within two years after a Change in Control (or within six months before a Change in Control, if the executive can show that the termination occurred in connection with a Change in Control), then the Company or its successor must provide these benefits:

●

A lump sum equal to 300 percent of annual salary and target bonus under the Annual Incentive Plan for Tier I (Mr. Hayford, Mr. Sullivan, Mr. Oliver, and Mr. Layden), and 200 percent of annual salary and target bonus under the Annual Incentive Plan for Tier II (Mr. Button);

●	A lump sum equal to a pro rata portion of the current year target bonus under the Annual Incentive Plan (prorated based on days of service in the performance period);

●

Three years of medical, dental and life insurance benefits for the executive and dependents at the level in effect at termination for Tier 1 (Mr. Hayford, Mr. Sullivan, Mr. Oliver, and Mr. Layden), and two years of these benefits for Tier II (Mr. Button); and

●	One year of outplacement assistance.

“Cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company.

“Good reason” generally means: (i) reduction in duties or reporting requirements; (ii) reduction in salary; (iii) failure to pay incentive compensation when due; (iv) reduction in target or maximum incentive opportunities; (v) failure to continue the equity award or other employee benefit programs; (vi) relocation of an executive’s office over forty miles; or (vii) successor’s failure to assume the Change in Control Severance Plan.

“Change in Control” generally means any of the following: (i) third party acquisition of 30% or more of our stock; (ii) a change in our Board members such that the current incumbents and approved successors no longer make up a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any of the following is true – the stockholders of NCR immediately before the change in control do not hold at least 50% of the combined enterprise, there is a 30%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or our Board members (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

Treatment of Equity – In the Event of a Change In Control

The general rules for treatment for outstanding equity awards granted through 2022 in the event of a Change in Control are described below. Under new hire employment agreements, or under a

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pre-employment consulting agreement (for Mr. Layden only), certain named executives have varied negotiated terms for sign-on or other equity awards, as described in the Agreements with Our Named Executives section.

Stock Options and Time-Based RSUs.  Under our Stock Plan and award agreements, the timing of any accelerated vesting for unvested stock options (including Premium-priced options) and time-based RSUs awarded to our named executives depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they immediately vest and options become exercisable. If the acquirer does assume the awards, they vest and become exercisable if the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within such 24-month period. Such options generally remain exercisable until the earlier of the first anniversary of employment termination or the option expiration date.

Performance-Based RSUs (PBRSUs).  Under our Stock Plan and award agreements, the timing for vesting of unvested PBRSUs depends upon whether the acquirer assumes the awards in the change in control.

If the acquirer is a public company, the awards must be assumed. Or, if the acquirer is a private company and does assume these awards, they vest at the end of the original vesting period based on:

●	target performance, if less than one year of the performance period is complete; or

●	actual results, if at least one year of the performance period is complete.

For 2022 PBRSUs, if the acquirer is not a public company and does not assume the awards, they vest immediately, based on:

●	target performance, if less than one year of the performance period is complete; or

●	actual results, if at least one year of the performance period is complete.

If the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, PBRSU awards will vest immediately based on:

●	target performance, if less than one year of the performance period is complete; or

●	actual results, if at least one year of the performance period is complete.

Performance Share RSUs.  Under our Stock Plan and award agreements, the timing for vesting of unvested PBRSUs depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they vest immediately, based on:

●	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; or

●	actual results, if the performance period is complete.

If the acquirer does assume these awards, they vest at the end of the original vesting period based on:

●	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; and

●	actual results, if the performance period is complete.

If the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control

NCR CORPORATION | 2023 Proxy Statement | 68

Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, performance share RSU awards will vest immediately based on:

●	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; or

●	actual results, if the performance period is complete.

rTSR RSUs.  Under our Stock Plan and award agreements, the timing for vesting of unvested rTSR RSUs depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they vest immediately, based on:

●	the target award adjusted for rTSR performance as compared to the comparator group as if the performance period ended on the date of the Change in Control, or

●	actual results, if the performance period is complete.

If the acquirer does assume these awards, they vest at the end of the original vesting period based on:

●	the target award adjusted for rTSR performance as compared to the comparator group as if the performance period ended on the date of the Change in Control, or

●	actual results, if the performance period is complete.

If the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, rTSR RSU awards will vest immediately based on:

●	the target award adjusted for rTSR performance as compared to the comparator group as if the performance period ended on the date of the Change in Control, or

●	actual results, if the performance period is complete.

Termination Not Connected with Change in Control

Severance Plan

Our named executives participate in our Executive Severance Plan. Under this plan, if a named executive’s employment is terminated by the Company without cause (other than death or disability as defined in the plan), we provide the executive a lump sum equal to one and a half times (1.5x) salary plus target bonus (as defined in the plan) for Mr. Hayford, Mr. Sullivan, Mr. Oliver and Mr. Layden, or one times (1x) salary plus target bonus for Mr. Button. Also, the named executives will receive up to eighteen months of “COBRA” medical, dental and vision coverage, and outplacement services under the Company’s outplacement program in effect on the termination date. Under negotiated new hire employment agreements, in the event of a qualifying termination, certain named executives receive additional payments or benefits described in the Agreements with Our Named Executives section.

Treatment of Equity – Termination Not Connected with a Change In Control

Under our Stock Plan, the treatment of outstanding equity awards when employment ends in a termination not connected with a Change In Control of the Company differs based on the form of equity award, the grant agreement in use at a given time and the reason for the termination, as summarized below. Under negotiated new hire employment agreements, or under a pre-employment consulting agreement (for Mr. Layden only), certain named executives have varied terms for sign-on or other specific equity awards, as described in the Agreements with Our Named Executives section.

NCR CORPORATION | 2023 Proxy Statement | 69

Performance-Based RSUs (PBRSUs). Unless determined otherwise by the Committee, unvested PBRSUs vest pro rata at a specified date (depending upon year of grant) if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” means termination of Company service after reaching age 62 with 10 years of continuous service. The pro rata portion is determined based on the length of service during the applicable vesting period and in certain cases on our achievement of performance objectives. An exception applies for (i) performance-based RSU awards granted in 2019, 2020, and 2021 which will become 100% vested upon death or disability, and (ii) PBRSU awards granted in 2020 and 2021 which, upon approval by the Committee in its sole discretion (or by the CEO, for awards to named executives other than Mr. Hayford), will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (defined to mean at least age 62 with two years of continuous Company service) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. All unvested PBRSUs are forfeited if a named executive resigns or is terminated for cause.

Performance Share RSUs and rTSR RSUs.  Unless determined otherwise by the Committee, unvested performance share RSUs and rTSR RSUs generally vest pro rata and become exercisable if employment ends because of retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for PBRSUs. The pro rata portion is determined based on the length of service during the applicable vesting period. In the event of death or disability, unvested performance share RSUs and rTSR RSUs become 100% vested. Further, upon approval by the Committee in its sole discretion (or by the CEO, for awards to named executives other than Mr. Hayford), unvested performance share RSUs and rTSR RSUs will continue to vest on their original vesting dates following a termination due to Mutually Agreed Retirement (as defined above for PBRSUs) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. All unvested performance share RSUs and rTSR RSUs are forfeited if a named executive resigns or is terminated for cause.

Time-Based RSUs.  Unvested time-based RSUs held by our named executives generally vest pro rata if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for PBRSUs. An exception applies for the time-based RSUs granted to Mr. Oliver in 2020, which (i) will become 100% vested upon death or disability, and (ii) upon approval by the Committee in its sole discretion or by the CEO, will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (as defined above for PBRSUs) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. The pro rata portion is determined based on the length of service during the applicable vesting period. All unvested time-based RSUs are immediately forfeited if a named executive resigns or is terminated for cause.

Stock Options.  Unvested options generally vest pro rata and become exercisable if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for PBRSUs. The pro rata portion is determined based on the length of service during the applicable vesting period. An exception applies for (i) options granted in 2019 and 2020, which will become 100% vested upon death or disability, and (ii) and Premium-Priced Options granted in 2020 which, upon approval by the Committee in its sole discretion (or by the CEO, for awards to named executives other than Mr. Hayford), will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (as defined above for PBRSUs) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. Vested options may be exercised until the earlier of the first anniversary of the termination event, or the expiration date. All unvested options are forfeited if a named executive resigns or is terminated for cause.

All Equity Awards.  In addition, all unvested equity awards are generally forfeited and deemed canceled, and the fair market value of previously vested awards is subject to a repayment obligation, if during employment or the year after employment a named executive competes with the Company, induces or attempts to induce any of our employees to resign or solicits business from customers all as set forth more specifically in applicable equity award agreements. Equity awards are also generally forfeited if a named executive fails to keep the terms of the award agreement confidential, or engages, as determined by the Committee, in misconduct in connection with employment.

NCR CORPORATION | 2023 Proxy Statement | 70

Potential Payments Upon Termination or Change in Control Table

This Table shows the estimated amounts each named executive would have received upon the occurrence of the events listed in the Table as of December 31, 2022.

Potential Payments Upon Termination or Change in Control ($)

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Michael Hayford

Cash Severance	7,500,000	3,750,000	—	—	—

Pro rata Bonus(3)	1,500,000	—	1,500,000	—	—

Equity Awards(4),(5),(6)	13,454,921	7,150,507	13,454,921	—	—

Welfare Benefits	57,165	28,505	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	22,522,086	10,939,012	14,954,921	—	—

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Owen Sullivan

Cash Severance	6,187,500	3,093,750	—	—	—

Pro rata Bonus(3)	1,237,500	—	1,237,500	—	—

Equity Awards(4),(5),(6)	8,172,571	4,346,248	8,172,571	—	—

Welfare Benefits	60,960	29,203	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	15,668,531	7,479,201	9,410,071	—	—

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Timothy Oliver

Cash Severance	4,687,500	2,343,750	—	—	—

Pro rata Bonus(3)	937,500	—	937,500	—	—

Equity Awards(4),(5),(6)	5,412,438	2,233,975	5,412,438	—	—

Welfare Benefits	81,060	39,563	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	11,128,498	4,627,288	6,349,938	—	—

NCR CORPORATION | 2023 Proxy Statement | 71

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Adrian Button

Cash Severance	2,700,000	1,350,000	—	—	—

Pro rata Bonus(3)	750,000	—	750,000	—	—

Equity Awards(4),(5),(6)	3,296,807	1,723,266	3,296,807	—	—

Welfare Benefits	56,679	41,581	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	6,813,486	3,124,847	4,046,807	—	—

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Don Layden

Cash Severance	4,500,000	2,250,000	—	—	—

Pro rata Bonus(3)	900,000	—	900,000	—	—

Equity Awards(4),(5),(6)	3,547,236	1,388,256	3,547,236	—	—

Welfare Benefits	60,264	29,203	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	9,017,500	3,677,459	4,447,236	—	—

(1) This column shows payments based on occurrence of a “double trigger” event (a qualifying change in control and a qualifying termination), together with assumption of applicable equity awards in the change in control and vesting based on actual performance. For PBRSU awards, this column reflects that performance was achieved at 108.7% for the 2020 awards, and at 100% for Mr. Layden’s 2021 PBRSU award, and assuming 100% for the 2021 and 2022 awards for all other named executives, for which the performance periods will not be completed until December 31, 2023 and December 31, 2024, respectively. For the 2021 PBRSUs, performance is reflected at 65.26%. For the 2022 rTSR RSUs, performance is reflected at 100%, as the performance period will not be completed until December 31, 2024.

(2) This column shows the amount the executive would receive upon a termination without cause or for good reason under the terms of our Executive Severance Plan and an applicable agreement with the Company.

(3) This row shows payments based on the 2022 Annual Incentive Plan target bonus in the event of a Termination Upon Change in Control, and upon Death and Disability.

(4) Equity valuations reflect a closing price of NCR common stock on December 31, 2022 of $23.41.

(5) The payments in this row include only unvested awards for which payment would accelerate in connection with the applicable termination scenario. For Mr. Hayford and Mr. Sullivan, each of whom had reached age 62 with at least two years of service by December 31, 2022, presumes that termination is not a mutually agreed retirement approved by the Committee with respect to Mr. Hayford, or by the Committee or the CEO with respect to Mr. Sullivan. For Mr. Layden, pursuant to his option award agreement, includes the value associated with continued vesting in his 2020 option award for one year following his involuntary termination without cause (which would result in vesting of the third tranche of such award on July 1, 2023).

(6) The payments in this row reflect accelerated vesting of any applicable PBRSU awards, based on actual performance. Performance was achieved at 108.7% for the 2020 PBRSU awards. For the 2021 and 2022 PBRSU awards, performance is reflected at 100%. For the 2021 performance share RSUs, performance is reflected at 65.26%. For the 2022 rTSR RSUs, performance is reflected at 100%, as the performance period will not be completed until December 31, 2024.

NCR CORPORATION | 2023 Proxy Statement | 72

Equity Compensation Plan Information Table

This Table shows information, as of December 31, 2022, regarding shares of NCR common stock authorized for issuance under NCR equity compensation plans, including our Management Stock Plan (in effect through April 25, 2006), our NCR Corporation 2011 Amended and Restated Stock Incentive Plan (in effect through April 24, 2013, the “2011 Stock Plan”), our NCR Corporation 2013 Stock Incentive Plan (in effect through April 30, 2017, the “2013 Stock Plan”), our NCR Corporation 2017 Stock Incentive Plan, as amended, which is our most recently adopted equity compensation plan (the “2017 Stock Plan”), and the equity incentive plan that we assumed in the Cardtronics Acquisition as noted below.

Equity Compensation Plan Information - 2022

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in column a)

Equity compensation plans approved by stockholders	(a)		(b)	(c)
- Management Stock Plan(2)	2,178	(3)	—	—
- 2011 Stock Plan(4)	4,282	(5)	—	—
- 2013 Stock Plan(6)	7,438	(7)	—	—
- 2017 Stock Plan(8)	16,741,747	(9)	$33.01	7,783,081
Equity compensation plans not approved by stockholders	—		—	—
- Cardtronics Stock Plan(10)	1,231,811(11)		$27.97	1,155,618(12)
- Moon, Inc. 2014 Stock Incentive Plan(13)	47,474	(13)	$1.90	—
Total	18,034,930		$ 32.81	8,938,699	(14)

(1) The weighted average exercise price does not take into account outstanding restricted stock unit (RSU) awards, which have no exercise price.

(2) We adopted the NCR Management Stock Plan with stockholder approval effective January 1, 1997. We terminated the NCR Management Stock Plan as of April 26, 2006, upon stockholder approval of the 2006 Stock Incentive Plan, which we subsequently amended and restated as the 2011 Stock Incentive Plan. However, termination of the NCR Management Stock Plan did not affect awards previously granted and outstanding under its terms.

(3) Outstanding awards consist of 2,178 restricted stock unit awards.

(4) We adopted the 2006 Stock Incentive Plan with stockholder approval effective April 26, 2006. On April 27, 2011, we amended and restated the 2006 Stock Plan as the 2011 Stock Plan. We froze the 2011 Stock Plan effective April 24, 2013, when stockholders approved our 2013 Stock Plan. Previously granted 2011 Stock Plan Awards remain outstanding under their terms.

(5) Outstanding awards consist of 4,282 RSU awards payable at 100%.

(6) Stockholders approved our 2013 Stock Plan on April 24, 2013. We froze the 2013 Stock Plan on May 1, 2017, when our 2017 Stock Plan became effective. Previously granted 2013 Stock Plan awards remain outstanding under their terms.

(7) Outstanding awards consist of 7,438 RSU awards payable at 100%.

(8) Stockholders approved our 2017 Stock Plan on April 26, 2017, and it became effective on May 1, 2017.

(9) Outstanding awards consist of 8,616,450 nonqualified stock options and 8,125,297 RSUs. Earned performance-based awards are shown at the actual level of performance attained and unearned performance awards are shown at target.

(10) In connection with the Cardtronics Acquisition effective June 21, 2021, we assumed the Cardtronics 2007 Stock Plan (the “Cardtronics Stock Plan”) which had been approved by the stockholders of Cardtronics plc but has not been approved by NCR stockholders.

(11) Outstanding awards consist of (i) nonqualified stock options and time-based RSUs awarded under the Cardtronics Stock Plan before the Cardtronics Acquisition, which were converted to NCR equity awards of the same type effective June 21, 2021 in connection with such acquisition, and (ii) time-based and PBRSUs awarded under the NCR Corporation 2021 Equity Retention Program to certain selected former Cardtronics employees who became employed by NCR in the Cardtronics Acquisition. Earned performance-based awards are shown at the actual level of performance attained and unearned performance awards are shown at target.

(12) Shares available for issuance under the Cardtronics Stock Plan, which we assumed in connection with the Cardtronics Acquisition and transferred from the Cardtronics Plan to our 2017 Stock Plan for future issuance thereunder to employees newly hired by NCR or an affiliate on and after June 21, 2021.

(13) Outstanding awards consist of nonqualified stock options and incentive stock options awarded under the Moon Inc., 2014 Stock Incentive Plan before the Moon Inc. Acquisition, which were converted to NCR equity awards of the same type effective January 5, 2022 in connection with such acquisition.

(14) As of December 31, 2022, the outstanding shares of 8.9 million available under the 2017 Stock Plan is not reduced by the number of shares for our outstanding PBRSUs calculated at the maximum performance payout. As of February 28, 2023, the outstanding shares available under the 2017 Plan are 3.5 million shares after accounting for the shares awarded in 2023 and reducing the number of shares for our outstanding PBRSUs calculated at the maximum performance payout.

NCR CORPORATION | 2023 Proxy Statement | 73

Pay vs. Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information regarding executive pay and performance.
At NCR, especially the Compensation and Human Resources Committee (CHRC), we are committed to ensuring alignment between Company performance and executive compensation to encourage and reward management for creating shareholder value. This Pay vs. Performance disclosure provides an additional perspective on our alignment with pay and performance. This perspective includes Compensation Actually Paid (“CAP”) to our named executives, which covers the annual change in management’s total, company-derived wealth. This provides a distinct view from total compensation for our named executives as set forth in the “Summary Compensation Table (“SCT”) pay, which captures the annual economic cost of compensation to the Company. We believe CAP is a valuable additional comparator to performance since it includes the effect of performance on executive compensation over time and the degree to which pay is aligned with perfo
r
mance.
Pay vs. Performance Table
The following Table shows the past three fiscal years’ of SCT pay, CAP, our indexed total shareholder return (TSR), the indexed relative TSR (“rTSR”) of our performance peers over the same period, our net income, and our adjusted EBITDA.
Pay vs. Performance
T
a
b
l
e

Year	Summary Compensation Table Total for PEO (1&2)	Compensation Actually Paid to PEO (1&3)	Average Summary Compensation Table Total for Non- PEO NEOs (1&2)	Average Compensation Actually Paid to Non-PEO NEOs (1&3)	Value of Initial Fixed $100		Net Income (millions) (5)	Adjusted EBITDA (6)
					Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$12,743,595	($23,626,321)	$5,545,639	($5,623,383)	$66.58	$98.98	$59.00	$1,370
2021	$14,840,501	$25,600,030	$6,428,128	$9,513,796	$114.33	$143.24	$98.00	$1,244
2020	$28,325,266	$48,362,013	$8,754,275	$13,908,923	$106.85	$122.10	($78)	$896
(1)
NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2022	Michael Hayford	Owen Sullivan, Tim Oliver, Adrian Button and Don Layden
2021	Michael Hayford	Owen Sullivan, Tim Oliver, Adrian Button and Don Layden
2020	Michael Hayford	Owen Sullivan, Tim Oliver, Adrian Button, Daniel Campbell and Andre Fernandez
(2)
Amounts reflect Summary Compensation Table Total Pay for our named executives for each corresponding year.

NCR CORPORATION | 2023 Proxy Statement | 74

(
3)
The following table details the adjustment to the Summary Compensation Table Total Pay for our PEO, as well as the average for our other named executives, to determine “compensation actually paid”, as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

	PEO			NEO Average
	2022	2021	2020	2022	2021	2020
Summary Compensation Table Total	$12,743,595	$14,840,501	$28,325,266	$5,545,639	$6,428,128	$8,754,275
Less: Reported Fair Value of Equity Awards (a)	$11,597,692	$11,331,818	$18,045,960	$4,784,049	$4,307,868	$5,406,057
Add: Year-End Fair Value of Equity Awards Granted in the Year (b)	$4,622,248	$13,720,895	$36,557,846	$1,906,677	$5,200,338	$10,661,027
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	($16,707,235)	$1,494,274	($2,887,754)	($3,980,644)	$530,113	($902,923)
Add: Change in Fair Value of Outstanding and Unvested Equity Awards (b)	($12,687,237)	$6,876,178	$4,412,615	($4,311,006)	$1,663,085	$802,601
Compensation Actually Paid	($23,626,321)	$25,600,030	$48,362,013	($5,623,383)	$9,513,796	$13,908,923

(a)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table fo r the applicable year.
(b)
Fair values of unvested and outstanding equity awards to our named executives were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies that are generally consistent with those used to estimate fair value at grant under US GAAP, including the Black-Scholes formula for options granted at the money, and Monte Carlo simulation for premium-priced options and performance share RSUs. See “Stock Compensation Plans” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form
10-K
for the corresponding fiscal year, where we explain assumptions made in valuing equity awards at grant.

(
4
)
The amounts reflect the indexed TSR of NCR stock (column (f)) and the S&P 500 Information Technology Sector Index (column (g)) at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2019, and reinvestment of dividends, if any.
(
5
)
The dollar amounts reported represent the net income reflected in NCR’s audited financial statements for the applicable year.
(
6)
While we use numerous financial and
non-financial
performance measures to evaluate performance under our compensation programs, Adjusted EBITDA is the financial performance measure that, in NCR’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to named executives, for the most recently completed fiscal year, to company performance.
Relationship Between Compensation Actually Paid (CAP) and Performance Measures
Our compensation programs are designed to align payout opportunities for our named executives with the Company’s long-term performance. A large portion of our named executives’ realized and realizable pay — the key components of CAP — is dependent upon our stock price performance as well as the achievement of specific corporate and business unit goals. We pay higher compensation when our goals are exceeded and the stock price is higher and lower compensation when our goals are not met and the stock price is lower. Overall, the actual pay to our PEO and other named executives and Company performance are aligned over the long-term. Specifically, the Pay versus Performance table above and the CAP v. TSR chart below illustrate the following:

●	PEO and other named executives pay is strongly aligned with TSR performance. PEO and other named executives CAP has moved with our TSR performance over time

●
The 2021 increase in TSR combined with the decrease in PEO and other named executives pay is due to the special one-off
and
off-cycle
incentive grants in 2020, which the Company has committed to discontinuing

NCR CORPORATION | 2023 Proxy Statement | 75

●
We do not necessarily expect net income and Adjusted EBITDA to move with TSR every year. This is because ending TSR reflects investors’ assessment of our valuation taking forward-looking factors into account, while income metrics measure performance over a
1-year,
backward-looking time frame as business conditions may be changing

The charts below further illustrates the alignment between CAP to our PEO, the average of Non-PEO named executi
v
es and (i) our TSR performance and (ii) Adjusted EBITDA performance for the past three fiscal years.

NCR CORPORATION | 2023 Proxy Statement | 76

Most Important Company Performance Measures for Determining Executive Compensation
For fiscal year 2022, our CHRC identified the performance measures listed below as the most important in its compensation-setting process for our named executives:

●	Adjusted EBITDA

●	Recurring Revenue

●	rTSR

NCR CORPORATION | 2023 Proxy Statement | 77

CEO Pay Ratio Disclosure

Rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act require us to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of the “median compensated” employee of all our employees other than the CEO (the “Median Compensated Employee”). The 2022 annual total compensation of the Median Compensated Employee was $42,961. Mr. Hayford’s 2022 annual total compensation was $12,743,595. The ratio of these amounts was 1:297.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. Because SEC rules for identifying the Median Compensated Employee and calculating the pay ratio based on his or her annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

As permitted under SEC rules, given that there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure for 2021, we have used the same Median Compensated Employee that we identified last year in calculation our 2021 CEO pay ratio. To identify this Median Compensation Employee last year, we used Target Total Cash, which includes salary or base wages, target cash bonus incentives and other cash-based incentive allowances, such as housing, automobile, meal and other types of allowances, as reported in our payroll data, to determine our Median Compensated Employee as of December 31, 2021 (which date was selected in order to include continuing employees from all acquisitions). For hourly employees, we calculated base wages based on a reasonable estimate of hours worked during 2021 and the relevant employee’s hourly wage rate as in effect on December 31, 2021. For salaried employees, we calculated salary using the relevant employee’s annual salary level as in effect on December 31, 2021. We annualized Target Total Cash for all permanent employees who did not work for all of 2021.

As of December 31, 2021, NCR employed approximately 11,491 US employees and 26,585 non-US employees. In determining the Median Compensated Employee, we prepared a listing of approximately 11,490 of our US-based employees and approximately 24,899 of our non-US based employees who were employed as of December 31, 2021. This listing excluded our CEO and approximately 877 employees from Philippines, 389 employees from Turkey, 203 employees from Pakistan, 155 employees from Nigeria, 47 employees from Ghana, and 15 employees from the Dominican Republic. The excluded non-US employees, in the aggregate, represent less than 5% of our total employee population. We identified the Median Compensated Employee from the list, who was an employee from the United States, and determined this individual’s compensation in accordance with the requirements of SEC Regulation S-K, Item 402(c)(2)(x).

Related Person Transactions

Under its charter, the CODG is responsible for the review of all related person transactions. In 2007, the Board formalized in writing a Related Person Transaction Policy that provides that each related person transaction must be considered for approval (i) by the CODG, or (ii) by all of the disinterested members of the Board, if the CODG so determines. In 2021, the Board amended the Related Person Transaction Policy as a result of two amendments made in 2021 to the related party transaction approval rule under Section 314.00 of the NYSE Listed Company Manual.

The policy, as amended, requires each director and executive officer of the Company to report to the Company’s General Counsel any transaction that could constitute a related person transaction prior to undertaking the transaction. The General Counsel must advise the Chair of the CODG of any related person transaction of which the General Counsel becomes aware, whether as a result of reporting or otherwise. The CODG then considers each such related person transaction, unless the CODG determines that the approval

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of such transaction should be considered by all of the disinterested members of the Board, in which case such disinterested members of the Board will consider the transaction.

If the Company enters into a transaction that it subsequently determines is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter became a related person transaction, then, in either case, the related person transaction shall be promptly presented to the CODG or the disinterested members of the Board, as applicable, for approval. If such related person transaction is not approved, then the Company shall take all reasonable actions to attempt to terminate the Company’s participation in that transaction.

Under the policy, a related person transaction generally means any transaction involving or potentially involving an amount in excess of $120,000 in which the Company or any of its subsidiaries is a participant and in which any of its directors or director nominees, executive officers or 5% stockholders, or any immediate family members of any of the foregoing, or any entity controlled by any of the foregoing or in which any of the foregoing has a 10% or greater ownership interest, has or will have a direct or indirect material interest.

In considering whether to approve a related person transaction or relationship, the CODG or the disinterested members of the Board, as applicable, considers all relevant factors, including:

●	the size of the transaction and the amount payable to a related person or any other benefit received by a related person;

●	the nature of the interest of the related person in the transaction;

●	whether the transaction may involve a conflict of interest; and

●

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Transactions and relationships that are required to be disclosed under applicable securities laws and regulations are disclosed in the Company’s proxy statement. Since the beginning of the Company’s 2021 fiscal year, the CODG has not identified any related person transactions requiring disclosure.

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Fees Paid to Independent Registered Public Accounting Firm

The following Table presents the approximate fees for professional audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (PricewaterhouseCoopers), for the audit of the Company’s financial statements and internal controls over financial reporting for the fiscal years ended December 31, 2022 and December 31, 2021, as well as the approximate worldwide fees billed for other services rendered by PricewaterhouseCoopers in such years:

Service	2022	2021

Audit Fees(1)	$7,628,000	$7,255,000

Audit-Related Fees(2)	$83,000	$83,000

Subtotal	$7,711,000	$7,338,000

Tax Fees(3)	$268,000	$1,543,000

All Other Fees(4)	$1,000	$5,000

Subtotal	$269,000	$1,548,000

Total Fees	$7,980,000	$8,886,000

(1) Includes fees required for the integrated audit of NCR’s consolidated financial statements, quarterly reviews of interim financial statements, Comfort Letters and Consents associated with Registration Statements, statutory audits and the incremental audit effort associated with the acquisition of Cardtronics in 2021 and new enterprise resource planning system implementation in 2022.

(2) Includes fees related to financial audits of employee benefit plans.

(3) Generally includes tax compliance, consulting and planning services. In 2022 and 2021, respectively, fees for tax services include:

(a) $214,000 and $1,372,000 for tax audit consultation and assistance; and

(b) $54,000 and $171,000 for tax compliance including the preparation, review and filing of tax returns.

These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

(4) Includes fees for all other work performed by PricewaterhouseCoopers that does not meet the above category descriptions. In 2022 and 2021, this amount related to licenses to research applications. These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

The charter of the Audit Committee requires that all auditing and non-auditing services to be provided to the Company by its independent accountants be pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures regarding its pre-approval of these services (the Pre-Approval Policy). The Pre-Approval Policy is designed to assure that the provision of such services does not impair the independence of the Company’s independent registered public accounting firm and includes the following principles and restrictions, among others:

●

In no case should NCR or its consolidated subsidiaries retain the Company’s independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

●

Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services will require specific pre-approval by the

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Audit Committee and a determination that such services would not impair the independence of the Company’s independent registered public accounting firm. Specific pre-approval by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

●

The Audit Committee recommends that the ratio of total fees for tax and all other non-audit services to total fees for audit and audit-related services procured by the Company in a fiscal year be less than 1 to 1.

●

The Audit Committee will not permit the exclusive retention of NCR’s independent registered public accounting firm in connection with a transaction initially recommended by the independent auditors if the purpose may be tax avoidance and the proposed tax treatment is not supported in applicable tax law.

●

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

●

The Corporate Controller will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries.

●

Back-up documentation will be provided to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by the Company’s independent registered public accounting firm. At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

●

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or Corporate Controller, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

At the beginning of each fiscal year, management and the Company’s independent registered public accounting firm propose to the Audit Committee the audit and non-audit services to be provided by the firm during that year. The Audit Committee reviews and pre-approves the proposed services taking into account, among other things, the principles and restrictions set forth in the Pre-Approval Policy. Under the Pre-Approval Policy, the Audit Committee has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed, and the Chair can further delegate such authority to another Audit Committee member. The Chair (or his or her delegate) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, non-audit, tax and all other non-audit services provided by PricewaterhouseCoopers to the Company, and the fees charged for such services, are actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for NCR. Part of the Audit Committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee. In 2022 and 2021, of those total amounts reported above, all activities were pre-approved by the Audit Committee prior to commencement, and therefore no de minimis activity was reported.

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Board Audit Committee Report

The Audit Committee consists of five directors, each of whom is independent as determined by the Board of Directors based on independence standards set forth in the NCR Corporation Board of Directors Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the New York Stock Exchange (NYSE) and the applicable rules of the U.S. Securities and Exchange Commission (SEC). In accordance with NYSE rules, all members are “financially literate.” In addition, as of the date of this report, all five of its members are “audit committee financial experts” as defined under applicable SEC rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption Committees of the Board. The Audit Committee acts under a charter adopted by the Board of Directors, which is periodically reviewed and revised as appropriate. The Audit Committee charter is available on the Company’s website at https://www.ncr.com/company/corporate-governance/board-of-directors-committee
-membership-and-charters.

In general, NCR’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (PricewaterhouseCoopers), NCR’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as an independent audit of the Company’s internal controls over financial reporting.

In the course of fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with NCR’s management the Company’s audited financial statements for fiscal year 2022, as well as its quarterly public earnings releases and its quarterly reports on Form 10-Q, and, together with the Board, has reviewed and discussed the Company’s Annual Report on Form 10-K and this proxy statement. In addition, the Audit Committee discussed with PricewaterhouseCoopers, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the PCAOB’s Rule 3526 and has discussed with PricewaterhouseCoopers its independence, and the Audit Committee concurred, based on those disclosures and discussions as well as its own review and consideration, that PricewaterhouseCoopers is independent. In connection with its discussions concerning the independence of its independent registered public accounting firm, the Audit Committee adopted its annual policy requiring that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries. The Audit Committee also reviewed its procedures for processing and addressing complaints regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Finally, the Audit Committee has reviewed NCR’s critical accounting policies and alternative policies with NCR’s management and the Company’s independent registered public accounting firm to determine that both are in agreement that the policies currently being used are appropriate.

The Audit Committee met in executive session at its regular meetings periodically throughout the year with both PricewaterhouseCoopers and the Company’s Chief Audit Executive. It also met privately on occasion with the Chief Financial Officer, who has unrestricted access to the Audit Committee.

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Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Date: March 7, 2023	The Audit Committee Kirk T. Larsen, Chair Gregory Blank Martin Mucci Laura J. Sen Glenn W. Welling

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Proposal 3 – Say on Frequency

The Board of Directors recommends that you vote 1 YEAR on the frequency of future advisory votes on the compensation of the named executives.

Proposal Details

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to ask our stockholders, at least once every six years, to cast an advisory vote on the frequency of future advisory “Say on Pay” votes on NCR executive compensation. Our most recent Say on Frequency vote occurred in 2017, when our stockholders voted consistent with the Board’s recommendation to hold advisory Say on Pay votes on NCR executive compensation on an annual basis. Since 2017, in accordance with this recommendation, we have held annual Say on Pay votes.

We are now asking our stockholders to cast an advisory vote to continue holding future advisory Say on Pay votes on NCR executive compensation on an annual basis (instead of every two years, or every three years).

The Board of Directors recommends that future advisory Say on Pay votes on NCR executive compensation be held on an annual basis. The Board believes that an annual Say on Pay vote remains the most appropriate option for NCR and its stockholders, as it will allow the most frequent opportunity for our stockholders to evaluate and assess our executive compensation program. In addition, an annual Say on Pay vote provides the Board, and the Compensation and Human Resource Committee (the “Committee”), with the most frequent feedback on our executive compensation program. Annual feedback allows the Board and Committee to have discussions with our stockholders to the extent necessary, to implement appropriate adjustments to our compensation programs on a yearly basis, as opposed to every two or every three years.

For these reasons, the Board recommends that you vote “1 Year” on the proposal regarding the frequency of future advisory Say on Pay votes on NCR executive compensation. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices for holding future advisory Say on Pay votes on executive compensation under this proposal:

●	Every 1 year (recommended by our Board)

●	Every 2 years;

●	Every 3 years; or

●	Abstain

How Does the Board Recommend that I Vote on this Proposal?

The Board recommends that, on a non-binding and advisory basis, you vote “1 Year” for the frequency of future advisory Say on Pay votes on the compensation of the named executives. Properly authorized proxies received by the Board will be voted for conducting future advisory votes on NCR executive compensation on an annual basis unless they specify otherwise.

Vote Required for Approval

The option of one year, two years or three years that receives the highest number of votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy), with the Series A Convertible Preferred Stock voting on an as-converted basis, will be considered our stockholders’ recommendation as to the frequency of future Say on Pay votes. Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the votes for this proposal.

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Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm for 2023

The Board of Directors recommends that you vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers as our independent accounting firm for the fiscal year ending December 31, 2023.

Proposal Details

The Audit Committee has appointed PricewaterhouseCoopers LLP (PricewaterhouseCoopers) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, the Board is asking that you ratify this appointment as a matter of good corporate governance.

PricewaterhouseCoopers has been the Company’s independent registered public accounting firm since 1993 and is a leader in providing audit services to companies in the high-technology industry. The Audit Committee believes that PricewaterhouseCoopers is well qualified to serve as NCR’s independent registered public accounting firm due to its experience, global presence with offices or affiliates in or near most locations where NCR does business and quality audit work in serving the Company. PricewaterhouseCoopers rotates its audit partners assigned to audit NCR at least once every five years and the Audit Committee has placed restrictions on the Company’s ability to hire any employees or former employees of PricewaterhouseCoopers or its affiliates. Based on its Pre-Approval Policy as defined in the Fees Paid to Independent Registered Public Accounting Firm section of this proxy statement and applicable SEC rules and guidance, the Audit Committee considered whether the provision during 2022 of the tax and other non-audit services described above under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it was.

PricewaterhouseCoopers representatives are expected to be present at the virtual Annual Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors and the Audit Committee recommend that you vote FOR this proposal. Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reconsider the appointment, but may elect to maintain it.

Vote Required for Approval

Under Maryland law and the Company’s Charter and Bylaws, a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy), with the Series A Convertible Preferred Stock voting on an as-converted basis, is required to approve the ratification of the appointment of our independent registered accounting firm. Abstentions and broker “non-votes”, if any, will not be counted as votes cast and will have no effect on the approval of this proposal. As brokers generally have discretionary authority to vote on this proposal if they do not receive voting instructions, we do not expect any broker non-votes. The vote is not binding on the Board and Audit Committee but the Board and Audit Committee will review and consider the voting results when evaluating selection of the Company’s independent registered public accounting firm in the future.

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Proposal 5 – Approval of Proposed Second Amendment to 2017 Stock Incentive Plan

The Proposed Second Amendment to the 2017 Stock Plan is essential to NCR’s continued strategic business transformation, because it:

●

allows NCR to continue granting employee long-term equity incentives that are critical to the success of our strategic business transformation, acceleration of future profitable growth and achievement of stronger returns;

●	directly aligns stockholder and employee/director interests and drives exceptional employee performance to achieve our new strategic business priorities; and

●	is critical for NCR to compete in the market for and attract top talent to fuel our business transformation.

In February 2023, upon recommendation by the Compensation and Human Resource Committee (the “Committee”) and its independent compensation consultant, the Board approved a second amendment to the NCR Corporation 2017 Stock Incentive Plan (as amended, the “2017 Stock Plan”), approving an additional 12 million shares for issuance under the 2017 Stock Plan (the “Proposed Second Amendment”), subject to stockholder approval. The 2017 Stock Plan was originally approved by stockholders at the 2017 annual meeting of stockholders and was subsequently amended to increase the number of shares approved for issuance, as approved by stockholders at the 2020 annual meeting of stockholders, and incorporates shares transferred from the Cardtronics plc Fourth Amended and Restated 2007 Stock Incentive Plan (the “Cardtronics Stock Plan”) to the 2017 Stock Plan in connection with the Cardtronics acquisition completed on June 21, 2021, as permitted by the NYSE rules. A summary of the material provisions of the 2017 Stock Plan is set forth below.

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors unanimously recommends that you vote FOR this proposal. Proxies received by the Board will be voted FOR this proposal unless they specify otherwise.

Vote Required for Approval

Under applicable New York Stock Exchange listing standards, Maryland law and the Company’s charter and bylaws, a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy), with the holders of Series A Convertible Preferred Stock Voting on an as-converted basis, is required to approve the Proposed Second Amendment to the 2017 Stock Plan. Under Maryland law, broker “non-votes” will not be counted as votes cast and will have no effect on the approval of this proposal.

Proposal Details

As noted above, our continued ability to grant stock-based incentives to our employees and our non-employee directors is critical to the strategic business transformation of NCR and directly serves the interests of our stockholders. As a result of the limited number of shares remaining available for issuance under the 2017 Stock Plan, our projections show that that the current share reserve will not likely be sufficient to cover anticipated new equity grants needed beyond 2023.

In order to have an appropriate supply of shares available for future equity awards to attract, retain and motivate the team responsible for achieving our new strategic business priorities, the Board unanimously recommends that our stockholders approve the Proposed Second Amendment to the 2017 Stock Plan providing for a reserve of an additional 12 million new shares for future stock-based incentives. We expect that this reserve will be sufficient for approximately 3 years, covering grants currently anticipated over the

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period from 2023 through 2025. As described in the Key Data section below and the Compensation Discussion & Analysis, NCR equity grant practices have been appropriate and emphasize variable compensation and equity-based compensation in alignment with the interests of our stockholders.

The 2017 Stock Plan’s material terms and certain additional features, as amended by the Proposed Amendment, are summarized below. This summary is qualified in its entirety by reference to the full text of the 2017 Stock Plan contained in Appendix B to the proxy materials for our 2017 Annual Meeting of Stockholders (see https://www.sec.gov/Archives/edgar/data/70866/000119312517087387/d294010ddef14a.htm#toc294010_126), and the full text of the First Amendment to the 2017 Stock Plan contained in Appendix A to the proxy materials for our 2020 Annual Meeting of Stockholders (see https:www.sec.gov/Archives/edgar/data/70866/000119312520071042/ d825867ddef14a.htm#oc825867_87). The full text of the Proposed Second Amendment to the 2017 Stock Plan is included as Appendix A to these proxy materials. The additional share reserve included in the Proposed Amendment will not become effective until approved by NCR stockholders.

The Company’s continued ability to grant stock-based incentives is critical to:

•	align employee and stockholder interests in the creation of stockholder value,

•	attract, incentivize and retain highly qualified and experienced employee and director talent in the highly competitive software/services industry,

•	motivate exceptional employee behavior that leads to the achievement of our strategic priorities and increased stockholder return, and

•	drive employees to achieve long-term financial and operational goals to realize our strategic business transformation.

Stockholder interests and the future of NCR would be seriously jeopardized if the Company were unable to use equity grants to achieve these outcomes. Stock-based incentives are fundamental components of the Committee’s pay for performance philosophy, as reflected in our Compensation Discussion & Analysis section.

The 2017 Stock Plan will continue to retain key governance features protecting stockholders:

The 2017 Stock Plan will continue to retain the enhanced governance rules protecting stockholders that were added to the Plan in 2017 and 2020, plus prior governance protections, as set forth in the chart below:

Key Governance Features Retained in 2017 Stock Plan
✓	Director Pay Cap: Plan retains rules capping director pay annually including cash and NCR equity	✓	No Tax Gross-Ups: Plan does not provide for any tax gross-ups
✓	Strengthened Repricing Prohibition: Plan retains strengthened 2017 language more explicitly prohibiting option/SAR repricing	✓	No “Single Trigger” Vesting: No automatic vesting of equity awards upon a change in control
✓	Strengthened Cash Buyout Prohibition: Plan retains strengthened 2017 rules more explicitly prohibiting cash buyout of underwater options/SARs without stockholder approval	✓	No Liberal Change in Control Provisions: Plan and Change in Control Severance Plan do not provide for a change in control upon announcement or stockholder approval of a transaction (rather than completion)
✓	Strengthened Award Clawback Provisions: Plan retains strengthened 2017 language authorizing forfeiture or clawback of awards in certain circumstances involving misconduct	✓	Minimum Vesting Period: All award types are subject to a minimum vesting period of 12 months (with limited exceptions)
✓	Individual Award Limits: Plan retains certain provisions establishing Award maximums as described in this proposal	✓	Discounted Options/SARs Prohibited: Options and SARs must be granted at no less than Fair Market Value
✓	Dividend Treatment: Plan retains rules barring payment of dividends or dividend equivalents before the underlying award vests	✓	No “Evergreen” Provision: No automatic increase in shares available for grant under the Plan

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When approving the Proposed Second Amendment to the 2017 Stock Plan, the Board considered the potential dilutive impact on our stockholders of our share usage measured by our “run rate” and “overhang”:

●	Run Rate: A measure of the annual shares granted expressed as a percent of our weighted average common shares outstanding. Our run rate in 2022 and 2021 was 4.3% and 3.4%, respectively.

●

Overhang: Dilution analysis quantifying the cumulative impact of equity grant practices, by calculating shares subject to outstanding grants plus the shares remaining in the share reserve for new grants, divided by the diluted common stock outstanding as of February 28, 2023, plus the shares subject to outstanding grants plus the shares remaining in the share reserve. NCR’s overhang as of February 28, 2023 is approximately 12.26%. We anticipate the overhang would be approximately 18.04% upon stockholder approval of the additional 12 million shares under the Proposed Second Amendment.

Our Board determined that our share usage levels measured by run rate and overhang were appropriate. The Board was cognizant of these matters when approving the Proposed Second Amendment, which will enable NCR to continue to reward our employees and its directors with equity compensation that aligns directly with stockholder interests and fuel the continued business transformation of NCR.

NCR Historic Equity Grant Run Rate and Overhang. This chart shows our run rate under the 2017 Stock Plan for the past three fiscal years:

NCR Historic Run Rate

	2022	2021	2020

Total Number of Restricted Stock Units Granted (in millions)	6.3	4.8	5.4

Total Number of Stock Options Granted (in millions)**	0.0	0.0	2.6

Weighted Average Common Shares Outstanding (in millions)*	145.9	140.4	137.4

Run Rate	4.3%	3.4%	5.8%
*	Includes our Series A Convertible Preferred Stock on an as-converted basis.
**

The number of options for purposes of calculating the burn rate is the granted number of options reduced in proportion to the value of the options as a percent of the stock value using the Black-Scholes model.

NCR Historic Overhang. This chart shows our overhang under the 2017 Stock Plan, as well as predecessor plans under which awards are still outstanding (including our NCR Corporation 2013 Stock Incentive Plan (“2013 Stock Plan”), our NCR Corporation 2011 Amended and Restated Stock Incentive Plan (“2011 Stock Plan”) and our Management Stock Plan, each of which were in effect on the dates shown above in our Equity Compensation Plan Information Table in our Compensation Discussion & Analysis section):

NCR Overhang (As of February 28, 2023)
Outstanding Grants (shares)*	17.4 million
Shares Currently Available for Grant under 2017 Stock Plan (before Proposed Second Amendment)**	3.5 million
Additional Shares Available for Grant if Proposed Second Amendment is approved by stockholders	12.0 million
Common Shares Outstanding***	149.3 million
Total Fully Diluted Overhang**/*** (prior to 12 million share authorization)	12.26%

Total Fully Diluted Overhang**/*** (including 12 million share authorization)	18.04%

* This is the total of all outstanding restricted stock units and options. Unearned performance-based restricted stock units are shown assuming target performance is achieved. The maximum potential payout on such units is 200%. Earned performance-based restricted stock units (which remain subject to a holding period) are shown based on actual performance achieved.

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** Includes shares that were transferred from the Cardtronics Stock Plan to the 2017 Stock Plan in connection with the Cardtronics acquisition completed on June 21, 2021, as permitted by the NYSE rules. Such assumed shares were originally approved by Cardtronics shareholders pursuant to the Cardtronics Stock Plan prior to (but not in contemplation of) the date of the Cardtronics acquisition. Such assumed shares are available for future issuance under the 2017 Stock Plan to either former Cardtronics employees or employees newly hired by NCR or an affiliate on and after June 21, 2021 (but not to legacy NCR employees prior to June 21, 2021), provided that such assumed shares will expire on their original expiration date under the Cardtronics Stock Plan of July 1, 2026. Such limitations shall continue to apply to the assumed shares following any approval of this proposal.

*** Includes our Series A Convertible Preferred Stock on an as-converted basis. Our common shares outstanding excluding the Series A Convertible Preferred Stock would be 140.1 million.

If stockholders do not approve the Proposed Second Amendment, NCR will continue to make awards under the 2017 Stock Plan. In the event sufficient shares are not available under the 2017 Stock Plan to settle awards granted thereunder, NCR will be required to grant some awards, or portions of awards, to be settled in cash. Settling awards in cash instead of NCR common stock could have an adverse impact on NCR’s cash flow from operations, financial position and results of operations. Approval of the Proposed Second Amendment should reduce NCR’s magnitude of exposure to this cash settlement risk.

In addition, under applicable accounting rules, if NCR determines at any time that sufficient shares do not remain available under the 2017 Stock Plan to settle one or more awards granted thereunder with issuance of shares, NCR will be required to classify and account for as a liability any equity-based awards, or portions of awards, to be settled in cash under the 2017 Stock Plan. Such “liability accounting” could have an adverse impact on NCR’s financial position and results of operations. Approval of the Proposed Second Amendment should reduce NCR’s magnitude of exposure to such “liability accounting” risk in the event that it is triggered.

Key Data Supporting the Proposal

The Table below shows certain key data supporting our Proposed Second Amendment to the 2017 Stock Plan, including certain awards outstanding under the 2017 Stock Plan, the NCR Corporation 2013 Stock Plan, the 2011 Stock Plan and the Management Stock Plan (collectively, the “Prior Plans”).

Key Data

Prior Plan Share Details:	As of February 28, 2023
• Number of outstanding Options	8.7 million
• Weighted average exercise price	$ 32.87
• Weighted average remaining contractual term (in years)	3.1
• Number of outstanding Time-based Restricted Stock Units	5.8 million
• Number of outstanding Performance-Based Restricted Stock Units*	2.9 million

Total shares remaining available for grant under the 2017 Stock Plan (before Proposed Second Amendment)**	3.5 million

Additional shares requested under the Proposed Second Amendment	12.0 million

Total number of shares to be available for issuance under the 2017 Stock Plan	15.5 million

The closing price of our common stock on the New York Stock Exchange as of February 28, 2023	$25.53

Total shares of NCR common stock outstanding as of February 28, 2023**	149.3 million

* Represents the number of unearned performance-based restricted stock units assuming target performance is achieved. The maximum potential payout on such units is 200%. Earned performance-based restricted stock units (which remain subject to a holding period) are shown based on actual performance.

** Includes shares that were transferred from the Cardtronics Stock Plan to the 2017 Stock Plan in connection with the Cardtronics acquisition completed on June 21, 2021, as permitted by the NYSE rules. Such assumed shares were originally approved by Cardtronics shareholders pursuant to the Cardtronics Stock Plan prior to (but not in contemplation of) the date of the Cardtronics acquisition. Such assumed shares are available for future issuance under the 2017 Stock Plan to either former Cardtronics employees

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or employees newly hired by NCR or an affiliate on and after June 21, 2021 (but not to legacy NCR employees prior to June 21, 2021), provided that such assumed shares will expire on their original expiration date under the Cardtronics Stock Plan of July 1, 2026. Such limitations shall continue to apply to the assumed shares following any approval of this proposal.

Principal Features of the Proposed Second Amendment

The chart below summarizes the principal features of the 2017 Stock Plan as amended by the Proposed Second Amendment. Certain additional terms of the 2017 Stock Plan as amended by the Proposed Second Amendment are also described below.    This summary is qualified in its entirety by reference to the full text of the 2017 Stock Plan contained in Appendix B to the proxy materials for our 2017 Annual Meeting of Stockholders (see https://www.sec.gov/Archives/edgar/data/70866/000119312517087387/d294010ddef14a.htm#toc294010_126), and the full text of the First Amendment to the 2017 Stock Plan contained in Appendix A to the proxy materials for our 2020 Annual Meeting of Stockholders (see https:www.sec.gov/Archives/edgar/data/70866/000119312520071042/ d825867ddef14a.htm#oc825867_87). The full text of the Proposed Second Amendment to the 2017 Stock Plan is included as Appendix A to these proxy materials.

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Principal Features of 2017 Stock Plan

as Amended by the Proposed Second Amendment

Purpose

To allow the Company to award equity incentives to eligible participants that link directly to stockholder value, drive participant exceptional performance and give the Company a competitive advantage in attracting, retaining and motivating participants

Effective Date	The effective date of the Proposed Second Amendment will be the first day of the month following the date of stockholder approval (the “Effective Date”)
Securities Underlying Awards	NCR Common Stock, $0.01 par value per share*
Award Types

Restricted Stock Units (“RSUs”), Restricted Stock, Performance Units, Incentive Stock Options (“ISOs”), Nonqualified Stock Options (“NQSOs”), Stock Appreciation Rights (“SARs”), and Other Stock-Based Awards (each an “Award”)

Eligible Participants

Current and prospective Company employees, officers, non-employee directors and consultants. As of February 28, 2023, there were 10 non-employee directors and approximately 7,735 employees (including 7 executive officers and 24 other officers) who would be eligible to participate in the 2017 Stock Plan, as amended by the Proposed Second Amendment

Share Reserve**

•15.5 million shares of common stock under the 2017 Stock Plan, plus

•any shares with respect to Awards granted under the 2017 Stock Plan that are forfeited (or again become available for grant) following the Effective Date

•Shares subject to any type of Award will be counted against this plan limit as one share for every one share granted

Share Recycling

Shares not issued because an Award expires, cancels, terminates, forfeits, lapses or settles without issuance of common stock (including, but not limited to, shares tendered or withheld upon Option/SAR exercise and shares withheld for taxes on Awards) will be added back to the share reserve

Minimum Vesting	All award types will generally have a minimum vesting period of at least one year from the grant date***
Director Compensation Limit

The amount of cash and equity-based compensation to non-employee directors, whether under the 2017 Stock Plan or otherwise, is limited to an aggregate of $1 million in any calendar year, as measured by the grant date value (for equity-based compensation)

Plan Expiration	The earlier of: (i) May 1, 2027, or (ii) the date that the Board terminates the Plan

* The closing price of our common stock on the New York Stock Exchange as of February 28, 2023 was $25.53.

** Subject to adjustment as permitted by the 2017 Stock Plan. Includes shares that were transferred from the Cardtronics Stock Plan to the 2017 Stock Plan in connection with the Cardtronics acquisition completed on June 21, 2021, as permitted by the NYSE rules. Such assumed shares were originally approved by Cardtronics shareholders pursuant to the Cardtronics Stock Plan prior to (but not in contemplation of) the date of the Cardtronics acquisition. Such assumed shares are available for future issuance under the 2017 Stock Plan to either former Cardtronics employees or employees newly hired by NCR or an affiliate on and after June 21, 2021 (but not to legacy NCR employees prior to June 21, 2021), provided that such assumed shares will expire on their original expiration date under the Cardtronics Stock Plan of July 1, 2026. Such limitations shall continue to apply to the assumed shares following any approval of this proposal.

*** Subject to certain limited exceptions in the 2017 Stock Plan.

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Additional Terms of the 2017 Stock Plan as Amended by the Proposed Second Amendment

Plan Administration.  The Committee will administer the Plan. The Committee will determine eligible recipients and establish Award terms and conditions for inclusion in an Award agreement (“Award Agreement”). The Committee is authorized to, among other things, interpret the 2017 Stock Plan and Award Agreements, and amend Awards and Award Agreements as permitted by the Plan.

Eligible Employees. Current and prospective Company employees and consultants, as well as officers and non-employee directors, are eligible to receive awards under the 2017 Stock Plan. However, ISOs may only be granted to employees. As of February 28, 2023, there were 10 non-employee directors, approximately 7,735 employees (including 7 executive officers and 24 other officers) and no non-employee consultants who would be eligible to participate in the 2017 Stock Plan.

Award Limits and Maximums. The 2017 Stock Plan contains the below limits that apply to individual and aggregate Awards. In addition, the maximum number of shares of NCR common stock that may be granted pursuant to Options intended to be ISOs is 12,000,000.

●	Options and SARS. No participant may be granted Options and SARs covering more than 3,000,000 common shares during any consecutive 12-month period.

●

Restricted Stock, RSUs, Performance Units or Other Stock-Based Awards. No participant may be granted either Restricted Stock, RSUs, Performance Units or other Stock-Based Awards covering over 2,500,000 common shares during any consecutive 12-month period.

●

Non-Employee Director Awards: The maximum aggregate value at grant of equity-based and cash compensation that may be granted to any non-employee director under the 2017 Stock Plan and the NCR Director Compensation Program and otherwise during any calendar year is $1,000,000.

Permissible Performance Goals. “Performance Goals” means any performance goals established by the Committee in connection with the grant of Restricted Stock, RSUs, Performance Units or Other Stock-Based Awards. Under the 2017 Stock Plan: such Performance Goals may be based on attaining (i) specified levels of one or more of the following measures: revenues; revenue growth; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes or before interest, taxes, depreciation and amortization); earnings or loss per share; operating income and adjusted operating income (before or after taxes) (including non-pension operating income and non-pension operating income less capital charge); net income or loss (before or after taxes); net operating profit (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends) (including operating cash flow and free cash flow); cash flow return on capital; cash flow per share (before or after dividends); gross or net margin; operating margin; bookings; net sales; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; enterprise value; net annual contract value; cash generation; unit volume; appreciation in and/or maintenance of stock price; market share; sales; asset quality; cost saving levels; marketing-spending efficiency; core noninterest income; cash margin; debt reduction; stockholders equity; operating efficiencies; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; financial ratios, including those measuring liquidity, activity, profitability or leverage; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); debt level year-end cash position; book value; competitive market metrics; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, products or projects, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; improvement in or attainment of expense levels; or change in working capital

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with respect to the Company or any one or more affiliates, subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, or (ii) such other Performance Goals as may be approved by the Committee.

Fair Market Value of Awards. Unless otherwise determined by the Committee, the closing price of a share of NCR common stock on the Applicable Exchange (as defined in the 2017 Stock Plan) on the trading date, or if shares were not traded on the Applicable Exchange on the trading date, then on the immediately preceding date on which shares were traded, all as reported by such source as the Committee may select. If NCR common stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

Types of Awards.

●

Options. Options entitle the participant to buy NCR common stock at a specified exercise price. Options are granted in the form of either ISOs that are intended to qualify for special tax treatment under Internal Revenue Code Section 422, or NQSOs that are not tax-qualified. Options must be granted with an exercise price at least equal to the Fair Market Value of one share of common stock on the grant date, and generally may not be exercisable for more than 10 years after granted.

Options generally become exercisable in specified increments on the anniversaries of the grant date as determined by the Committee, except that vesting may not occur earlier than the first such anniversary except in limited cases involving participant death or disability. Except for certain limited permissible adjustments (described below), the Company may not, without stockholder approval, reprice any Option or buyout any underwater Option by: (i) lowering its exercise price after the grant date; (ii) cancelling it (at a time when the applicable exercise price per share exceeds the Fair Market Value of the underlying shares) in exchange for cash, property or another Award; (iii) taking any action that would be treated as a repricing under generally accepted accounting principles; or (iv) taking any other action that has the same effect as clause (i), (ii) or (iii).

●

SARs. A SAR is a contractual right granted to the participant to receive, either in cash, common stock or both, an amount equal to the appreciation of one share of common stock from the grant date to the exercise date. SARs may be granted free-standing or in tandem with other types of Awards. A free-standing SAR generally will be subject to the same terms and conditions that apply to options under the 2017 Stock Plan. A Tandem SAR will have the same terms and conditions as the Award to which it relates. The Committee will set the exercise price for SARs, which will not be less than the fair market value of one share of our common stock on the grant date.

Except for certain limited permissible adjustments (described below), the Company may not, without stockholder approval, reprice any SAR by: (i) lowering its exercise price after the grant date; (ii) cancelling it (at a time when the applicable exercise price per share exceeds the Fair Market Value of the underlying shares) in exchange for cash, property or another Award; (iii) taking any action that would be treated as a repricing under generally accepted accounting principles; or (iv) taking any other action that has the same effect as clause (i), (ii) or (iii).

●

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. Shares of Restricted Stock are actual shares of NCR common stock issued to a participant subject to certain transfer and forfeiture restrictions for a specified period of time. RSUs are unfunded, unsecured rights to receive cash, common stock or both (as determined by the Committee) at the end of a specified period of time, which are also subject to certain transfer and forfeiture restrictions. Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are unrestricted Awards of common stock will only be granted in lieu of other compensation due and payable to a participant.

The Committee may generally condition the grant or vesting of Restricted Stock Awards or RSUs upon satisfying Performance Goals and/or upon continued service with the Company, which need not be the same for each recipient. Subject to the 2017 Stock Plan and applicable Award Agreement

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terms, during the period that an Award is subject to continued service and/or Performance Goal requirements, participants may not sell, assign, transfer, pledge or otherwise encumber Restricted Stock or RSUs subject to the Award.

Generally, Restricted Stock, RSUs and Other Stock-Based Awards (excluding Options, SARs and dividend equivalent rights), collectively “Full-Value Awards,” will have vesting periods of at least one year after the grant date. A 2017 Stock Plan exception permits the grant of five percent (5%) of shares available for grant as any type of Award with a vesting period of at least one year following the grant date. Full-Value Awards may also vest pro rata before their applicable vesting dates in circumstances permitted by the Committee.

A participant granted Restricted Stock generally will have all of the rights of a holder of Company common stock, including the right to vote and receive dividends subject to the restrictions noted below. A participant with RSUs or Other Stock-Based Awards will not have rights as a stockholder.

Unless otherwise determined by the Committee in the applicable Award Agreement, and subject to the provisions of the Plan: (i) cash dividends on common shares subject to an Award of Restricted Stock will be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, (ii) subject to any adjustment, dividends payable in common stock will be paid in the form of Restricted Stock, held subject to the vesting of the underlying Restricted Stock and (iii) in the case of an Award of Restricted Stock subject to Performance Goals, the participant will not be entitled to receive payment for dividends with respect to such Restricted Stock unless, until and except to the extent that the applicable Performance Goals are achieved or are otherwise deemed satisfied.

●

Performance Units.  Performance Units may be issued for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any period established by the Committee at the time any Performance Unit is granted (or at any time thereafter) (each, a “Performance Period”) and the length of the Performance Period will be determined by the Committee upon the grant of each Performance Unit, provided that the Performance Period will be no less than one year following the date of grant (subject to the 5% exception noted above). The conditions for grant or vesting and the other provisions of Performance Units (including any applicable Performance Goals) need not be the same with respect to each recipient.

Performance Units may be paid in cash, common stock, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period, the amount of the Award to be distributed and whether or not the Award will be designated as a Qualified Performance-Based Award will be determined by the Committee. Performance Units may be paid in a lump sum or in installments following the close of the Performance Period.

Awards to Non-U.S. Participants.  The Committee may grant Awards to eligible participants who are foreign nationals and/or persons who are otherwise subject to foreign legal or regulatory provisions on such terms and conditions different from those specified in the Plan as may be necessary or desirable. The Committee is authorized to make such modifications, amendments, procedures or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions.

No Rights as Stockholder; Non-Transferability of Awards.  Except as provided under the Plan, no Award holder has any rights as a stockholder with respect to common stock subject to an Award (including rights to vote common stock and receive dividends thereon) until such common stock is distributed to such holder.

Options and SARs will not be transferable by a participant other than: (i) by will or by the laws of descent and distribution; or (ii) in the case of an NQSO or a SAR if expressly permitted by the Committee, pursuant to a transfer to the participant’s family members.

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Adjustments for Certain Corporate Events.  If certain corporate events occur, such as a change in capitalization, merger, liquidation, spin-off, stock split, extraordinary dividend or similar event affecting the Company or the common stock (each a “Corporate Transaction”), the Committee is authorized to make appropriate and equitable adjustments to: (a) the number and kind of common shares or other securities reserved for issuance and delivery under the 2017 Stock Plan, (b) the Plan’s maximum share limits, (c) the number and kind of common shares or other securities subject to outstanding Awards, and (d) outstanding Option and SAR exercise prices.

Awards may, in the discretion of the Committee, be granted under the 2017 Stock Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company or any of its subsidiaries or affiliates or an entity acquired by the Company or any of its subsidiaries or affiliates or with which the Company or any of its subsidiaries or affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs (as described above). The number of common shares underlying any Substitute Awards will generally be counted against the maximum share limits of the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by or combined with the Company or any of its subsidiaries or affiliates, will not be counted against the maximum share limits of the Plan (with the exception that Substitute Awards that are ISOs will count against the maximum ISO limit of the Plan).

Impact of Change in Control.  Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control (as defined below) unless Awards are assumed, converted or replaced, Awards will vest immediately prior to such Change in Control. Further, unless otherwise provided in the applicable Award Agreement, upon a participant’s Termination of Employment (as defined below), during the 24 month period following a Change in Control, (x) by the Company other than for Cause (as defined below) or disability, or (y) to the extent applicable, by the participant for Good Reason (as defined below):

●	any Options and SARs outstanding as of such Termination of Employment that were outstanding as of the date of such Change in Control will become fully exercisable and vested;

●

the restrictions and deferral limitations applicable to any Restricted Stock will lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control will become free of all restrictions and become fully vested and transferable; and

●

all RSUs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control will be considered to be earned and payable in full, and any deferral or other restriction will lapse.

“Cause” means, unless otherwise provided in an Award Agreement, Cause as defined in any employment, consulting or similar agreement between the Plan participant and the Company or one of its subsidiaries or affiliates, or, if no such agreement exists or if it does not define Cause, Cause will generally mean, with regard to the applicable participant: (A) a felony conviction under Federal, state or foreign law; (B) dishonesty in the course of his or her duties; (C) his or her failure to perform substantially his or her employment duties in any material respect; (D) a material violation of the Company’s ethics and compliance program; or (E) before a Change in Control, such other events as will be determined by the Committee and set forth in the applicable participant’s Award Agreement.

Unless otherwise provided pursuant to an Award Agreement, “Change in Control” is defined to mean any of the following events, generally:

●

the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the then outstanding common shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; except any acquisition directly from or by the Company or any acquisition by any Company employee benefit plan (or related trust), or any Non-Qualifying Transaction (as defined below) will generally not be deemed a Change in Control;

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●	a change in the composition of a majority of the Board of Directors which is not supported by the incumbent board of directors;

●

the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets of another entity, unless, immediately following such transaction (i) more than 50% of the total voting power of the surviving entity or the ultimate parent entity is represented by voting shares that were outstanding immediately before the transaction and are held substantially in the same proportion, (ii) no individual, entity or group (excluding any Company employee benefit plan or related trust) is or becomes the beneficial owner of 30% or more of the outstanding voting shares (except as provided above) and (iii) there has not been a change in the composition of a majority of the Board of Directors, as provided above (each, a “Non-Qualifying Transaction”); or

●	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Good Reason” generally means, if the applicable Plan participant is also a participant in the Company’s Change in Control Severance Plan or is subject to a Company severance plan, policy or guideline that provides the applicable participant with the opportunity to resign for good reason, the definition of Good Reason as set forth in such Company arrangement, as applicable. If the participant is not a participant in any such Company arrangement, the definition of Good Reason as set forth in any Award Agreement to which the applicable participant is a party or any employment, consulting or similar agreement between the applicable participant and the Company or one of its subsidiaries or affiliates.

“Termination of Employment” generally means, unless otherwise provided in the applicable Award Agreement, the complete termination of the applicable Plan participant’s employment with, and performance of services for, the Company and any of its subsidiaries or affiliates (including in connection with a complete disaffiliation of a subsidiary or an affiliate or a division of the Company).

Plan Amendment and Termination.  The Board or its delegate may amend or terminate the 2017 Stock Plan, so long as such amendment or termination will not materially impair rights under outstanding Awards without participant consent (except if required to comply with applicable law or stock exchange accounting rules). No amendment will be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or by New York Stock Exchange listing standards.

Award Clawback, Cancellation and Suspension.  Subject to the above restrictions, the Committee has full authority to cancel or suspend Awards, and the participant may be required to repay any or all amounts previously paid pursuant to any Award, such as in the case of Awards to participants who render services to, or own any material interest in, any business that competes with the Company as determined by the Committee or its delegate.

Unless otherwise provided in the applicable Award Agreement, any Award will be cancelled, and the Participant may be required to repay any or all amounts previously paid pursuant to any Award, if the participant, without the consent of the Company, violates any policy adopted by the Company or applicable affiliate relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to such participant by the Company or applicable affiliate, as such policy is in effect on the Award’s grant date, or, to the extent necessary to address applicable legal requirements, as may be amended from time to time. The Company may, to the extent permitted or required by law or regulation (including the Dodd-Frank Act), enforce any repayment obligation pursuant to any such policy by reducing any amounts that may be owing from time to time to a participant, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason, or enforce any other recoupment as prescribed by applicable law or regulation.

Stock Plan Limits.  Subject to the adjustment provisions of the 2017 Stock Plan in the event of Corporate Transactions, the maximum number of shares that may be granted under the 2017 Stock Plan without approval of the Proposed Second Amendment is limited to: (i) the number of shares remaining available for

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grant under the Company’s 2017 Stock Plan on the Effective Date as described in this proposal; plus (ii) any shares with respect to awards granted under the 2017 Stock Plan that are forfeited, cancelled or expire following the Effective Date. As of February 28, 2023, we had 3.5 million shares remaining available for future issuance under the under the 2017 Plan. No shares remained available for future issuance under either the 2013 Plan, the 2011 Plan, the 2006 Plan or the Management Stock Plan as of February 28, 2023. Shares subject to any type of Award will be counted against this plan limit as one share for every one share granted.

New Plan Benefits

Because benefits under the 2017 Stock Plan, as amended by the Proposed Second Amendment, will depend on the Committee’s actions and the fair market value of our common stock at various future dates, it is not possible to determine with precision at this time the benefits that might be received by officers, employees and non-employee directors if the Proposed Second Amendment to the 2017 Stock Plan is approved by stockholders. For grants to directors and our named executives for fiscal year 2022, see our Director Compensation Tables section and the Grants of Plan-Based Awards Table — 2022 in our Compensation Discussion & Analysis section above.

Existing Plan Benefits

As of February 28, 2023, the following number of equity awards relating to shares of our common stock were held under the 2017 Stock Plan by the following individuals and groups (assuming target performance with respect to each PBRSU): (i) each of our named executive officers held the following amounts: Michael Hayford held 2,144,973 stock options and 820,296 RSUs; Owen Sullivan held 1,254,003 stock options and 496,433 RSUs; Tim Oliver held 345,423 stock options and 431,131 RSUs; Adrian Button held 286,554 stock options and 46,118 RSUs; and Don Layden held 185,471 stock options and 306,066 RSUs; (ii) our executive officers as a group (i.e., our named executive officers) held an aggregate of 4,216,424 stock options and 2,100,044 RSUs; (iii) our current nonemployee directors as a group held an aggregate of 0 stock options and 105,743 RSUs; (iv) the director nominees for this year who are not current non-employee directors (if any) held 0 stock options and 0 RSUs; (v) associates of our executive officers, non-employee directors and director nominees for this year held 0 stock options and 0 RSUs; (vi) all employees, including all current officers who are not executive officers, as a group held an aggregate of 4,453,041 stock options and 6,479,135 RSUs; and (vii) all non-employee consultants as a group held an aggregate of 0 stock options and 0 RSUs. As of February 28, 2023, the following individuals held 5% or more of the total number of outstanding equity awards under the 2017 Stock Plan: Michael Hayford (CEO) and Owen Sulllivan (President and COO). No other person held 5% or more of the total number of outstanding equity awards under the 2017 Stock Plan. The foregoing equity awards were granted in consideration for services provided to the Company as an employee or as a non-employee director. The stock options were granted with an exercise price that was not be less than the fair market value of our common stock at the time of grant, and the maximum term of each option does not exceed ten years. As of February 28, 2023, the closing price of a share of our common stock on the NYSE was $25.53. For a summary of certain federal income tax consequences of the issuance and exercise of such stock options to the Company and the participants, see the section below entitled “US Federal Income Tax Consequences.”

Registration with SEC

We intend to file with the SEC a registration statement on Form S-8 covering the additional 12,000,000 shares of our common stock issuable under the NCR Corporation 2017 Stock Incentive Plan, as amended (if approved by our stockholders).

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U.S. Federal Income Tax Implications of Awards

The following is a brief summary of the U.S. Federal income tax consequences applicable to Awards granted by NCR under the 2017 Stock Plan, based upon current law as of the date of these proxy materials. This summary is provided only as general information and not as tax advice. It is not intended or written to be used, and cannot be used: (i) by any taxpayer for the purpose of avoiding tax penalties under the Federal Internal Revenue Code; or (ii) for promoting, marketing or recommending to another party any transaction or matter addressed herein. It does not address all of the tax considerations that may be relevant to a particular participant and does not discuss state, local and foreign tax consequences. Tax consequences may vary depending on each participant’s particular circumstances, and each participant should consult his or her tax advisor regarding his or her personal circumstances.

No later than the date as of which an amount first becomes includible in the gross income of a participant for Federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the 2017 Stock Plan, such participant will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount, at the statutory withholding rate determined applicable by the Company (up to the participant’s maximum required tax withholding rate) that will not trigger a negative accounting impact. Withholding obligations generally may be settled with NCR common stock, including common stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company will be conditional on such payment or arrangements, and the Company and its subsidiaries and affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with common stock. For purposes of calculating compensation income and withholding for transactions that settle in common shares, the Company will use the closing price of a share of Company common stock on the New York Stock Exchange (or such other exchange as maybe the principal market for the Company’s common stock) on the trading date immediately preceding the distribution date of the common stock.

RSUs.  No income generally will be recognized by a participant in connection with the grant of a restricted stock unit (“RSU”). A participant is generally subject to withholding of Social Security and Medicare taxes on the value of an RSU at the time that the participant’s rights with respect to the RSU become vested. Although not free from doubt, under the Internal Revenue Code, if the participant’s employer determines the time at which a vested RSU will be settled, a participant generally should not be subject to income taxes with respect to such RSU until the participant has received shares and/or cash in settlement of the RSU. The fair market value of those shares at the time of settlement and/or any cash received generally should be taxable to the participant as ordinary income at the time of settlement (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income). The amount of ordinary income recognized by the participant generally will be deductible to the Company, except to the extent that the limitations on deductibility under Code Section 162(m) apply. The participant’s aggregate tax basis for resale purposes in any common stock received is the amount taxed as ordinary income upon receipt of the common stock. Any gain or loss on a sale of common stock will be treated as capital gain or loss and will be long-term capital gain or loss if such common stock is held for more than one year after the date of issuance.

Restricted Stock.  No income generally will be recognized by a participant in connection with the grant of Restricted Stock. The participant generally will be subject to tax at ordinary income rates on the fair market value of the common stock held at the time the Restricted Stock is no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Vesting Date”), reduced by the amount, if any, paid by the participant for the Restricted Stock (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income). When a participant sells the common stock held upon vesting of the Restricted Stock, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally equal to the amount, if any, paid for the Restricted Stock and any

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ordinary income recognized on the Vesting Date). If the participant’s holding period for the shares, which begins on the Vesting Date, exceeds one year, such gain or loss will constitute long-term capital gain or loss.

A participant who so elects, pursuant to the express terms of the applicable Award Agreement or by action of the Committee in writing, under Section 83(b) of the Code within thirty days of the date of transfer of the Restricted Stock to the participant will have taxable ordinary income on the date of transfer of the Restricted Stock (the “Transfer Date”) equal to the excess of the fair market value of the Restricted Stock on the Transfer Date (determined without regard to the risk of forfeiture or restrictions on transfer) over the amount, if any, paid for the Restricted Stock (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income). If the Vesting Date occurs, the participant will not recognize any additional income on such date, and the gain or loss to the participant on a subsequent sale of the common stock (calculated as the difference between the fair market value of the shares on the date of sale and the participant’s tax basis in the shares, generally equal to the amount, if any, paid for the Restricted Stock and any ordinary income recognized on the Transfer Date) generally will be treated as capital gain or loss to the participant. If the participant’s holding period for the common stock, which begins on the Transfer Date, exceeds one year, such gain or loss will constitute long-term capital gain or loss.

Incentive Stock Options.  Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular U.S. Federal income tax purposes. However, an amount equal to: (i) the fair market value on the exercise date minus the exercise price at the time of grant; multiplied by (ii) the number of shares with respect to which the ISO is being exercised, will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the common stock issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition thereof, then: (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss; and (b) the Company would not be permitted to take a deduction with respect to that ISO for Federal income tax purposes.

If common stock acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of: (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares; or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering common stock, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NQSOs, except that special rules apply in the case of disability or death.

An individual’s Options otherwise qualifying as ISOs will be treated for tax purposes as NQSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value in excess of $100,000.

Nonqualified Stock Options.  An NQSO (that is, an Option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time that such NQSO is granted. An optionee exercising an NQSO would, at the time of exercise, realize taxable compensation equal to: (i) the

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fair market value on the exercise date minus the exercise price at the time of grant, multiplied by (ii) the number of shares with respect to which the Option is being exercised. If the NQSO were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NQSO are not subject to a substantial risk of forfeiture.

SARs.  No income generally will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant generally will be required to include as ordinary income in the year of exercise an amount equal to the excess of the fair market value of the common stock subject to the SAR on the date of exercise over the aggregate exercise price of the SAR. A participant who is an employee will be subject to income tax withholding on ordinary income recognized upon exercise of a SAR. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant at the time the SAR is exercised. A Plan participant’s aggregate tax basis for resale purposes in any common stock received upon exercise of a SAR is the amount taxed as ordinary income upon receipt of such common stock (generally equal to the fair market value of such common stock on the date of receipt). Any gain or loss on a sale of such common stock will be treated as capital gain or loss and will be long-term capital gain or loss if such common stock is held for more than one year after the date of issuance.

Performance Units and Other Performance-Based Awards.  No income generally will be recognized by a participant in connection with the grant of a performance unit or an Award otherwise subject to Performance Goals. Upon settlement of any such Award, the participant generally will be required to include as ordinary income in the year of payment an amount equal to the amount of any cash, and the fair market value of any non-restricted shares, actually or constructively received (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income). The amount of ordinary income recognized by the participant generally will be deductible to the Company, except to the extent that the limitations on deductibility under Section 162(m) apply.

Shares.  In the event that fully vested common stock is issued to a participant for no cash consideration, an amount equal to the fair market value of the common stock on the date of issuance is taxable to the participant as ordinary income at the time of issuance. The amount of ordinary income recognized by the participant generally will be deductible to the Company, except to the extent that the limitations on deductibility under Section 162(m) apply. The participant’s aggregate tax basis in the common stock so received will be equal to the amount taxed as ordinary income upon receipt of the common stock. Any gain or loss on a sale of the common stock will be treated as capital gain or loss and will be long-term capital gain or loss if such common stock is held for more than one year after the date of issuance.

Other Matters

The Board of Directors does not know of any matters that will be brought before the Annual Meeting or any postponement or adjournment thereof other than those listed in the notice of meeting. If any other matters are properly introduced at the Annual Meeting, or any postponement or adjournment thereof, for consideration, including consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote on such matters in their discretion.

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Certain Security Ownership Information

Security Ownership of Certain Beneficial Owners and Management

Officers and Directors

The following table shows information as of February 28, 2023 (the “Table Date”), unless otherwise indicated, regarding the beneficial ownership of NCR common stock by: (i) each named executive listed in our Summary Compensation Table; (ii) each non-employee director; and (iii) all current directors and executive officers as a group. Unless otherwise indicated, to NCR’s knowledge each person named in the table below has sole voting and investment power over the shares reported. As of the Table Date, 140,055,915 shares of the Company’s common stock were issued and outstanding, and none of the persons named in the table below owned, beneficially or of record, any shares of NCR’s Series A Convertible Preferred Stock. Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o NCR Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding

Joseph Reece, Independent Lead Director	18,462	*

Mark W. Begor, Director	38,236	*

Gregory Blank, Director	27,253	*

Catherine L. Burke, Director	27,618	*

Deborah A. Farrington, Director	41,109	*

Georgette D. Kiser, Director	25,152	*

Kirk T. Larsen, Director	27,618	*

Martin Mucci, Director	10,458	*

Laura J. Sen, Director	4,859	*

Glenn W. Welling, Director	5,260,742(2)	3.8%

Michael D. Hayford, Director and Officer	2,993,930(3)	2.1%

Frank R. Martire, Director and Officer	1,042,956(4)	*

Owen J. Sullivan, Officer	1,689,143(5)	1.2%

Timothy C. Oliver, Officer	326,194(6)	*

Donald Layden, Officer	148,662(7)	*

Current Directors, Director Nominees and Executive Officers as a Group (17 persons)	12,102,566	8.6%

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* Less than 1%.

(1) Represents shares of NCR common stock held, and options and RSUs held that will become exercisable or vest, respectively, within 60 days after the Table Date. Fractional shares are rounded to the nearest whole number. Includes the following shares deferred under our Director Compensation Program: 37,715 shares granted to Mr. Begor, 10,458 granted to Ms. Kiser, 23,316 shares granted to Mr. Larsen, and 7,559 share granted to Mr.Reece.

(2) Represents securities beneficially owned directly by Engaged Capital Flagship Master Fund, LP (“Engaged Capital Flagship Master”), Engaged Capital Co-Invest XIV, LP (“Engaged Capital Co-Invest XIV”) and held in an account (the “Engaged Capital Account”) separately managed by Engaged Capital, LLC (“Engaged Capital”). Engaged Capital serves as the general partner and investment adviser of each of Engaged Capital Flagship Master and Engaged Capital Co-Invest XIV and as the investment adviser of the Engaged Capital Account. Mr. Welling, as the founder and Chief Investment Officer of Engaged Capital, and as the sole member of Engaged Capital Holdings, LLC, which serves as the managing member of Engaged Capital, may be deemed to beneficially own the securities held by Engaged Capital Flagship Master, Engaged Capital Co-Invest XIV and the Engaged Capital Account.

(3) Excludes 820,296 RSUs held by Mr. Hayford that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(4) Excludes 15,713 RSUs held by Mr. Martire that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(5) Excludes 496,433 RSUs held by Mr. Sullivan that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(6) Excludes 431,131 RSUs and 115,141 options held by Mr. Oliver that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(7) Excludes 306,066 RSUs and 61,824 options held by Mr. Layden that are not scheduled to vest or become exercisable within 60 days after the Table Date.

Other Beneficial Owners of Common Stock

To the company’s knowledge, and as reported as of the close of business on February 14, 2023 (except as otherwise specified), the following stockholders beneficially own more than 5% of the Company’s outstanding stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding

The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	13,918,318	10.13%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	12,370,519	9.0%

(1) Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”), reporting beneficial ownership of 13,918,318 shares of the Company’s stock as of December 31, 2022. In this filing, Vanguard reported sole dispositive power with respect to 13,667,721 of such shares, shared dispositive power with respect to 250,597 of such shares and shared voting power with respect to 114,649 of such shares.

(2) Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on January 25, 2023 by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership of 12,370,519 shares of the Company’s stock as of December 31, 2022. In this filing, BlackRock reported sole power to vote or direct the vote with respect to 11,970,706 of such shares, and sole power to dispose of or to direct the disposition with respect to all 12,370,519 of such shares.

Questions Relating to this Proxy Statement - Information about Our Virtual Annual Meeting

What is the purpose of these proxy materials?

We are making this proxy statement, the notice of 2023 annual meeting and our 2022 annual report available to stockholders beginning on or about March 21, 2023 in connection with the solicitation by the Board of Directors (the “Board”) of NCR Corporation, a Maryland corporation (“NCR,” the “Company,” “we” or “us”), of proxies for the 2023 Annual Meeting of Stockholders, and any postponement or adjournment thereof (the “Annual Meeting”), to be held via a live webcast, for the purposes set forth in these proxy materials.

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How do I attend and ask questions at the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, which allows stockholders the ability to more easily attend the Annual Meeting without incurring travel costs or other inconveniences. If you are a stockholder as of the close of business on February 27, 2023, the record date for the Annual Meeting (the “Record Date”), a proxy for a record stockholder or a beneficial owner of either (i) NCR’s common stock, par value $0.01 per share (the “common stock”), or (ii) NCR’s Series A Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), in either case with evidence of ownership, you will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by registering at www.proxydocs.com/NCR prior to the deadline of 5:00 p.m. Eastern Time on April 30, 2023, which provides our stockholders with rights and opportunities to vote and ask questions equivalent to in-person meetings of stockholders. The Annual Meeting will convene at 12:00 p.m. Eastern Time, on May 2, 2023.

We recommend that you authorize a proxy to vote your shares as described below so that your vote will be counted if you later decide not to virtually attend the Annual Meeting.

How do I access the proxy materials?

We are providing access to our proxy materials (including this proxy statement, the notice of 2023 annual meeting and our 2022 annual report) over the Internet pursuant to rules adopted by the Securities and Exchange Commission (“SEC”). Beginning on or about March 21, 2023, we will send Notices of Internet Availability of Proxy Materials (each, a “Notice”) by mail to stockholders entitled to notice of or a vote at the Annual Meeting. The Notice includes instructions on how to view the electronic proxy materials on the Internet, which will be available to all stockholders beginning on or about March 21, 2023. The Notice also includes instructions on how to elect to receive future proxy materials by email. If you choose to receive future proxy materials by email, next year you will receive an email with a link to the proxy materials and proxy voting site, and you will continue to receive proxy materials in this manner until you terminate your election. We encourage you to take advantage of the availability of our proxy materials on the Internet.

Will I receive a printed copy of the proxy materials?

You will not receive a printed copy of the proxy materials unless you specifically request one. Each Notice includes instructions on how to request a printed copy of the proxy materials, including the proxy card for the Annual Meeting if you are a record holder or the applicable voting instruction form (or forms) if you are a beneficial owner, at no cost to you. In addition, by following the instructions on the Notice, you can elect to receive future proxy materials in printed form by mail. If you choose to receive future proxy materials in printed form by mail, we will continue to send you printed materials pursuant to that election until you notify us otherwise.

Can I access the proxy materials on the Internet?

Yes. The Company’s proxy statement and our Annual Report are available free of charge at SEC Filings | NCR Corporation and www.proxydocs.com/NCR. You may also obtain these materials at the SEC website at www.sec.gov or by contacting the Company’s Corporate Secretary at NCR Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007. The Annual Report is not proxy soliciting material. Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of the proxy statement.

What does it mean if I receive more than one Notice?

We are taking advantage of the householding rules adopted by the SEC that permit us to deliver only one Notice to stockholders who share an address, unless otherwise requested. This allows us to reduce the expense of delivering duplicate Notices to our stockholders who may have more than one stock account or who share an address with another NCR stockholder.

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If you have multiple common stock record accounts or multiple Series A Convertible Preferred Stock record accounts and you have received only one Notice with respect to your common stock or Series A Convertible Preferred Stock, and/or if you share an address with another NCR stockholder and you have received only one Notice:

●	you may write us at 864 Spring Street NW, Atlanta, Georgia 30308-1007, Attn: Investor Relations, or call us at 1-800-225-5627, to request separate copies of the proxy materials at no cost to you; or

●	if you no longer wish to participate in the householding program, please call 1-866-540-7095 to “opt-out” or revoke your consent.

If you have multiple NCR common stock record accounts or multiple Series A Convertible Preferred Stock record accounts and you have received multiple copies of the Notice with respect to either your common stock or Series A Convertible Preferred Stock, and/or if you share an address with another NCR stockholder and you have received multiple copies of the Notice, and you wish to participate in the householding program, please call 1-866-540-7095 to “opt-in.”

Please note that if you hold both common stock and Series A Convertible Preferred Stock, you can expect to receive a separate Notice for each class of stock. These notices are separate and will not be combined even if you have opted in or consented to householding. See “What if I hold both common stock and Series A Convertible Preferred Stock” below.

Who is soliciting my vote and who pays the cost of this proxy solicitation?

Your vote is being solicited by our Board. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal communication. We have hired Innisfree M&A Incorporated to assist in the solicitation of proxies at an estimated cost of $25,000 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and New York Stock Exchange (“NYSE”) rules, NCR also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR common stock and Series A Convertible Preferred Stock.

Who will count the vote?

Mediant Communications Inc., an independent third party, will count the votes and act as the inspector of the elections.

Who is entitled to vote at the Annual Meeting?

Record holders of our common stock and/or Series A Convertible Preferred Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting.

How many votes do I have?

Each record holder of common stock will have one vote for each share of common stock held at the close of business on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of common stock are entitled to vote. There were 140,049,384 shares of common stock outstanding on the Record Date.

Each record holder of Series A Convertible Preferred Stock will have a number of votes equal to the largest number of whole shares of common stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Convertible Preferred Stock are entitled to vote together with common stock as a single class. As of the Record Date, there were 275,685 shares of Series A Convertible Preferred Stock outstanding, which as of such date were convertible into 9,188,581 shares of common stock.

Are there any requirements on how the holders of Series A Convertible Preferred Stock must vote?

Each record holder of Series A Convertible Preferred Stock is entitled to vote in his, her or its discretion on all matters described in this proxy statement.

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How do I vote my shares?

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present (via attendance at the Annual Meeting by webcast) or if your shares are represented by proxy. Even if you plan to attend the Annual Meeting webcast, we urge you to authorize a proxy to vote your shares in advance.

If you hold both common stock and Series A Convertible Preferred Stock, you will need to vote, or authorize a proxy to vote, each class of stock separately. Please be sure to vote or authorize a proxy to vote for each class of stock separately so that all your votes can be counted. For more information, see “What if I hold both common stock and Series A Convertible Preferred Stock” below.

You can authorize a proxy to vote your shares of common stock or Series A Convertible Preferred Stock electronically by going to www.proxypush.com/NCR, or by calling the toll-free number (for residents of the United States and Canada) listed on the proxy card. Please have your proxy card in hand when going online or calling. If you authorize a proxy to vote your shares electronically, you do not need to return the proxy card. If you received proxy materials by mail and want to authorize your proxy by mail, simply mark the proxy card, and then date, sign and return it in the applicable postage-paid envelope provided so it is received no later than April 21, 2023.

Your shares of common stock or Series A Convertible Preferred Stock will be voted at the Annual Meeting as directed by your electronic proxy or the instructions on your proxy card if: (i) you are entitled to vote those shares; (ii) your proxy for those shares was properly executed or properly authorized electronically; (iii) we received your proxy for those shares prior to the Annual Meeting; and (iv) you did not revoke your proxy for those shares prior to or at the Annual Meeting or provide a later dated proxy. The method by which you vote or authorize a proxy to vote your shares will in no way limit your right to attend and vote at the Annual Meeting webcast if you later decide to do so. However, attendance at the Annual Meeting, by itself, will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting.

If you properly submit your proxy card, your shares will be voted as you direct or will be voted as specified in the above Board recommendations if you do not direct a particular vote. With respect to director elections, should any nominee be unable to serve, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by properly authorized proxies that were voted in favor of the nominee that became unable to serve will be voted FOR the substitute nominee. With respect to any other matter that may be properly brought before the Annual Meeting or any adjournment or postponement thereof, the persons designated as proxies reserve full discretion to vote in accordance with their judgment.

Please note that if you hold any of your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy for those shares by telephone, the Internet or mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold any of your shares in street name, you must obtain a “legal proxy” executed in your favor from your bank, broker or nominee to be able to vote those shares in person via attendance at the virtual Annual Meeting. Obtaining a legal proxy may take several days.

What if I hold both common stock and Series A Convertible Preferred Stock?

Some of our stockholders may hold both common stock and Series A Convertible Preferred Stock. If you are a holder of both common stock and Series A Convertible Preferred Stock, you can expect to receive a separate Notice for each class of stock (or a separate set of printed proxy materials if you previously elected to receive proxy materials in printed form).

You will need to vote, or authorize a proxy to vote, each class of stock separately in accordance with the instructions set forth herein and on the proxy card or voting instruction forms. Voting, or authorizing a proxy to vote, only your common stock will not also cause your shares of Series A Convertible Preferred Stock to be voted, and, similarly, voting, or authorizing a proxy to vote, only your Series A Convertible Preferred Stock will not also cause your shares of common stock to be voted.

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If you hold both common stock and Series A Convertible Preferred Stock, please be sure to vote or authorize a proxy to vote for each class of stock separately so that all of your votes can be counted.

How do I vote shares held under the NCR Direct Stock Purchase and Sale Plan?

If you are a participant in the Direct Stock Purchase and Sale Plan (the “DSPP”) administered by our transfer agent, Equiniti Trust Company, any proxy you authorize will also have the authority to vote the shares of common stock held in your DSPP account. Equiniti Trust Company, as the DSPP administrator, is the stockholder of record of the plan and will not vote those shares unless you provide it with instructions, which you may do by telephone, the Internet or mail.

If I authorized a proxy, can I revoke it and change my vote?

Yes, you may revoke a proxy at any time before it is exercised at the Annual Meeting by:

●	authorizing a new proxy on the Internet or by telephone;

●

properly executing and delivering another proxy card (dated as of a date later than the date of the original proxy card), which is received no later than 5:00 p.m. Eastern Time on the business day immediately prior to the Annual General Meeting;

●	voting by ballot at the Annual Meeting (attendance at the Annual Meeting without voting will not revoke a previously authorized proxy); or

●

sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 864 Spring Street NW, Atlanta, Georgia 30308-1007 that is received no later than April 26, 2023.

Only the most recent, properly authorized proxy will be exercised and all others will be disregarded regardless of the method by which the proxies were authorized.

If shares of NCR’s voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions for those shares.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting (in person via attendance at the virtual Annual Meeting by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum.

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What vote is required to approve each proposal?

Proposal	Vote required for approval(1)	Effect of Abstentions	Effect of Broker Non-Votes(2) (3)

1. Election of director nominees	Majority of votes cast for and against each nominee	No effect	No effect

2. Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers as described in these proxy materials	Majority of votes cast	No effect	No effect

3. Say on Frequency: Advisory Vote on Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers as described in these proxy materials	Majority of votes cast among 1 year, 2 years or 3 years	No effect	No effect

4. Ratification of the Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2023	Majority of votes cast	No effect	No effect

5. Second Amendment to the 2017 Stock Incentive Plan as described in these proxy materials	Majority of votes cast	No effect	No effect

(1) “Majority of votes cast” means the affirmative vote of a majority of all votes cast by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy), with the holders of Series A Convertible Preferred Stock voting on an as-converted basis.

(2) Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the results of the votes in the election of directors, the Say on Pay proposal, the Say on Frequency proposal, the proposal to ratify the appointment of our independent registered accounting firm or the proposal to amend the 2017 Stock Incentive Plan.

(3) A broker “non-vote” occurs when a broker returns a properly executed proxy containing at least one routine matter but does not vote on a particular proposal because the broker does not have the discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner regarding the proposal. Under the rules of the NYSE, brokers have the discretionary authority to vote on the ratification of our independent registered public accounting firm, but not on the election of our directors, on the Say on Pay proposal, on the Say on Frequency proposal, or on the proposal to amend the 2017 Stock Incentive Plan.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. An email address for support is provided during the registration process and a toll-free support number is provided in the email that registrants receive one hour prior to the meeting.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders of the Company have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

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When will you publish the results of the Annual Meeting?

We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K filed with the SEC following the Annual Meeting.

General Information

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person or by telephone, electronic or facsimile transmission. We have hired Innisfree M&A Incorporated to assist in the solicitation of proxies at an estimated cost of $25,000 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, NCR also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR common stock and Series A Convertible Preferred Stock.

Procedures for Nominations Using Proxy Access

Stockholders interested in submitting nominations to the Board of Directors to be included in the Company’s 2024 proxy materials pursuant to the proxy access provisions in Article I, Section 9 of the Company’s current bylaws must follow the procedures found in the Company’s bylaws. Nominations (containing the information specified in the bylaws regarding the stockholders and the proposed nominee) must be received by NCR’s Corporate Secretary no earlier than October 23, 2023, nor later than 5:00 p.m. Eastern Time on November 22, 2023.

Procedures for Stockholder Proposals and Nominations for 2024 Annual Meeting Pursuant to SEC Rule 14a-8

Stockholders interested in presenting a proposal pursuant to SEC Rule 14a-8 for possible inclusion in the proxy materials for NCR’s 2024 Annual Meeting of Stockholders must follow the procedures found in SEC Rule 14a-8 and the Company’s bylaws. To be eligible for possible inclusion in the Company’s 2024 proxy materials, all qualified proposals must be received by NCR’s Corporate Secretary no later than 5:00 p.m. Eastern Time on November 22, 2023.

Procedures for Stockholder Proposals and Nominations for 2024 Annual Meeting Outside of SEC Rule 14a-8 and Pursuant to SEC Rule 14a-19

Under the Company’s current bylaws, nominations for election of directors and proposals for other business to be considered by the stockholders at an annual meeting outside of SEC Rule 14a-8 may be made only: (i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Board; or (iii) by any stockholder of the Company that was a stockholder of record both at the time of giving of notice as provided for in our bylaws and at the time of the annual meeting, that is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and that has provided the information required by our bylaws and delivered notice to the Company no earlier than 150 days, which is October 23, 2023, nor later than 5:00 p.m. Eastern Time 120 days, which is November 22, 2023, before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, which notice must be received by NCR’s Corporate Secretary no later than March 2, 2024, which is 60 calendar days prior to the anniversary of this year’s meeting date.

NCR CORPORATION | 2023 Proxy Statement | 108

A copy of the full text of the Company’s current bylaws may be obtained upon written request to the Corporate Secretary at the address provided on Communications with Directors section of this proxy statement and online at https://www.ncr.com/about/corporate-governance.

Supplementary Non-GAAP Information

While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this proxy statement NCR also uses certain non-GAAP measures which are described below.

Non-GAAP Diluted Earnings Per Share (EPS) is determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles and transformation and restructuring activities, from NCR’s GAAP earnings per share. Due to the non-operational nature of these pension and other special items, NCR’s management uses this non-GAAP measure to evaluate year-over-year operating performance. NCR believes this measure is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with NCR’s past reports of financial results.

	FY 2022	FY 2021

Diluted Earnings Per Share (GAAP)(1)	$0.34	$0.58
Transformation and restructuring costs	0.71	0.38
Acquisition-related amortization of intangibles	0.82	0.70
Acquisition-related costs	0.06	0.71
Pension mark-to-market adjustments	(0.01)	(0.62)
Debt refinancing	-	0.28
Valuation allowance, internal entity restructuring & other tax adjustments	0.48	0.46
Separation costs	0.01	-
Russia	0.13	-
Diluted Earnings Per Share (Non-GAAP)(1)	$2.62	$2.56

(1) Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company’s Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Constant Currency. NCR presents certain financial measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, NCR’s management uses constant currency measures to evaluate period-over-period operating performance on a more consistent and comparable basis. NCR’s management believes that presentation of financial measures without this result may contribute to an understanding of the Company’s period-over-period operating performance and provides additional insight into historical and/or future performance, which may be helpful for investors.

NCR CORPORATION | 2023 Proxy Statement | 109

Twelve months ended December 31, 2022	As Reported Growth %	Favorable (Unfavorable) FX Impact	Growth % Constant Currency (non-GAAP)

Total revenue	10%	(3%)	13%
Recurring Revenue	16%	(4%)	20%
Adjusted EBITDA	10%	(6%)	16%

Free Cash Flow. NCR’s management uses a non-GAAP measure called “free cash flow” to assess the financial performance of the Company. We define free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus restricted cash settlement activity, plus acquisition-related items, less the impact from the initial sale of trade accounts receivables under the agreement entered into during the 3rd quarter of 2021, and plus pension contributions and settlements. We believe free cash flow information is useful for investors because it relates the operating cash flows of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash available after capital expenditures, which can be used for, among other things, investments in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of NCR stock and repayment of debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, since there may be other non-discretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP, and therefore NCR’s definition of this measure may differ from that of other companies. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP.

$ in millions	FY 2022	FY 2021
Net cash provided by (used in) operating activities	$447	$1,077
Total capital expenditures	(377)	(348)
Restricted cash settlement activity	27	(41)
Acquisition Related Items	-	55
Initial sale of Trade Accounts Receivable	-	(300)
Pension contributions	67	17
Free cash flow	$164	$460

Adjusted EBITDA is defined as GAAP net income (loss) from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition-related intangibles and transformation and restructuring charges (which include integration, severance and other exit and disposal costs), among others. The special items are considered non-operational so are excluded from the Adjusted EBITDA metric utilized by our chief operating decision maker in evaluating segment performance and are separately delineated to reconcile back to total reported income from operations. Management believes this format is useful to investors because it allows analysis and comparability of operating trends. It also includes the same information that is used by NCR management to make decisions regarding the segments and to assess our financial performance.

NCR CORPORATION | 2023 Proxy Statement | 110

$ In millions	FY 2022	FY 2021

Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP)	$64	$97
Transformation and restructuring costs	123	66
Acquisition-related amortization of intangibles	172	132
Acquisition-related costs	10	98
Pension mark-to-market adjustments	8	(118)
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	423	357
Loss on Debt Extinguishment	-	42
Interest expense	285	238
Interest income	(13)	(8)
Income tax expense (benefit)	148	186
Stock-based compensation expense	125	154
Separation costs	3	-
Russia	22	-
Adjusted EBITDA (Non-GAAP)	$1,370	$1,244

Special Item Related to Russia. For more information regarding the item related to Russia in the tables in this Section, see Special Item Related to Russia in Non-GAAP Financial Measures and Use of Certain Terms contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

NCR’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

NCR also uses certain other terms in this proxy statement, such as AIP EBITDA, AIP Revenue, constant currency, LTI EBITDA, LTI Recurring Revenue and Recurring Revenue as defined in the Glossary of Key Terms used in Our CD&A and Executive Compensation Table section.

The above notice and proxy statement are sent by order of the Board of Directors.

James M. Bedore

Executive Vice President, General Counsel and Secretary

Dated: March 21, 2023

NCR CORPORATION | 2023 Proxy Statement | 111

Appendix A Proposed Second Amendment to the NCR Corporation 2017 Stock Incentive Plan

Effective June 1, 2023

SECOND AMENDMENT TO THE

NCR CORPORATION 2017 STOCK INCENTIVE PLAN

WHEREAS, NCR Corporation, a Maryland corporation (the “Company”) maintains the NCR Corporation 2017 Stock Incentive Plan, which was effective as of April 26, 2017 and amended May 1, 2020 (the “Plan”);

WHEREAS, Section 12.03 of the Plan provides that the Board may amend the Plan, provided that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is otherwise required by applicable law or the listing standards of the Applicable Exchange (as defined in the Plan);

WHEREAS, the Board has determined that it is advisable and appropriate to amend the Plan to provide for an increase in the number of Shares (as defined in the Plan) that may be granted pursuant to Awards (as defined in the Plan) under the Plan; and

WHEREAS, an amendment to increase the number of Shares that may be granted pursuant to Awards under the Plan must be subject to the approval of the Company’s stockholders under the listing standards of the New York Stock Exchange.

NOW, THEREFORE, the Plan is amended, effective as of the first day of the month following the date it is approved by the holders of at least a majority of the votes cast at a duly constituted meeting of the stockholders of the Company, as follows:

Section 3.01 of the Plan is hereby amended and restated in its entirety to read as follows:

“SECTION 3.01. Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be a total of (i) 12,000,000 Shares, plus (ii) any Shares (other than the Assumed Shares) remaining available for grant under the Plan on May 2, 2023 (the “Second Amendment Date”), plus (iii) any Shares (other than the Assumed Shares) with respect to Awards granted under the Plan that are forfeited, cancelled, terminated, or expire or lapse, or are settled for cash (or otherwise again become available for grant, including, but not limited to, Shares tendered or withheld upon the exercise of an Option or SAR or Shares withheld in respect of the tax withholding obligations relating to any Award) following the Second Amendment Date, (iv) plus any Shares transferred from the Cardtronics plc Fourth Amended and Restated 2007 Stock Incentive Plan to the Plan pursuant to the M&A exemption under the rules of the Applicable Exchange (the “M&A Exemption”) on June 21, 2021 (the “Assumed Shares”) remaining available for grant under the Plan on the Second Amendment Date, which Assumed Shares shall remain subject to the limitations on Eligible Individuals who may receive grants in respect of such Assumed Shares and the original expiration date of such Assumed Shares pursuant to the M&A Exemption, plus (v) any Assumed Shares with respect to Awards granted under the Plan that are forfeited, cancelled, terminated, or expire or lapse, or are settled for cash (or otherwise again become available for grant subject to the limitations on Eligible Individuals who may receive grants in respect of such Assumed Shares pursuant to the M&A Exemption, including, but not limited to, Assumed Shares tendered or withheld upon the exercise of an Option or SAR or Assumed Shares withheld in respect to the tax withholding obligations relating to any Award) following the Second Amendment Date, which Assumed Shares shall remain subject to the limitations on Eligible Individuals who may receive grants in respect of such Assumed Shares and the original expiration date of such Assumed Shares pursuant to the M&A Exemption; in each case subject to any future adjustments as may be made pursuant to Section 3.04. The maximum number of Shares

NCR CORPORATION | 2023 Proxy Statement | A-1

that may be granted pursuant to Options intended to be Incentive Stock Options shall be 12,000,000 Shares, subject to any future adjustment as may be made pursuant to Section 3.04, and shall not be affected by the provisions of Section 3.03(b). Shares subject to an Award under the Plan may be authorized and unissued Shares.”

* * *

NCR CORPORATION | 2023 Proxy Statement | A-2

Note to Investors. This proxy statement and Annual Report contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this proxy statement and Annual Report include, without limitation, statements regarding: the Company’s business and financial strategy; the Company’s future plans relating to its workforce talent and diversity, equity and inclusion initiatives; public disclosure of the Company’s greenhouse gas emissions (GHG) and implementing an inventory management plan for Scope 1 and 2 emissions; the Company’s commitment to be net-zero by 2050 and transitioning to an Electric Vehicle fleet by 2030; publishing our global and U.S. diversity data, which will be reported in alignment with the SASB; our expectations of demand for our solutions and execution and the impact thereof on our financial results in 2023; NCR’s focus on advancing our strategic growth initiatives and transforming NCR into a software-led as-a-service company with a higher mix of recurring revenue streams; our expectations of NCR’s ability to deliver increased value to customers and stockholders; and statements regarding the planned separation of NCR into two separate companies, including, but not limited to, statements regarding the anticipated timing and structure of such planned transaction, the future commercial or financial performance of the digital commerce company or the ATM company following such planned transaction, value creation and ability to innovate and drive growth generally as a result of such transaction, and the expected capital structure of the companies at the time of and following the transaction. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:

●

Strategy and Technology: transforming our business model; development and introduction of new solutions; competition in the technology industry; integration of acquisitions and management of alliance activities; and our multinational operations;

●

Business Operations: domestic and global economic and credit conditions; risks and uncertainties from the payments-related business and industry; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event, including the impact of the coronavirus (COVID-19) pandemic and geopolitical and macroeconomic challenges; environmental exposures from historical and ongoing manufacturing activities; and climate change;

●	Data Privacy & Security: impact of data protection, cybersecurity and data privacy including any related issues;

●

Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our indebtedness, our obligations under other financing arrangements, or required repurchase of our senior unsecured notes; any lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; and write down of the value of certain significant assets;

●

Law and Compliance: our inability to protect of our intellectual property and third-party intellectual property infringement claims; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations, lawsuits and other related matters; and changes to cryptocurrency regulations;

●

Governance: impact of the terms of our Series A Convertible Preferred (“Series A”) Stock relating to voting power, share dilution and market price of our common stock; rights, preferences and privileges of Series A stockholders compared to the rights of our common stockholders; and actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders;

●

Planned Separation: an unexpected failure to complete, or unexpected delays in completing, the necessary actions for the planned separation, or to obtain the necessary approvals to complete these actions; that the potential strategic benefits, synergies or opportunities expected from the separation may not be realized or may take longer to realize than expected; costs of implementation of the separation and any changes to the configuration of businesses included in the separation if implemented; the potential inability to access or reduced access to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade; the potential adverse reactions to the planned separation by customers, suppliers, strategic partners or key personnel and potential difficulties in maintaining relationships with such persons and risks associated with third party contracts containing consent and/or other provisions that may be triggered by the planned separation; the risk that any newly formed entity to house the digital commerce or ATM business would have no credit rating and may not have access to the capital markets on acceptable terms; unforeseen tax liabilities or changes in tax law; requests or requirements of governmental authorities related to certain existing liabilities; and the ability to obtain or consummate financing or refinancing related to the transaction upon acceptable terms or at all.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that the planned separation will be completed in the expected form or within the expected time frame or at all. Nor can there be any guarantee that the digital commerce business and ATM business after a separation will be able to realize any of the potential strategic benefits, synergies or opportunities as a result of these actions. Neither can there be any guarantee that stockholders will achieve any particular level of stockholder returns. Nor can there be any guarantee that the planned separation will enhance value for stockholders, or that NCR or any of its divisions, or separate digital commerce and ATM business, will be commercially successful in the future, or achieve any particular credit rating or financial results. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET
Go To: www.proxypush.com/NCR
• Cast your vote online
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PHONE Call 1-866-250-6196
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NCR Corporation
2023 Annual Meeting of Stockholders

For Stockholders as of February 27, 2023

TIME:	Tuesday, May 2, 2023 12:00 PM, Eastern Time

PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/NCR for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael D. Hayford, James M. Bedore and Timothy C. Oliver, and each of them, as the true and lawful proxies for the undersigned, with full power of substitution in each item, and authorizes each of them, to vote all the shares of capital stock of NCR Corporation which the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given and otherwise authorizing such true and lawful proxies to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card or otherwise authorize a proxy to vote your shares at the meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

NCR Corporation

2023 Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW, “FOR” PROPOSAL 2, FOR “1 YEAR” ON PROPOSAL 3, AND “FOR” EACH OF PROPOSALS 4 AND 5.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS

1.	Election of Director Nominees
		FOR	AGAINST	ABSTAIN
	1.01 Mark W. Begor	☐	☐	☐		FOR

	1.02 Gregory Blank	☐	☐	☐		FOR

	1.03 Catherine L. Burke	☐	☐	☐		FOR

	1.04 Deborah A. Farrington	☐	☐	☐		FOR

	1.05 Michael D. Hayford	☐	☐	☐		FOR

	1.06 Georgette D. Kiser	☐	☐	☐		FOR

	1.07 Kirk T. Larsen	☐	☐	☐		FOR

	1.08 Martin Mucci	☐	☐	☐		FOR

	1.09 Joseph E. Reece	☐	☐	☐		FOR

	1.10 Laura J. Sen	☐	☐	☐		FOR

	1.11 Glenn W. Welling	☐	☐	☐		FOR

2.	To approve, on a non-binding and advisory basis, the compensation of the named executive officers as more particularly described in the proxy materials	FOR ☐	AGAINST ☐	ABSTAIN ☐		FOR

3.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	1YR ☐	2YR ☐	3YR ☐	ABSTAIN ☐	1 YEAR

4.

To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 as more particularly described in the proxy materials

		FOR ☐	AGAINST ☐	ABSTAIN ☐		FOR

5.	To approve the proposal to amend the NCR Corporation 2017 Stock Incentive Plan as more particularly described in the proxy materials.	FOR ☐	AGAINST ☐	ABSTAIN ☐		FOR

  You must register to attend the meeting online and/or participate at www.proxydocs.com/NCR

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Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

P.O. BOX 8016, CARY, NC 27512-9903

NCR Corporation

Important Notice Regarding the Availability

of Proxy Materials

Stockholders Meeting to be held on

May 2, 2023

For Stockholders as of February 27, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/NCR

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/NCR
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before April 21, 2023.

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
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When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.		* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

NCR Corporation

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K
Meeting Type: Annual Meeting of Stockholders
Date:	Tuesday, May 2, 2023
Time:	12:00 PM, Eastern Time
Place:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/NCR for more details

You must register to attend the meeting online and/or participate at www.proxydocs.com/NCR

SEE REVERSE FOR FULL AGENDA

NCR Corporation

2023 Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW, “FOR” PROPOSAL 2, FOR “1 YEAR” ON PROPOSAL 3, AND “FOR” EACH OF PROPOSALS 4 AND 5.

PROPOSAL

1.	Election of Director Nominees

1.01 Mark W. Begor

1.02 Gregory Blank

1.03 Catherine L. Burke

1.04 Deborah A. Farrington

1.05 Michael D. Hayford

1.06 Georgette D. Kiser

1.07 Kirk T. Larsen

1.08 Martin Mucci

1.09 Joseph E. Reece

1.10 Laura J. Sen

1.11 Glenn W. Welling

2.	To approve, on a non-binding and advisory basis, the compensation of the named executive officers as more particularly described in the proxy materials

3.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 as more particularly described in the proxy materials

5.	To approve the proposal to amend the NCR Corporation 2017 Stock Incentive Plan as more particularly described in the proxy materials.